UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING STATEMENT

UNDER THE SECURITIES ACT OF 1933

NorthWest Trout

Farms, Inc.

Corporate:

NorthWest Trout Farms, Inc.

1801 SW Tamarack Street

McMinnville, Oregon 97128

 (971) 267-4684

http://www.NorthWestTroutFarmsInc.com

Best Efforts Offering of 120,000 7% Convertible Preferred Stock Shares
Offering Price per 7% Convertible Preferred Stock Share: $100 (USD)
Minimum Offering: Twelve Thousand 7% Convertible Preferred Stock Share

DIVIDEND POLICY: Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Company’s Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission. A maximum of 120,000 7% Convertible Preferred Stock Shares are being offered to the public at $100 per 7% Convertible Preferred Stock Share. The minimum number of 7% Convertible Preferred Stock Shares that must be sold prior to the Company having access to the Investment Proceeds is TWELVE THOUSAND. A maximum of $12,000,000 will be received from the offering. No Securities are being offered by any selling shareholders. The Company will receive all proceeds from the sale of Securities.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 120,000 7% Convertible Preferred Stock Shares, (2) One Year from the date that this Offering is Qualified by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary of this Offering being Qualified by the United States Securities and Exchange Commission as so determined by the Company’s Management (the “Offering Period”).

DATED: January 25th, 2017

 pg. 1

THE COMPANY HAS NOT MADE ANY ARRANGEMENTS TO PLACE FUNDS RAISED THROUGH THIS OFFERING IN AN ESCROW, TRUST OR SIMILAR ACCOUNT. ANY INVESTOR WHO PURCHASES SECURITIES IN THIS OFFERING WILL HAVE NO ASSURANCE THAT OTHER PURCHASERS WILL INVEST IN THE OFFERING. ACCORDINGLY, IF THE COMPANY SHOULD FILE FOR BANKRUPTCY PROTECTION, OR A PETITION FOR INSOLVENCY BANKRUPTCY IS FILED BY CREDITORS AGAIN THE COMPANY, INVESTOR FUNDS WILL BECOME PART OF THE BANKRUPTCY ESTATE AND ADMINISTERED ACCORDING TO THE BANKRUPTCY LAWS.

THERE IS, AT THIS TIME, NO PUBLIC MARKET FOR THE SECURITIES.

THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SECURITIES AND EXCHANGE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES BEING OFFERED ARE EXEMPT FROM REGISTRATION. THE SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 pg. 2

TABLE OF CONTENTS:

 pg. 3

ITEM 2: DISTRIBUTION SPREAD

	Number of Securities Offered	Offering Price	Selling Commissions	Proceeds to Company
Per Security	-------	$100.00	$0.00	$100.00
Total Minimum	12,000	$1,200,000	$0.00	$1,200,000
Total Maximum	120,000	$12,000,000.00	$0.00	$12,000,000.00

1)

The Company is offering a maximum of 120,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOOSE THEIR ENTIRE INVESTMENT. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSURER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER MADE BY THIS OFFERING CIRCULAR, NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.   THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICIATION WOULD BE UNLAWFUL OR ANY PERSON TO WHO IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICIATION. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE AS HAS BEEN NO CHANGE IN THE AFFAIRS OF OUR COMPANY SINCE THE DATE HEREOF.

 pg. 4

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART. THE USE OF THIS OFFERING CIRCULAR FOR ANY PURPOSE OHER THAN AN INVESTMENT IN SECURITIES DESCRIBED HEREIN IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE.   THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES IN WHICH THIS OFFERING CIRCULAR RELATES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

NASAA UNIFORM LEGEND:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY THE FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

FOR ALL RESIDENTS OF ALL STATES:

THE SHARES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

 pg. 5

ITEM 3.  SUMMARY INFORMATION, RISK FACTORS AND DILUTION

Investing in the Company’s Securities is very risky.  You should be able to bear a complete loss of your investment.  You should carefully consider the following factors, including those listed in this Securities Offering.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart our Business Startups Act (“JOBS Act”). For as long as the Company is an emerging growth company, the Company may take advantage of specified exemptions from reporting and other regulatory requirements that are otherwise applicable generally to other public companies. These exemptions include:

•

An exemption from providing an auditor’s attestation report on management’s assessment of the effectiveness of the Company’s systems of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•

An exemption from compliance with any new requirements adopted by the Public Accounting Oversight Board (“PCAOB”), requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

•

An exemption from compliance with any other new auditing standards adopted by the PCAOB after April 5th, 2012, unless the United States Securities and Exchange Commission (“SEC”) determines otherwise; and

•

Reduced disclosure of executive compensation.

In addition, Section 107 of the JOBS Act provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company has chosen to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. The Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The Company will cease to be an “emerging growth company” upon the earlies of (i) when the Company has $1.0 Billion or more in annual revenues, (ii) when the Company has at least $700 Million in market value of the Company’s Common Units held by non-affiliates, (iii) when the Company issues more than $1.0 Billion of non-convertible debt over a three-year period, or (iv) the last day of the fiscal year following the fifth anniversary of the Company’s Initial Public Offering.

The Company’s Results are Substantially Dependent on Trout Prices, and Trout Prices are Subject to Large Short – and Long – Term Fluctuations Due to Variations in Supply and Demand Caused by Factors such as Biological Factors, Shifts in Consumption and License Changes

The Company’s chief product will be Trout Fish. Accordingly, the results of the Company’s operations will be substantially dependent on Trout prices. Global and regional prices of Trout are subject to significant fluctuations.

Historically, prices have been driven primarily by the global and regional supply and demand for Trout. The demand for Trout Fish is affected by a number of different factors, such as changes in customer preferences, changes in public attitude towards Trout, relative pricing of substitute products, such as poultry, pork, turkey, and beef, as well as general economic conditions, such as levels of employment, inflation, growth in gross domestic product, or GDP, disposable income and consumer confidence. Demand for Trout Fish could decrease in the future and put downward pressure on Trout prices.

The supply of Trout Fish fluctuates strongly due to variations in factors, such as feeding efficiency, biological factors, including the temperatures of the Trout Waters and fish diseases. Also, Trout Fish are generally sold as a fresh commodity with a limited time span available between harvesting and consumption further limiting producers’ ability to control supply. The consequence of these dynamics is that Trout Fish Farmers are expected to be price takers in the market from week-to-week. Increases in harvests may therefore result in a significant reduction in Trout Fish prices.

 pg. 6

In addition, an increased utilization of current production licenses or issuance of new production licenses could result in short – and/or long – term over-production in the industry, which may result in a significant reduction in Trout Fish prices.

Short-term or long-term decreases in the price of Trout Fish may have a material adverse effect on the Company’s revenues. The Company will have limited flexibility to adjust its product mix away from Trout Fish in order to accommodate changing pricing circumstances.

The Company May be Unable to Effectively Hedge It’s Exposure to Short – and Medium – Term Fluctuations in Trout Fish Prices

The Company may seek to manage its exposure to short – and – medium term fluctuations in Trout Fish prices through sales contracts and Fishpool Financial Futures as well as through secondary processing activities (as prices for secondary processed Trout Fish may be more stable than for primary processed Trout Fish). However, the Company’s contracts and financial future may not be fulfilled, or may not be available in the future, or may be ineffective in hedging the Company’s exposure to Trout Fish price fluctuations. In addition, the Company’s sales contracts and financial futures may result in price achievement below prices in an environment of rising prices. Furthermore, the Company’s secondary processing activities may not reduce the impact of fluctuating Trout Fish prices on the Company’s operations. An inability to effectively hedge the Company’s exposure to Trout Fish prices may have a material adverse effect on the Company’s financial condition, results of operations or future cash flows.

Failure to Ensure Food Safety and Compliance with Food Safety Standards Could Result in Serious Adverse Consequences for the Company

As the Company’s end products are mainly for human consumption, food safety issues (both actual and perceived) may have a negative impact on the reputation of, and the demand for, the Company’s products. In addition to the need to comply with relevant food safety regulations, it is of critical importance that the Company’s products are safe, and perceived as safe and healthy in all relevant markets.

The Company’s products may be subject to contamination by food-borne pathogens, such as Listeria Monocytogenes, Clostridia, Salmonella and E. Coli, or other contaminants. These pathogens are substances are found in the environment; therefore, there is a risk that one or more of these organisms and pathogens can be introduced into the Company’s products as a result of improper handling, poor processing hygiene or cross-contamination by the Company, the ultimate consumer or any intermediary. The Company will have little, if any, control of handling procedures one the Company ships its products for distribution.

Furthermore, the Company may not be able to prevent contamination of its fish by pollutants, such as polychlorinated biphenyls, or PCBs, dioxins or heavy metals. Such contamination is primarily the result of environmental contamination of fish feed raw materials, such as fishmeal, fish oil or raw materials from crops, which could result in a corresponding contamination of the Company’s fish feed and the Company’s fish. Residues of environmental pollutants present in the Company’s fish feed may pass undetected in the Company’s products and may reach consumers due to failure in surveillance and control systems.

An inadvertent shipment of contaminated products may be a violation of law and may lead to product liability claims, product recalls (which may not entirely mitigate the risk of product liability claims), increased scrutiny and penalties, including injunctive relief and plant closings, by regulatory agencies, and adverse publicity.

Increased quality demands from authorities in the future relating to food safety may have a material adverse effect on the Company’s business, financial condition, results of operations or cash flow. Legislation and guidelines with tougher requirements are expected and may imply higher costs for the food industry. In particular, the ability to trace products through all stages of development, certification and documentation is becoming increasingly required under food safety regulations. Further, limitations on additives and use of medical products in the Trout Fish Industry may be imposed, which could result in higher costs of the Company.

The food industry in general experiences high levels of customer awareness with respect to food safety and product quality, information and traceability. If the Company fails to meet new and exacting customer requirements, the Company could see reduced demand for its products.

 pg. 7

Government Regulation, Including Food Safety and Aquaculture Regulation, Affects the Company’s Proposed Business

Fish farming and processing industries are subject too regional, Federal and Local Governmental Regulations relating to the farming, processing, packaging, storage, distribution, advertising, labeling, quality and safety of food products. New laws and regulations, or stricter (or otherwise adverse to that of the Company) interpretations of existing Laws or Regulations, may materially affect the Company’s business or operations in the future. The Company’s operations are also subject to extensive and increasingly stringent regulations administered by environmental agencies in the jurisdictions in which the Company plans to operate. Failure to comply with these Laws, Regulations or interpretations could have serious consequences, including criminal, civil and administrative penalties, loss of production, injunctions, product recalls and negative publicity. Some environmental Non-Government Organizations, or NGOs, have advocated for fish farming to be restricted to farming in a contained environment, which would substantially increase the Company’s costs.

Relevant authorities may introduce further regulations for the operations of aquaculture facilities, such as enhanced standards of production facilities, capacity requirements, fish feed quotas, fish density, site allocation conditions or other parameters for production. Furthermore, authorities may impose stricter environmental requirements upon fish farming, e.g., restrictions or a ban on discharges of waste substances from the production facilities, stricter requirements for seabed restoration, stricter requirements to prevent fish escapes and new requirements regarding animal welfare. Investments necessary to meet new regulatory requirements and penalties for failure to comply with such requirements could be significant. Likewise, an absence of or ineffective government regulation may lead to unsustainable farming practices at an industry-wide level. The industry has been unable to cooperate to create sustainable practices in the absence of Government Regulation. The Company may rely on such regulation to help create and enforce practices that ensures the long-term sustainability of the industry. Ineffective regulation can hinder the industry's ability to implement sustainable and profitable practices. Accordingly changes in regulation or ineffective government regulation may have a material adverse effect on the fish farming industry as a whole, which could harm the Company’s business, financial condition, results of operations or cash flow.

Trade Restrictions Resulting in Suboptimal Distribution of Trout Fish may be Intensified, Creating a Negative Impact on the Price of the Company’s Trout Fish in Some Countries

Farmed Trout is produced in a limited number of countries and sold globally. Historically, trade restrictions have inhibited the optimal distribution of some species of farmed fish to the markets and impacted the price yield for the farmed fish producers in the countries affected by such restrictions. Trade restrictions could include import prohibitions, minimum import prices and high import duties, reducing the competitiveness of the Company’s products as compared to other available products. Continuous effects of such trade restrictions or introduction of new trade restrictions may have a significant impact on the Company’s ability to sell in certain regions, or the Company’s ability to charge competitive prices for its products in such regions.

The Company’s Fish Farming Operations May be Dependent on Fish Farming Licenses

Most of the jurisdictions in which the Company plans to operate may require the Company to obtain a license for each fish farm owned and operated in that jurisdiction. The Company plans to obtain and hold a license to own and operate each of its fish farms where a license is required. In order to maintain the licenses, the Company will have to operate each of its fish farms and, if the Company pursues acquisitions or construction of new fish farms in the future, it will need to obtain additional licenses to operate those farms, where a license is required. Licenses in each jurisdiction are subject to certain requirements, and the Company will be at risk of penalties (including, in some cases, criminal charges), sanctions or even loss of license if the Company fails to comply with license requirements or related regulations. The Company may also be exposed to dilution of its licenses where a government issues new licenses to fish farmers other than the Company, thereby reducing the current value of the Company’s fish farming licenses. Governments may change the way licenses are distributed or otherwise dilute or invalidate the Company’s licenses. If the Company is unable to maintain or obtain new fish farming licenses, or if new licensing regulations dilute the value of the Company’s licenses, this may have a material adverse effect on the Company’s business.

 Licenses generally require—and future licenses may require—that the Company leave the seabed under its fish farms fallow for a period of time following harvest. The Company may resume operation after a set period of time, provided that certain environmental and fish health targets are met. These requirements may increase or become more stringent, which could increase Company’s costs.

 pg. 8

The Trout Fish Farming Market is Relatively New, and the Company’s Business will Suffer if it Does Not Continue to Develop as we Expect

The market for Trout Fish Farming is relatively new. The Company cannot be certain that a viable market for the products produced by our proposed Trout Fish Farm will emerge or be sustainable. If this market does not develop, or develops more slowly than we expect, our business, results of operations and financial condition will be seriously harmed.

ANY FAILURE OF OUR PROPOSED TROUT FISH FARM COULD LEAD TO SIGNIFICANT COSTS AND DISRPUTIONS WHICH COULD REDUCE OUR REVENUE (FORCASTED OR REALIZIED) AND HARM OUR BUSINESS, FINANCIAL RESULTS AND REPUTATION.

Our business is dependent on providing our customers with safe, efficient and reliable Trout Fish Farm Products. To meet these customer requirements, we must protect our business against damage from:

•

Human Error;

•

Security Breaches;

•

Fire, Earthquake, Flood and other Natural Disasters;

•

Power Loss;

•

Sabotage and Vandalism; and

•

Similar Events.

The Company Could Incur Substantial Costs Defending Its Intellectual Property from Infringement or a Claim of Infringement

Other companies, including our competitors, may obtain patents or other proprietary rights that would prevent, limit or interfere with our ability to make, sue or sell our products or any services. As a result, we may be found on the proprietary rights of others. In the event of a successful claim of infringement against us and our failure or inability to license the infringed technology, our business and operating results would be significantly harmed. Companies in the Fish Farming Industry are increasingly brining suits alleging infringement of the proprietary rights, particularly patent rights. Any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources. Intellectual property litigation or claims could force us to do one or more of the following.

•

Cease selling, incorporating or using products or services that incorporate the challenged intellectual property;

•

Obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms; and

•

Redesign products or services

•

If we are forced to take any of the foregoing actions, our business may be seriously harmed. We may not carry adequate insurance to cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed.

Intense Production May Result in Physical Deformities, Cataracts and other Production Related Deformities, Leading to Downgrading and/or Loss of Biomass, as well as to Reputational Harm

The biological limits for how fast fish can grow have been challenged as the aquaculture industry has intensified its production. Intensive farming methods may cause production-related disorders in particular relating to physical deformities and cataracts. Research has shown that deformities can be caused by excessively high water temperatures during the fish's early life in freshwater, too little phosphorous or imbalanced mineral content in the diet, manipulation of light (simulation of daylight) to speed up the rate of growth, acidic water, too much carbon dioxide in the water during the freshwater phase and too rapid growth in the freshwater phase. These may lead to financial losses in the form of reduced growth and health, reduced quality on harvesting and damage to the industry or the Company’s reputation.

 pg. 9

The Company’s Facilities May Be the Target of Sabotage by Environmental Organizations

Some environmental organizations may aim to eradicate fish farming. The degree of doctrinal belief varies from group to group, and the majority limit themselves to spreading information about fish farming which may or may not be accurate. However, a risk of sabotage (i.e., damage to production facilities with the intention of hurting the Company financially and/or exposing the Company to negative media coverage) cannot be ruled out and may have a material adverse effect on the Company’s business, financial condition, results of operations or cash flow.

The Company is a Development Stage Business, and all Risks Associated with an Early Stage Company

NorthWest Trout Farms, Inc. commenced operations in July of 2015 as an Oregon Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that NorthWest Trout Farms, Inc. will operate profitably.

The Offering will be Conducted on a Best Efforts Basis, there can be No Assurance that the Company can Raise the Capital it Needs

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company needs at least $1,200,000 to continue operations for the next twelve months; investors bear the complete risk of losing their entire investment if the Company is unable to raise enough proceeds from this Offering to continue operations. If the Company is not able to raise the entire $12,000,000, the Company will have to limit or eliminate important expenditures, such as the purchase of certain materials and supplies, and the hiring of essential labor, lease space costs, and marking activities, all of which will hinder the Company’s ability to generate significant revenues and cause a delay in the implementation of the Company’s business plan. Moreover, the less money that the Company is able to raise through this Offering, the more risk that Investors may lose their entire investment.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

The Company is Dependent on Current Management

In the early stages of development, the Company’s business will be significantly dependent on the Company’s Founder and President, Mr. Dennis Fletcher. The departure or loss of Mr. Fletcher may negatively affect the Company’s business, unless a suitable replacement can be found in a timely fashion. The Company plans to purchase key man life insurance for Mr. Fletcher.

 pg. 10

The Company Could Potentially Face Risks Associated with Borrowing

Although the Company does not intend to incur any additional debt from the investment commitments provided in this offering, should the company obtain secure bank debt in the future, possible risks could arise.  If the Company incurs additional indebtedness, a portion of the Company’s cash flow will have to be dedicated to the payment of principal and interest on such new indebtedness.  Typical loan agreements also might contain restrictive covenants, which may impair the Company’s operating flexibility.  Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants.  A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to the rights of shareholders of the Company.  A judgment creditor would have the right to foreclose on any of the Company’s assets resulting in a material adverse effect on the Company’s business, operating results or financial condition.

Unanticipated Obstacles to Execution of the Business Plan

The Company’s business plans may change significantly.  Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements.  Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors.  Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

Management Discretion as to Use of Proceeds

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  The Company reserves the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which it deems to be in the best interests of the Company and its Investors in order to address changed circumstances or opportunities.  As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of Management with respect to application and allocation of the net proceeds of this Offering.  Investors for the Shares offered hereby will be entrusting their funds to the Company’s Management, upon whose judgment and discretion the investors must depend.

Control by Management

As of January 1st, 2017 the Company’s Managers owned approximately 100% of the Company’s outstanding Common Stock Shares and 0% of the Company's Preferred Stock Shares.  Upon completion of this Offering, The Company’s Management will own approximately 100% of the outstanding Common Stock Shares of the Company and 0% of the outstanding Preferred Stock Shares of the Company.  Investors will not have the ability to control either a vote of the Company’s Managers or any appointed officers.  See “COMPANY MANAGERS” section.

Return of Profits

The Company has never declared or paid any cash dividends on its Common Stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company’s Operations and Holdings. As a result, the Company does not anticipate paying any cash dividends to its Common Stock Holders for the foreseeable future.

No Assurances of Protection for Proprietary Rights; Reliance on Trade Secrets

In certain cases, the Company may rely on trade secrets to protect intellectual property, proprietary technology and processes, which the Company has acquired, developed or may develop in the future.  There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology.  The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated.  The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles

 pg. 11

of law pertaining to this area.  The Company, in common with other investment funds, may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

The Company’s Continuing as a Going Concern Depends Upon Financing

If the Company does not raise sufficient working capital and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital.

Raising Additional Capital by Issuing Securities May Cause Dilution to the Company’s Shareholders

The Company may need to, or desire to, raise substantial additional capital in the future. The Company’s future capital requirements will depend on many factors, including, among others:

•

The Company’s degree of success in capturing a larger portion of the Trout Fish Farm Products market;

•

The costs of establishing or acquiring sales, marketing, and distribution capabilities for the Company’s services;

•

The extent to which the Company acquires or invests in businesses, products, or technologies, and other strategic relationships; and

•

The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If the Company raises additional funds by issuing equity or convertible debt securities, the Company will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by the Company’s then-existing shareholders. Additionally, future sales of a substantial number of shares of the Company’s Common Stock, or other equity-related securities in the public market could depress the market price of the Company’s Common Stock and impair the Company’s ability to raise capital through the sale of additional equity or equity-linked securities. The Company cannot predict the effect that future sales of the Company’s Common Stock, or other equity-related securities would have on the market price of the Company’s Common Stock.

Unavailability of Rule 144 for Resales

The Company may be regarded under Rule 12b-2 of the Securities Exchange Act of 1934 as a shell company. Shareholders who hold shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 is not available for the resale of securities initially issued by either reporting or non-reporting shell companies (other than a business combination related shell company) or an issuer that has been, at any time previously, a reporting or non-reporting shell company, unless the issuer meets specified conditions. A security holder may resell securities pursuant to Rule 144’s Safe Harbor if the following conditions are met:

1)

The Issuer of Securities that was formerly a reporting or non-reporting company has ceased to be a shell;

2)

The Issuer of the Securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

3)

The Issuer of the Securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

4)

At least one year has elapsed from the time the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

The Company’s Preferred Stock is Equity and is Subordinate to all of our Existing and Future Indebtedness; our ability to Declare Annual Dividends on the Preferred Stock may be Limited

The Company’s Preferred Stock Shares are equity interest in the Company and do not constitute indebtedness. As such, the Preferred Stock will rank junior to all indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would be customarily be payable on specified due dates, in the case of preferred stock, like the Preferred Stock being offering through this Offering, (1) dividends are payable only when, as and

 pg. 12

if authorized and declared by the Company’s Board of Directors and (2) as an early stage company, our ability to declare and pay dividends is subject to the Company’s ability to earn net income and to meet certain financial regulatory requirements.

Dividends on the Company’s Preferred Stock is Cumulative

Dividends on the Company’s Preferred Stock is Cumulative. If the Company’s Board of Directors does not authorize and declare a dividend for any dividend period, holder of the Company’s Preferred Stock will not be entitled to receive a dividend cash payment for such period, and such undeclared dividend will accrue and become payable at a later dividend payment date. The Company’s Board of Directors may determine that it would be in the Company’s best interest to pay less than the full amount of the stated dividend on our Preferred Stock, at which time the undeclared portion of the dividend will accrue and become payable at a later dividend payment date. Factors that would be considered by the Company’s Board of Directors in making this determination are the Company’s financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations, and such other factors as our Board of Directors may deem relevant.

Certain Factors Related to Our Common Stock

Because the Company’s Common Stock may be considered a "penny stock," and a shareholder may have difficulty selling shares in the secondary trading market.

The Company’s Common Stock Securities may be subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "qualified investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as the Company’s Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for the Company to raise capital in the future through sales of equity in the public or private markets.

The price of the Company’s Common Stock may be volatile, and a shareholder's investment in the Company’s Common Stock could suffer a decline in value.

There could be significant volatility in the volume and market price of the Company’s Common Stock, and this volatility may continue in the future. The Company’s Common Stock will be listed on the OTC Markets “OTCQB” or “OTCQX”, where there is a great chance for market volatility for securities that trade on these markets as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the Fish Farm Industry, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

Secondary Market

Prior to this offering, there has been no public market for the Company’s Preferred Stock. There are no assurances that the Company’s Preferred Stock will ever be listed on any regulated securities exchange. There can be no assurance that an active trading market for the Company’s Preferred Stock will develop, or, if developed, that an active trading market will be maintained. If an active market is not developed or sustained, the market price and liquidity of the Company’s Preferred Stock may be adversely affected.

The Company is not currently preparing any application for the Company's Securities to be admitted to listing and trading on the OTC Market or Regulated Market. There can be no assurance that a liquid market for the Securities will develop or, if it does develop, that it will continue. If a market does develop, it may not be liquid. Therefore, investors may not be able to sell their Securities easily or at prices that will provide them with yield comparable to similar investments that have a

 pg. 13

developed secondary market. Illiquidity may have a severely adverse effect on the market value of the Securities and investors wishing to sell the Securities might therefore suffer losses.

The Company’s Securities initially may be listed for trade on a Closed Trading System with Limited Volume and Liquidity

The Company’s securities may not be freely quoted for trading on any stock exchange or through any other traditional trading platform. The Company’s securities may be issued, available for purchase and may be traded exclusively on a specific trading system that is registered with the United States Securities and Exchange Commission as an “Alternative Trading System” or an “ATS”. The Company does not have any plans to trade its securities on a specific ATS as of the date of this filing. Any disruptions to the operations of an ATS or a Broker Dealer’s Customer Interface with an ATS would materially disrupt trading in, or potentially result in a complete halt in the trading.

Because the Company’s Securities may be traded exclusively on a closed trading system, it is a possibility that there will be a limited number of holders of the Company’s Securities. In addition, an ATS is likely to experience limited trading volume with a relatively small number of securities trading on the ATS platform as compared to securities trading on traditional securities exchanges or trading platforms. As a result, this novel trading system may have limited liquidity, resulting in a lower or higher price, or greater volatility than would be the case with greater liquidity. Investors may not be able to resell their securities on a timely basis, or at all.

The Number of Securities Traded on an ATS May be Very Small, Making the Market Price More Easily Manipulated

While the Company understands that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for the Company’s Securities because the ATS the Company chooses may be a closed system that does not have the same breath of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

An ATS is Not a Stock Exchange and has Limited Quoting Requirements for Issuers, of for the Securities Held

Unlike the more expansive listing requirements, policies and procedures of the NASDAQ Global Market or other NMS Trading Platforms, there are no minimum price requirements and limited listing requirements for securities to be traded on an ATS. As a result, trades of the Company’s Securities may not be at prices that represent the national best bid or offer prices that could be considered similar securities.

Shares of the Company’s Preferred Stock and Common Stock may in the future be Subject to the Penny Stock Rules

The Company plans to list its securities on the OTC Markets Group’s OTCQB or OTCQB in 12 to 36 months of the completion of this Offering. Company’s Common Stock and Preferred Stock may in the future if traded on the OTC Market Group’s “OTCQB”, which may well make it difficult for a purchaser of Shares of the Company’s Common Stock or Preferred Stock to sell all, or a part of the Common Stock or Preferred Stock Shares when the purchasers wish, or, if the Common Stock or Preferred Stock Shares can be sold, to get what the purchaser may consider to be an adequate price for the Common Stock or Preferred Stock Shares. The Shares of the Company’s Common Stock may trade at prices which make them subject to the United States Securities and Exchange Commission’s “Penny Stock Rules”, which may also limit the liquidity of the Common Stock Shares, or adversely affect the price at which the Common Stock Shares can be sold, or both.

The Company Cannot Assure Investors that the Market for the Company’s Common Stock will Continue at any Trading Volume, or that the Market Price of Shares of the Company’s Common Stock Will Not Decline Following Conversion

The Company cannot predict the prices at which the Company’s Common Stock will trade. The offering price for the Shares being sold in this Offering has been determined by the Company based largely on the Company’s perception of the amount of money in which the Company needs to raise at this time to grow the Company. The Company cannot assure

 pg. 14

you that the Offering price per Share will bear any relationship on the market price of the Company’s Common Stock may trade after converting of the 7% Convertible Preferred Stock Shares.

The Market Price for the Company’s Common Stock May Fluctuate Significantly

The market price and liquidity of the market for the Company’s Shares of Common Stock that will prevail in the market after an investor converts from the 7% Convertible Preferred Stock Shares to the Company’s Common Stock Shares may be higher or lower than the price that Investors of the Company’s Common Stock pay for the Common Stock at the time the Investors purchase the 7% Convertible Preferred Stock Shares, and may be significantly affected by numerous factors, some of which are beyond the control of the Company, and may not be directly related to the Company’s operating performance. These factors include, but are not limited to:

•

Significant volatility in the market price and trading volume of securities of companies in the Company’s Market Sector, which is not necessarily related to the operating performance of these companies;

•

The mix of products and services that the Company provides during any period;

•

Delays between the Company’s expenditures to develop and market the Company’s products and services, and the generation of sales from those marketing efforts;

•

Changes in the amount that the Company spends to expand its products to new areas, or to develop new products and services;

•

Changes in the Company’s expenditures to promote its products and services;

•

Announcements of acquisitions by the Company, or one of the Company’s competitors;

•

Changes in regulatory policies or tax guidelines;

•

Changes or perceived changes in earnings, or variations in operating results;

•

Any shortfall in revenue, or net income, or any increase in losses from levels expected by Investors or securities analysts; and

•

General economic trends and other external factors.

If Equity Research Analysts Do Not Publish Research Reports about the Company, of if the Research Analysts Issue Unfavorable Commentary or Downgrade the Company’s Common Stock Shares, the Price of the Company’s Common Stock Shares Could Decline

The trading market for the Company’s Common Stock Shares will rely in part on the research and reports that equity research analysts publish about the Company, and the Company’s business. The Company does not have control over research analysts, and the Company does not have commitments from research analysts to write research reports about the Company. The price of the Company’s Common Stock Shares could decline if one or more equity research analysts downgrades the Company’s Common Stock Shares, issues an unfavorable commentary, or ceases publishing reports about the Company.

Future Sales of the Company’s Shares Could Reduce the Market Price of the Company’s Common Stock Shares

The price of the Company’s Common Stock could decline if there are substantial sales of the Company’s Common Stock, particularly by the Company’s Directors or its Executive Officer(s), or when there is a large number of Shares of the Company’s Common Stock available for sale. The perception in the public market that the Company’s Stockholders might sell the Company Shares could also depress the market price of the Company’s Shares. If this occurs, or continues to occur, it could impair the Company’s ability to raise additional capital through the sale of securities should the Company desire to do so.

 pg. 15

Offering Price

The price of the Securities offered has been arbitrarily established by our current Managers, considering such matters as the state of the Company’s business development and the general condition of the industry in which it operates.  The Offering price bears little relationship to the assets, net worth, or any other objective criteria.

Compliance with Securities Laws

The Company’s Securities are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, and applicable state securities laws.  If the sale of Securities were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of Securities.  If a number of purchasers were to obtain rescission, we would face significant financial demands, which could adversely affect the Company as a whole, as well as any non-rescinding purchasers.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF OREGON, IN THE COUNTY OF YAHHILL. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Projections:  Forward Looking Information

Management has prepared projections regarding anticipated financial performance.  The Company’s projections are hypothetical and based upon a presumed financial performance of the Company, the addition of a sophisticated and well funded marketing plan, and other factors influencing the business. The projections are based on Management’s best estimate of the probable results of operations of the Company and the investments made by management, based on present circumstances, and have not been reviewed by independent accountants and/or auditing counsel.  These projections are based on several assumptions, set forth therein, which Management believes are reasonable.  Some assumptions, upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management’s control.  Therefore, actual results of operations will vary from the projections, and such variances may be material.  Assumptions regarding future changes in sales and revenues are necessarily speculative in nature.  In addition, projections do not and cannot take into account such factors as general economic conditions, unforeseen regulatory changes, the entry into a market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company’s business.  While Management believes that the projections accurately reflect possible future results of operations, those results cannot be guaranteed.

 pg. 16

ITEM 4.    DILUTION

An early-stage company typically sells its shares (or grants options over its shares) to its founders and early employees at a very low cash cost, because they are, in effect, putting their “sweat equity” into the company. When the company seeks cash from outside investors, the new investors typically pay a much larger sum for their shares than the founders or earlier investors, which means that the cash value of the new investors stake is diluted because each share of the same type is worth the same amount, and the new investor has paid more for the shares than earlier investors did for theirs.

The Company has not had any stock sales within the last year. The Company currently has 1,000,000 Shares of Common Stock issued to a total of ONE Shareholder:

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dennis Fletcher NorthWest Trout Farms, Inc 1801 SW Tamarack Street McMinnville, Oregon 97128	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares

Future Dilution

The Company, for business purposes, may from time to time issue additional shares, which may result in dilution of existing shareholders. Dilution is a reduction in the percentage of a stock caused by the issuance of new stock. Dilution can also occur when holders of stock options (such as company employees) or holders of other optionable securities exercise their options. When the number of shares outstanding increases, each existing stockholder will own a smaller, or diluted, percentage of the Company, making each share less valuable. Dilution may also reduce the value of existing shares by reducing the stock’s earnings per share. There is no guarantee that dilution of the Common Stock will not occur in the future.

 pg. 17

ITEM 5.    PLAN OF DISTRIBUTION

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 120,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is TWELVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

The Securities to be offered with this proposed offering shall be initially offered by Company’s founder and Chief Executive Officer, Mr. Dennis Fletcher. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to NorthWest Trout Farms, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

The Company reserves the right to reject any Investor’s subscription in whole or in part for any reason. If the Offering terminates or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this Offering. These materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although these materials will not contain information in conflict with the information provided by this Offering and will be prepared with a view to presenting a

 pg. 18

balanced discussion of risk and reward with respect to the Securities, these materials will not give a complete understanding of this Offering, the Company or the Securities and are not to be considered part of this Offering Circular. This Offering is made only by means of this Offering Circular and prospective Investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Securities.

ITEM 6. USE OF PROCEEDS TO ISSUER

The Company seeks to raise maximum gross proceeds of $12,000,000 from the sale of Securities in this Offering.  The Company intends to apply these proceeds substantially as set forth herein, subject only to reallocation by Company Management in the best interests of the Company.

C.

Sale of Company 7% Convertible Preferred Stock Shares

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Proceeds from Sale of Securities	$11,925,000	99.375%	$1,125,000	93.75%

D.

Offering Expenses

Category	Maximum Proceeds	Percentage of Total Proceeds	Minimum Proceeds	Percentage of Proceeds
Offering Expenses	$75,000	0.625%	$75,000	6.25%

Footnotes:

1)

The Company is offering a maximum of 120,000 7% Convertible Preferred Stock Shares at the price indicated

2)

Additional Fees for Legal Review and Opinion(s), Accounting Costs, and costs related to the drafting of this Registration Statement and Professional Services Fees should not exceed $75,000 USD. Any costs above $150,000 will be paid by the Executives of the Company.

3)

The Shares will be offered on a “best-efforts” basis by the Company’s Officers, Directors and Employees, and may be offered through Broker-Dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. As of the date of this Offering Circular, no selling agreements had been entered into by the Company with any Broker-Dealer firms. Selling commissions may be paid to Broker-Dealers who are members of FINRA with respect to sales of Shares made by them and compensation may be paid to consultants in connection with the Offering of Shares. The Company may also pay incentive compensation to Registered Broker-Dealers in the form of Common Stock or Stock Options with the Company. The Company will indemnify participating Broker-Dealers with respect to disclosures made in the Offering Circular.

4)

The Shares are being Offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 1 Offerings, with an option to amend the Offering to Regulation A Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 Offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A.

 pg. 19

NorthWest Trout Farms, Inc. - Use of Investment Proceeds

Commercialization Program

Through integrated aquatic animal health management, metrics, genetic improvement, improved production Systems and Management strategies, the Company’s engineered design when commercialized will allow urban areas to process their food waste locally, with reduced cost, space and drastically reduce methane gas emissions, all while creating a renewable feedstock and Promoting sustainable food waste policy.

The Company’s expects production capacity of 80,000 lbs. annually of marketable Organic Trout by the beginning of the Company’s second year, with gross revenue of $276,000.00 at current market value of 3.78 lb. (non-organic), with an expected production capacity of 160,000 lbs. annually of marketable Organic Trout within three years. The Company expects its Organic Trout product to generate an annual gross revenue of $980,000 at the end of year three.

The Company expects production capacity of 32,000 lbs. annually of marketable Organic fruits and vegetables by the beginning of the Company’s second year with annual gross revenue of $112,000.00 at current market value of 3.50 lb. The Company expects production capacity of 64,000 lbs. annually of marketable Organic Fruits and Vegetables by end of year three, with gross revenue of $160,000.00 at a market value of $2.50 lb. These harvests occur multiple times annually and vertical hydroponic farming allows for flexible or species specific harvests.

Marketable byproducts generated by the operation include: (a) insect based fish feed (up to 3 tons of surplus a day at $2K per ton market value 2014), (b) biodiesel from feedstock larvae fat extraction (300 gallons/day at full production; only 150 gallons/day required to power facility machinery surplus fuel appropriated for support vehicles), (c) compost tea (market value $27/gallon, high demand in local and regional organic farmers); volume est. 5,000 gal per year, (d) worm castings (common, in-demand fertilizer across multiple local markets) volume and price TBD, (e) fish emulsions (common, in-demand fertilizer across multiple local markets) surplus volume and price TBD Fish emulsions to be consumed on site to sustain Hydroponic vegetable garden .

The Company expects insect based feed production capacity of 3 metric tons per day by the beginning the Company’s second year, with an expected production capacity of 5 metric ton per day (3.5 metric ton a day) surplus within three years.

While currently there is not a large market for insect based meal, the expected profit ratio is phenomenal. Fish meal has been typically used as feed in the past which is harvested from the ocean and is not sustainable in fact the little fish similar to a sardine is almost depleted. The current market price is $2000 per metric ton. If the Company sold the Insect meal for $1000 per metric ton as an introductory price; at full capacity production we should expect $1,800,000 in sales a year.

 pg. 20

Commercialization Program

Integrated Aquatic Animal health management, Metrics, Genetic improvement, improved production Systems and Management strategies. Our engineered design when commercialized will allow urban areas to process their food waste locally, with reduced cost, space and drastically reduce methane gas emissions. Whilst creating a renewable feedstock and Promoting sustainable food waste policy.

We expect production capacity of 80,000 lbs. annually marketable Organic trout by the beginning of our second year, gross revenue of $276,000.00 at current market value of 3.78 lb. (non-organic), with an expected production capacity of 160,000 lbs. annually marketable organic trout within three years. we expect our Organic trout product to generate an annual gross revenue of $980,000 at the end of year three.

We expect production capacity of 32,000 lbs. annually of marketable Organic fruits and vegetables by the beginning of our second year with annual gross revenue of $112,000.00 at current market value of 3.50 lb. We expect production capacity of 64,000 lbs. annually of marketable Organic fruits and vegetables by end of year three, with gross revenue of $160,000.00 at a market value of $2.50 lb. These harvests occur multiple times annually and vertical hydroponic farming allows for flexible or species specific harvests.

Marketable byproducts generated by the operation include: (a) insect based fish feed (up to 3 tons of surplus a day at $2K per ton market value 2014), (b) biodiesel from feedstock larvae fat extraction (300 gallons/day at full production; only 150 gallons/day required to power facility machinery surplus fuel appropriated for support vehicles.), (c) compost tea (market value $27/gallon, high demand in local and regional organic farmers); volume est. 5,000 gal per year, (d) worm castings (common, in-demand fertilizer across multiple local markets) volume and price TBD, (e) fish emulsions (common, in-demand fertilizer across multiple local markets) surplus volume and price TBD Fish emulsions to be consumed on site to sustain Hydroponic vegetable garden . Given full funding, operation will be profitable within 1 fiscal year.

We expect insect based feed production capacity of 3 metric tons per day by the beginning of our second year, with an expected production capacity of 5 metric ton per day (3.5 metric ton a day) surplus within three years.

While currently there is not a large market for insect based meal, the expected profit ratio is phenomenal. Fish meal has been typically used as feed in the past which is harvested from the ocean and is not sustainable in fact the little fish similar to a sardine is almost depleted. The current market price is $2000 per metric ton. If we sold the Insect meal for $1000 per metric ton as an introductory price; at full capacity production we should expect $1800000 in sales a year.

 pg. 21

                                        See operating budget below

                                              2017 Northwest Trout Farms Inc. Budget

Land purchase                                                                                       $208,000.00

Legal fees                                                                                                 $75,000.00

Permits: building/h20 storage/water rights                                         $10,963.00

Engineering                                                                                             $55,000.00

Power                                                                                                       $60,000.00

Pollution discharge permit   (Tier1 initial)                                           $61,157.00

Feed rearing facility/ Proto type development                                      $47,600.00

Feed production plant (Inc. setup and training)                                  $32,500.00

Hatchery                                                                                                 $120,500.00

Hydroponic garden                                                                                 $78,420.00

Managers residence                                                                                $60,000.00

Bunkhouse                                                                                               $35,000.00

Bridge                                                                                                       $50,000.00

Road Improvement                                                                               $100,000.00

Gate                                                                                                          $10,000.00

Computers (2)

  $5,000.00

Facility SAR canine includes training (To be named Highway)          $3,150.00

                         Annual     Northwest Trout Farms Inc. Budget

 Founder/CEO to act as Facility/Hatchery Manager for first two years

 Founder/CEO                                                                                         $120,000.00

 Executive Assistant                                                                                  $36,000.00

 Liaison/ HR                                                                                              $96,000.00

 Hatchery Manager         40 hrs. Wk. x 52 weeks                                  $35,000.00

 Feed/Garden Manager  40 hrs. Wk. x 52 weeks                                  $35,000.00

 Laborer/CDL driver      40 hrs. Wk. x 52 weeks                                  $32,000.00

 Laborer 2                        40 hrs. Wk. x 52 weeks                                  $32,000.00

 Laborer 3                        40 hrs. Wk. x 52 weeks                                  $32,000.00

 Accountant                                                                                              $10,000.00

Total   for Labor   428,000.00 + 178,000.00 Insurance Benefits

Total Labor              Yr.1 and 2   $571,000.00                           Yr.3   $606,000.00

 pg. 22

Admin supplies                                                                                          $2,482.00

Founder Insurance policy, company liability                                        $7,753.00

Permits: Propagation/transport licensing                                            $10,565.00

Travel/workshop (Annual)                                                                    $20,000.00

 Pollution discharge permits                                                                    $2,700.00

Consulting fees 60 days @ $250.00 a day                                             $15,000.00

Entomology, Marine biology testing / sanitation, supplies                 $45,000.00

Equipment Rental /leases                                                                       $10,300.00

Transportation/Distribution Costs                                                        $25,000.00

First aid support station supplies includes Internet/satellite link        $7,500.00

 Total Annual        Budget       Yr.1-2   $717,300.00           Yr3           $752,300.00

2017    Expenditures         $1,729,590.00                  Revenue     $499,000.00

2018    Expenditures         $717,300.00                     Revenue     $1,465,000.00

2019     Expenditures        $752,300.00                     Revenue     $1,963,000.00

2020    Expenditures         $752,300.00                     Revenue     $19,785,000.00

Est. Food waste gross revenue                 (yr. 1) $111,000    (2) $325,000   (3) $645,000   (4) $645,000

Est. Organic Trout gross revenue            (yr. 1) $276,000    (2) $578,000   (3) $980,000   (4) 980,000

Est. Organic Fruit/veg gross revenue       (yr. 1) $112,000   (2) $112,000   (3) $160,000  (4) $160,000

Est. Insect based feed gross revenue        (yr. 1) $0   (2) $450,000   (3) $16,000,000          (4) $18,000,000

 pg. 23

ITEM 7. DESCRIPTION OF BUSINESS

Overview

The Company will raise 100% organic native Heirloom Trout using a vertically integrated, scalable process that:

This process produces a healthier, more marketable and sustainable product, while lowering losses of fish due to bacteria and viruses;

This process eliminates food waste that would otherwise go into the landfill. (Organic fruits and vegetables are used for producing a viable feedstock i.e. Black soldier fly larvae)

This process improves genetics as well as Protects and enhances the environment

This process generates marketable byproducts creating multiple revenue streams

The Company’s success is predicated on one simple concept: Do not dictate Nature (that doesn't work) rather understand, support and enhance it.

NOTE ON ENHANCEMENT: The Company is not referring to altering or "engineering" the natural order, rather concentrating and accelerating natural processes.

 pg. 24

These are some of the ways that the Company’s approach is different (and better) than existing commercial fish farming operations:

The Company has a unique understanding of fish biology as well as Entomology (insect rearing), food chain systems, habitat and the environment which drive our process design;

The Company’s “facility” is located on a secure, isolated natural area (on the Oregon coast) where fresh ocean breezes and pure coastal stream water provide perfect conditions and resources without the particulate and  runoff  pollution found in most commercial settings;

Power for the operation is provided by on-site hydroelectric generator;

Back-up power is provided by a biodiesel generator;

By reducing or eliminating the need for chemical and antibiotic treatments, and reducing energy inputs, the Company’s system drastically reduces fish die off at a substantial savings over current approaches;

Multiple harvest cycles of organic vegetables through our integrated indoor hydroponics system adds further value to our program.

Why?

16 million fish die a year in Oregon fish hatcheries alone (ODFW 2015 annual report), disease and bacteria account for 90 % of all fish losses (USDA 2015 Trout production market report).

“This is a common theme in the US and worldwide, as is the rising cost of fish meal based feedstock which is not sustainable” (USDA 2014 market report) and aging outdated hatcheries which threaten one of our greatest natural resources. In terms of productivity, genetics and overall health of the species. Losses suffered are almost immeasurable, ODFW is facing a 37 million budget deficit for 2015-17 cycle (ODFW 2015-2017 Budget proposal).

Unfortunately, no agencies have yet created a self-sustaining fish hatchery. Such a hatchery would lower losses, improve genetics of the species and drastically lower costs. While creating a renewable feedstock and at the same time reduce methane gas emissions in our landfills.

The current methods are inefficient, have high operating costs and exuberant maintenance costs. (ODFW 2014 annual report), as the needed next generation hatchery has not been developed or commercialized. The key technical and economic hurdles that have limited progress in this area are the rising cost of fish feed, high energy costs, and ailing hatcheries struggling to keep up with federal mandates. We are running out of land mass to provide for the worlds protein needs.

 pg. 25

•

According to the Dept. of Agriculture by the year 2030; 2/3 of the worlds seafood will be raised in an aquaculture setting,

•

Carbon efficiency – It takes two years and valuable resources for beef to reach maturity to be used as a viable protein source. Recycling Omega-3 Fatty Acids using bio conversion (insect based feed) the Company has a viable protein source 46% in 30 days; this creates value from agricultural and food waste (Organic fruits and vegetables are used for producing a viable insect based feedstock. Black Soldier fly larvae and Red worms)

Oregon is poised to be the front runner of true sustainability, as the State has the natural resources.

Northwest Trout Farms process has the potential to boost Oregon’s economy and replace aging hatcheries with a sustainable system.

?

Lowers losses by 60% using industry density standards

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Lowers operating costs by 80%

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Lowers energy costs by 95%

?

Lowers feed cost by 50% possibly more

?

No chemicals, antibiotics, and vaccinations needed = healthy food products lower health costs

?

Multiple species reared simultaneously = product diversity

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Multiple harvests annually = more production smaller carbon footprint

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53,233 lbs. of the total fish released (4,009.06 lbs.) in Oregon’s waterways were purchased from a single private Hatchery (ODFW2014 propagation report); well below 8% mark

?

Having more than one private hatchery rearing fish for release lessens the burden On ODFW, allowing them to focus on biological testing, fish restoration, long term studies etc. Lower licensing fees = more people come to Oregon to fish and vacation

?

Using food waste as a viable feed stock for insect based feed that otherwise ends up in landfill, lowers methane emissions. Less road and highway maintenance and fuel emissions.

It is the goal of this project to demonstrate the feasibility of clearing these hurdles with the innovative next generation 100% vertically integrated hatchery design being proposed by Northwest Trout Farms, Inc. The Company has taken great leaps in this area, successfully rearing Black soldier fly larvae for over a year and now have a large stabilized colony.

 pg. 26

While the Company currently has limited preliminary data, others have published their findings.

(“Fish Offal Recycling by the Black Soldier Fly Produces a Foodstuff High in Omega-3 Fatty Acids.” Hilare S. Newton, Sheppard, Tomberlin.et al.  Journal of the World Aquaculture Society. Volume 38 Issue 2.  Pages 309-313.  May 2007)

(“Fly prepupae as a feedstuff for rainbow trout, Oncorhynchus mykiss.” St-Hilaire S, Sheppard C, Tomberlin JK, Irving S, Newton L, McGuire MA, Mosley EE, Hardy RW, Sealey W, 2007. Journal of the World Aquaculture Society, 38:59-67.)

(“Rearing Methods for the Black Soldier Fly (Diptera: Stratiomyidae).” Sheppard, D. Craig. J. Tomberlin, J. Joyce, B. Kiser, and S. Sumner. Journal of Medical Entomology. Short Communication. 2002)

(“Soldier fly Hermetia illucens L., as feed for channel catfish, Ictalurus punctatus (Rafinesque) and blue tilapia, (Oreochromis aureus) (Steindachner).” Bondari K, Sheppard DC 1987.  Aquaculture and Fisheries Management 18:209-220.)

More Why?

Current methods are costly, using nonrenewable energy, open ponds, antibiotics, and chemicals to obtain limited annual harvests.

How The Company is Different

The Company rears trout using a vertically integrated, scalable process as an innovative and cost effective alternative, that Addresses consumer demand for healthy and sustainable food products. The Company’s self-sustaining hatchery is engineered with specialized energy-efficient turbines; insect based feed, covered ponds, and vertically integrated hydroponic-gardens. By eliminating the need for chemical and antibiotic treatments, and reducing energy inputs, our system Improves fish genetics,

o

Reduces fish die off by 60% using industry density standards at a substantial savings over current approaches.

o

Higher yields, multiple harvests annually, multiple species reared simultaneously

o

Creates value from agricultural and food waste (Organic fruits and vegetables are used for producing a viable insect based feedstock. Black Soldier fly larvae and Red worms)

o

Improves fish genetics and lowers losses

o

Generates marketable byproducts, creating multiple revenue streams

 pg. 27

Vision Statement

Northwest Trout Farms, Inc. commits to be on the leading edge of self-sustainability; whilst replenishing one of our greatest natural resources without using traditional energy sources.    By moving the Company’s proprietary design toward demonstration and validation; unlike currently used nonrenewable methods, such as dumping of food waste in landfills. The Company’s design when commercialized will allow urban areas to process their food waste locally, with reduced cost, space and drastically reduce methane gas emissions. Whilst creating a renewable feedstock and promoting sustainable food waste policy.

Mission Statement

The Company provides consumers with a 100% organic produce; a true Native Heirloom Trout. Using only organic farming techniques, where chemicals are not used and the feed source is a natural component of the diet of the species; contributing to improving the environment, holding the Company to the highest industry standards while providing a safe work environment with respect, rewards, and motivations to its employees.

Core Principles-Changing the world one fish at a time

•

Safety

•

Integrity

•

Accountability

•

Perseverance

Location

The Company’s facilities rest on 30 acres in Tillamook County Oregon; T 6S R 10w lot 2200, Address 14005 Bauer rd. Neskowin, Ore 97149 Located eight minutes due north off Highway 18 and 8 minutes due east off Highway 101.  The Hatchery /Feed facilities primary energy source is two 20kw hydro-powered (turbines) supplemented with one back up bio-diesel generator. This property is one mile behind a locked commercial gate off the grid. There is an easement to property provided by a Timber Company who also maintains the road. There are two creeks flowing through the property. The Neskowin Creek has an average GPM flow of 680 and Perseverance creek has an average GPM flow of 600. These averages were comprised of four samples taken over a two-year period (July, Jan). The average water temp in July was 56 degrees, and the January sample was 52 degrees. These were comprised of eight samples. Both creeks have been tested and found to be free of all contaminants and bacteria. It is the industry standard; to assume cc 50 lbs for every GPM of water available.

Trout Production

The natural resources available on this site are more than adequate to sustain a hatchery and a manager’s residence with a projected production rate of 160,000 lbs. annually

 pg. 28

harvested marketable trout, to be purchased at market value; USDA 2015 market price report stated $3.78 Avg. price per pound. The Company anticipates a much higher price for it’s Organic products. Any Trout not sold during the optimum market value price window 8-12 “will be pulled for processing, packaging and distribution under the Brand; “Northwest Trout Farms Smoked Variety Meats”. (current market value for smoked fish is anywhere from $12.00-$30.00 a lb. depending on species, location (West coast vs East coast, Worldwide). This will allow the Company to compensate for any fluctuation in market value and allow us to be competitive under any circumstance.

Hydroponic Vegetable Garden

The building will be engineered to accommodate a 1000 sq. ft. hydroponic vegetable garden, where the Company will produce organic vegetables using the fish emulsions from hatchery for fertilizer.

                  Inside Hydroponic Garden – ENGINEERED LIGHTING

 8- Eco-Grow1 60 watt LED Bars are ideal for vertical/horizontal aquaculture farming

Size 4’ length x 2” wide conforms to ANSI/UL STD 8750

-

-

By using these LEDs, the Company drastically lowers energy costs. Individual magnetic wavelength components not only have a 50,000 hr. life expectancy, but also allow the Company to adjust intensity and wavelengths individually as needed to complete vegetation cycle as well as flowering cycle, which is ideal for vertical/horizontal aquaculture farming (The Industry standard has been to use 1000 watt Metal Halide/HPS Sun setter switchable ballast full spectrum for veg cycle and ultra violet/infra-red for flowering).

-

Using the vertically integrated Hydroponic system with low energy high output engineered LED  lighting and directly utilizing fish emulsion from hatchery, is very cost effective, and is an efficient and sustaining process. This process delivers consumers a viable organic sustainable product that enhances the environment, and promotes sustainable food waste policy.

 pg. 29

Using this vertically integrated Hydroponic system, the Company intends to produce 8 lbs of vegetables per sq ft. with four 90 day harvest cycles annually. This equates to 16 tons annually harvested organic vegetables.

Annual program Justification

To assess the commercial viability of the Company’s innovative concept, the Company needs to refine and analyze its entire system’s performance and output for at least one annual cycle. This will lay the groundwork for phase II of the project, which is designed to produce a full scale commercial application, and support the initial trials and effectiveness.

To increase colony size to sustain the program, the requires rearing black soldier fly larvae for 6 months before it begins feed production.

The Company’s process to rear Organic Trout begins at the incubated egg stage and requires 7-9 months to reach Marketable consumer product size.

Hydroponic Organic vegetable garden requires 360 days to meet the Company’s benchmarks of four 90 day cycles annually with an anticipated annual yield of 32,000 lbs.

Note: Daily bio-conversion waste requirement to sustain hatchery at full production is 3 ton per day

The hatchery building, maintenance building, feed facility and the hatchery manager’s residence is to be constructed using green building practices which are (LEED) certified, and will use Energy Star components provided by the Stratford Building Corporation, or the equivalent. A portion of the systems will operate using automated controls with programmable set points, alarm points, and data logging capabilities.

These systems will lower construction costs, allow early income production and occupancy. This will also greatly expedite returns on investment. The Hatchery will be a Smoke free workplace governed by a small board of directors and advisors. The annual budget will be $345,000.00 USD. The board will meet monthly.

Employees

The Hatchery will begin by employing two full time 24/7 employees; Hatchery Manager and Feed Production Manager.

The Hatchery Manager will need to be well versed in fish biology, water chemistry, and Aquaculture recirculation systems. The Hatchery Manager will act independently to maintain daily functionality of these systems by maintaining automated controls, including the maintenance of data input, hardware and control programs, as well as other water delivery components.

 pg. 30

The Feed Production Manager will need to be well versed in the bio-conversion system, anabolic fluids, and food stock feeding methods, Entomology.  (The founder and President; Dennis Fletcher will have dual role first two years, as well as acting as Facility manager and President. Beginning in Year three, Mr. Fletcher plans to assume the CEO position).

The facility will require one full time laborer/driver, and two part-time or seasonal employees. At the third year mark with increased production, the Company may be required to increase the number of employees to four full time employees and 3-5 part time or seasonal employees.

All employees will be trained by a competent person to ensure accurate and concise procedural data logging capabilities. Fish culture practices will be reviewed as necessary and routinely with facility personnel.

Oregon Regulations regarding Fish Propagation

An Annual Fish Propagation License will be required.

An annual DEQ National Pollutant Discharge Elimination System Waste Discharge permit required. Fish Transport Permit will be required before transporting live fish or eggs to or from the Company’s facility.

Separate transport permits will be required for each time fish are transported to or from the Company’s facility.

Hatchery Process

Freshwater fish and aquaculture farming industries annually experience over 86% fish losses due to bacteria and viruses.  In addition to unsustainable losses, current methods are costly, using nonrenewable energy, open ponds, antibiotics, and chemicals to obtain limited annual harvests.

NWTF Rears trout using a vertically integrated, scalable process as an innovative and cost effective alternative, that Addresses consumer demand for healthy and sustainable food products.

NWTF faithfully commits to best management practices (BMP) which means; schedules of activities, prohibitions of practices, maintenance procedures, and other management practices to prevent or reduce the pollution of Waters of the United States.

BMP’s include treatment requirements, operation procedures, and practices to control plant site runoff, spillage or leaks, sludge or waste disposal, or drainage from raw material storage.

NWTF faithfully commits to diligent and regular biological testing which means any test which includes the use of aquatic algae, invertebrate, or vertebrate species to measure acute or chronic toxicity, and any biological or chemical measure of bioaccumulation.

 pg. 31

Control Measures and Diseases

Fish Eggs will be purchased from Nisqually Trout farms in Washington State; Identified as the only qualified viable genetic stock accepted as native to Oregon by ODFW Oregon Dept. of Fish and Wildlife. All Fish Eggs  brought  to  the  facility  will be  surface-disinfected  or  water-hardened  in  buffered iodophor. Disinfection footbaths will be provided at the incubation facility’s entrance and exit areas while embryos are incubating in the facility. All equipment (e.g., nets, tanks, rain gear, and boots) will be disinfected with iodophor between uses with different fish/egg lots or different rearing containers.

Water will enter site via gravity; pass through a Sanitron UV water purifier and Ozonator before entering the incubation buildings and covered raceway ponds constructed of concrete for production of marketable Trout; dissolving oxygen amount in the water has an important effect on the in-taking, digesting and growing of fish. Low dissolving oxygen content can lead to the poor appetite, low digestibility and slow growth of fish. The rainbow trout has a vigorous metabolism, better growth and high efficiency of feed utilization when the dissolving oxygen content is above 9ml/L. While if the content is under 5ml/L, the respiratory rate of fish will speed up, under 4.3ml/L the fish will gasp for air and not take feed. Each rearing pond will be gravity fed and constructed of concrete and stainless steel components. There shall be two fry ponds with a 1,795 gallon capacity each and four rearing ponds with a 17,954 gallon capacity each respectively.

There shall be one 1000 sq ft. incubation building with two vertically integrated fry ponds 1,795 gallon each capacity; equipped with two Mariforce 8 tray vertical incubator (80,000 egg capacity each) for fry culture. Incubation time is temperature dependent. At 55 °F, rainbow trout eggs will hatch approximately 3 weeks after fertilization, or within 4 to 7 days after being received as “eyed” eggs. At 45 °F, the eggs will hatch approximately 7 weeks after fertilization.

The raceways for fry production have a culture depth of 12” with a bottom slope of 1/100, while those for production of marketable trout have a depth of 36” with a similar bottom slope. The outlets of the raceways are screened to avoid of trout escape. The screens with larger mesh sizes are preferred within the size permits. The widths of the raceways are 2’ for fry and 10’ for growing trout’s. The lengths of the raceway are 80’, with a removable screen placed at 70’. Aeration occurs between raceways as the water flows over a screened outfall and pours into the head of the raceway below. Aeration will be increased as needed by using a Kasco 2hp. Aerator and or bottom diffuser in needed. Pond units are constructed together in which volumes of water will flow via gravity through a series of raceways and are discharged into a 30,000 gal settling pond.

Emulsions Control

Accumulation of waste matters in the raceway bottom spoils water quality, because only 20∼30% of total phosphorus supplied to the culture system are absorbed by the culture fish. Harvesting of the waste matters is a cost effective and appropriate treatment of the waste. The Company will achieve this by collecting the matters to be processed and bottled for fish fertilizer directly with the aid of ½ hp. pump or it can be performed by increasing

 pg. 32

water flow in the raceways. Normally, water velocities over 7∼8cm/sec are found to be effective for the waste removal. Keeping a screen at 70’ in the raceway and lowering the water level down to 12” in depth makes the removal more effective, waste matter can easily be processed and bottled for fish fertilizer to increase profits and continue sustainability. From the settling pond the water passes via PVC through a turbine before returning to the stream.

Feeding amount depends on the percentage of feed dry weight accounting for the fish weight. At the rainbow trout fingerlings stage, the protein content of feed pellets is about 45%, then the percentage should be 3.7% when water temperature is 14°C and 4.3% when 16°C; for adult fish, the protein content of feed pellets is about 40%, then the percentage should be 1.8% when the water temperature is 14°Cand 2.1% when 16°C. The feeding amount calculated in this way can meet the nutrient requirement for normal growth of rainbow trout.

 No Chemicals/Antibiotics

To minimize tubificid populations, (Whirling Disease) techniques include periodic disinfection of the hatchery or aquaculture ponds, and the rearing of trout indoors in pathogen-free water. Smooth-faced concrete raceways that are kept clean and free of contaminated water keep the Company’s facilities free of the disease. Historically chemicals have been used to combat algae, parasites and bacteria after the contaminant has reached the pond and the fish have been found to be infected. The Company will not use chemicals or antibiotics. Controlling the environment with enclosed, covered ponds will help the Company reduce loss due to predators as well as being a passive approach to combat Whirling disease.

Using the UV purifier and Ozonator will allow the Company to reach substantial savings by reducing or eliminating the need for treatments and drastically reduce fish die off. The Company will still need to contract with a pathogenic and Biology professional periodically for testing to be done on a regular basis, dissolving oxygen amount in the water has an important effect on the in-taking, digesting and growing of fish. Low dissolving oxygen content can lead to the poor appetite, low digestibility and slow growth of fish. The rainbow trout has vigorous metabolism, better growth and high efficiency of feed utilization when the dissolving oxygen content is above 9ml/L. While if the content is under 5ml/L, the respiratory rate of fish will speed up, under 4.3ml/L the fish will gasp for air and not take feed. For breeding rainbow trout, fish hypoxia generally happens in the back of pond, so the density in the back should be lower than the front.

Green Building

By integrating a passive solar system, utilizing thermal storage and the latest in energy efficient materials; the Company will keep costs lower and fulfill its commitment to improving the environment as well as adhering to green building standard’s, thus continuing to bring clients complete satisfaction and the highest quality product available.

 pg. 33

Bioconversion Process (the Feed)

Historically it costs around $1.60 a lb. to raise a trout to optimum market size. One of the largest driving cost factors in the industry is the high cost of fish feed, Current market value is $2,100 USD.

Typically fishmeal based feed is used, which is expensive to produce and non-sustainable.

The Company’s feed is ground breaking and 100% organic.

The Company’s facility will be used to rear and process Black Soldier fly larvae (Hermetia Illucens) or bsf, Crane flies (Tipula Spenceriana), Red worms (Eisenia Fetida), fish oils and Oregon native grass seeds into insect based feed pellets.

During a brief adult life of four or five days, the black soldier fly spends its time focused on mating, an act performed aerially within the breeding chamber. It does not pause to eat, lacking the mouth parts for that, and only the female returns to the nest to lay her eggs then returns to the canopy. The fly’s larvae, on the other hand, are among the most ravenous and least picky eaters on earth. They devour decomposing organic food matter, cannery waste such as fruits, veg. and decaying plant matter, and even meat products.(though meat not digested as quickly). This feed transforms the larvae into a high-quality protein, 46% to be exact. Black soldier flies carry no known viruses or diseases.

The rearing process is simple and inexpensive, with no need of expensive equipment. The steps are summarized as follows:

they are moved to the bioconversion room one. There are two Bioconversion rooms, the first one holds enclosed Bins with a ramp of 30 deg. which hold the bsf larvae and organic waste. A byproduct of decomposing organic waste is anaerobic fluid. This fluid is collected through drains in the bottom of the bins stored in a visual tank that can be emptied via pump. This is a marketable product known as compost tea.  As the bsf larva mature they quit eating and their mouth is now used as a climbing tool. They leave the bin via the ramp in search of soil where they are collected and a portion of them are transferred into our Pupating chambers to assure sustainability which consists of eight 55 gal drums (the collection system). A fter a few days they emerge as a fly where they are captured and moved to the mating chambers. They Immediately head for the canopy of artificial trees with only mating on its mind.   During the bioconversion in room one, the organic feed waste will periodically be replenished, as well as harvesting the larvae Frass (poop) and fibrous organic material (not digested by bsf larvae) will be transferred to the bioconversion room two or the Vermicomposting room, where red worms await to devour the Frass and fibrous organic material transforming the substrate into worm castings, otherwise known as vermicomposting.

 pg. 34

Worm castings are a marketable product. The red worms will be harvested periodically and transferred to the press room where they are joined to the previously collected bsf larvae.  The adult fly dies naturally after four to five days when they are collected from beneath the canopy of the mating chamber, dried and moved to the press room as well. In the press room, the Company will produce its own fish oil from seafood processing byproducts and our marketable trout processing waste. The bsf larvae, adult bsf flies, crane fly larvae, and red worms are put through an oil extractor to remove unwanted moisture and achieve the optimum fat content otherwise known as flaking.  A byproduct of this process is a high quality biodiesel product the the Company intends to use to power a portion of processing machinery with biodiesel, for example the oil extractor operates the most efficient with a ten Hp. Diesel engine.

The Company anticipates producing 300 gallons per day of biodiesel at full production.  Fish oil is added to the flake to ensure Omega 3 fatty acids are included in the diet. The meal is then sterilized to remove any bacteria, mixed with native grasses and finally pressed into pellets for feed.  The Company expects to have a large surplus of insect based fish meal quite quickly and easily stockpiled ready for introduction into the Northwest coast market.

The Company needs to produce 3 tons a day for six months of the year to sustain the hatchery production of 160,000, lbs. per year. The Company expects production capacity of 3 metric tons per day by the beginning of our second year, with an expected production capacity of 5 ton per day within three years. (Feed).

NWTF - BSF REARING PROCEDURE (Proprietary)

        Notes

1)

Late instar larvae Wt. 0.2 gm (number for calculating biomass)

2)

1.5 million larvae require 3 sq. ft. of space and consume 100 lbs. of food waste in a twenty-four hour period.

Feed Plant Line. The shape, structure and size of the feed pellet not only affect the palatability, but also the digestibility, so you should choose the suitable feed pellets for fish at different stage. For feeding rainbow trout, feed pellets with particle size between 0.3mm and 2.2mm are suitable for fingerlings under 12g; particle size 2.2mm-3.2mm and length 3mm-4mm for fingerlings 12g-60g; particle size 3.5mm-4.5mm and length 4mm-5mm for fingerlings 60g-195g; particle size 5mm and length 6mm-8mm for fish above 195g. The suitable pellets can be swallowed completely and thus reduce the feed waste.

 pg. 35

Feed Production Procedure: i.e. (insect based feed prep)

As the Back soldier fly larvae have matured they will self-harvest up the 30 Deg. ramp in search of soil to pupate. They will be collected from the trough by using a soft bristled broom and transferred to feed press room via five gal. bucket where they are rinsed with H2O and placed on screened drying table.

Mature red worms are harvested by using a sized screen always leaving 10% adults to maintain colony they are transferred to press room via five gal. bucket where they are rinsed with H2O and placed on drying table.

Crane flies are harvested by collecting them with nets that are covering the settling ponds were there are transferred to the press room and placed on drying table.

Press and Oil Extraction Procedure (base to flake for fish pellets)

2 oil extractors (screw press) consisting of 10 hp. diesel powered screw press converted to run on bio-diesel.

Screened drying table 10’x20’ long screened bottom allows air flow and uniform curing of feedstock

When mature Black soldier fly larvae 80%, dead adult Black soldier flies 1%, red worms 12% and crane flies 7% have dried thoroughly (72 hours)

Combine and mix dried insect base thoroughly then place in screw press hopper.

Set screw press to extract to 10% total fat content

Move prepared flake to sterilization and feed mill room.

Collect extracted oil (bio-diesel) in 1000 gal above ground tank for distribution. Bio-diesel for facility machinery and vehicles (specifically screw press and transport vehicles).

Sterilization and Feed mill procedure: (organic Fish food pellets)

Place prepared flake and seafood processing byproduct in commercial pressure cooker to sterilize (Ratio 85% flake 15% seafood byproduct).

Allow sterilized flake to dry on screened table for 12 hours.

 pg. 36

Put flake in feed mill hopper and add Oregon native grass seed (Ratio 99.9% flake .1% seed) this will encourage natural prairie restoration.

Warehouse feed stock in 20# and 50# UV resistant packaging in south end of feed production facility for sustaining Hatchery and shipping to other fresh water aquaculture sites.

Other Structures on Site

One 10’x20’ equipment/maintenance building equipped with bio-diesel powered backup generator, weather station, emergency HAM radio and fully stocked first aid station including a cardiac defibrillator and portable fire suppression system. This building may also serve as a temporary command post during a local disaster or search and rescue deployment. Most of the equipment in this building would be typical to cleaning, maintenance and repair of hatchery ponds, grounds and facilities.

One ten-thousand gallon capacity, elevated water tower for self-supporting fire suppression system/emergency controls system.

There will also be a 1250 sq. ft two bedroom and two bath manager’s residence. This Hatchery will require someone onsite around the clock to provide security, feed, monitor water flow, quality, temperature, alarm points, routine cleaning, maintenance of ponds and hatchery bldg. This is a cost effective alternative to split shifts.

There will also be a 1000 sq. Ft workforce bunk house. This is a cost effective alternative to lodging expenditure for visiting consultants, engineers, biologists etc.

Customer Problem

Our process allows for the proper disposal of organic waste in a self-sustaining manner that is ecofriendly and absolutely cost effective. Providing consumers with a 100% organic food source that is self-sustaining, the process will lower fish losses and lower costs using a drastically smaller carbon footprint.

Products & Services

Primary Products
Organic Trout /Fresh and Smoked varieties
Organic Fruits and Vegetables

Revenue generating By-products
Insect based feed
Compost Tea
Fish fertilizer
worm castings
Bio-char

 pg. 37

Distribution

Lease one truck and contract with Walsh trucking as needed.

Target Market

Our location is 10 min from US HWY 101 and 10 min from US HWY 18 logistics are great 30 min from Tillamook, Or and 15 minutes from Lincoln City, Or

West Coast and worldwide Seafood Companies Organic retail markets

Business Model

Continue research to develop better feed, improve genetics and lower losses due to bacteria and viruses. Continue to create relationships with canneries, farmers that produce any organic by- product during processing of consumer food. To continue using only high quality food waste as food stock for our insect based feed. Foster relationships with Health Care Institutions and Schools Districts, continue rearing fish for release programs as well as rearing multiple species simultaneously.

Customer Segments

Health conscious folks. People who care about not only what goes in their body, but the process of obtaining that food source is just as important. Health Care Institutions and School Districts.

The big picture here is to change how we traditionally dispose of organic food waste and how are food is raised.

Sales & Marketing Strategy

The Company has contacted local seafood companies and spoken with Organic market owners, Tribal leaders, School Districts and Health Care Institutions. The Company has reached an agreement in principle with a local Seafood Company and a local Health Care Institute to buy the Company’s primary products. The big picture goal is to promote food waste policy as well as have ODFW release the Company’s surplus heirloom trout into the Company’s home State of Oregon’s rivers, lakes and streams. Eventually rearing Salmon and Steelhead; using the Company’s process.

Competitors

There are no competitors raising organic trout. According to the most recent market report, 87% of all farm raised trout consumed in the US came from Idaho. Needless to say none of these hatcheries are vertically integrated or self-sustaining, nor do they raise organic trout or use insect based feed. Traditional energy and resources greatly hamper their success over time. Rising cost of feed further hampers their overhead. Our product should be better for the consumer, and have a lower cost basis.

 pg. 38

Competitive Advantage

The Company uses insect based feed. The Company is a 100% self-sustaining hatchery with the logistics in place to capture the whole West Coast Trout Market. The Company has a serious advantage, not only for Organic Trout; but also for its proprietary feed, organic fruits and vegetables, and its revenue generating by-products. The Company’s facility will produce and process its own feed onsite.

 pg. 39

Trout Production

ISSN: 1949-1948

Released February 26, 2016, by the National Agricultural Statistics Service (NASS), Agricultural Statistics Board, United States Department of Agriculture (USDA).

Special Note

Annual Trout Production data is now available on Quick Stats starting with 2014. Please contact the Livestock Branch at (202) 720-3570 or email at HQ_SD_LB@nass.usda.gov with any questions or concerns.

Trout Value of Sales increased 1 Percent from 2014

The total value of fish sales received by trout growers in the United States totaled 104 million dollars for 2015, an increase of 1 percent from 2014. Idaho accounted for 47 percent of the total value of fish sold.

The number of **trout 12 inches and longer** sold during 2015 totaled 45.4 million fish, down 6 percent from the previous year. The average price per pound was $1.66, up 5 percent from 2014. The value of sales for the 2015 marketing year was 96.4 million dollars, up 1 percent from 2014. For trout 12 inches or longer, 58 percent were sold to processors.

The number of **6"- 12" trout** sold during 2015 totaled 4.90 million fish, a decrease of 5 percent from 2014. The average price per pound was $3.50 during 2015, up 6 percent from the 2014 price. The total value of sales was 6.42 million dollars during 2015, a 10 percent increase from the previous year. The major sales outlets for 6"-12" trout were for recreational stocking accounting for 48 percent of total sales, followed by government agencies with 22 percent.

The number of **1"- 6" trout** sold during 2015 totaled 8.47 million, an increase of 1 percent from the previous year. The average value per 1,000 fish was $181 during 2015, down from $194 in 2014. The total value of sales was 1.53 million dollars, down 5 percent from last year's total.

Distributed Trout

Trout distributed for restoration, conservation, enhancement, or recreational purposes, primarily by State and Federal hatcheries, included 7.32 million 12" or longer fish, 67.0 million 6"- 12" fish, and 58.7 million 1"- 6" fish. The estimated value of fish distributed totaled 118 million dollars, up 5 percent from 2014.

Trout Losses

Total losses of all trout intended for sale were 28.3 million fish during 2015. Disease accounted for 90 percent of these losses.

 pg. 40

Value of Trout Sold and Distributed – States and United States: 2014 and 2015

State	Total value of fish sold		Total value of distributed fish	
	2014	2015	2014	2015
	(1,000 dollars)	(1,000 dollars)	(1,000 dollars)	(1,000 dollars)
Arkansas	-	-	3,122	2,812
California	4,990	5,590	12,794	7,761
Colorado	1,666	2,046	7,618	8,918
Georgia	455	483	1,259	1,075
Idaho	53,118	49,362	8,972	10,199
Michigan	619	1,347	968	992
Missouri	2,250	2,516	2,365	3,342
New York	631	636	3,149	2,835
North Carolina	7,888	8,409	(D)	(D)
Oregon	(D)	(D)	5,336	9,476
Pennsylvania	5,571	6,122	6,124	10,317
Utah	604	630	7,550	7,706
Virginia	1,481	1,610	2,087	1,464
Washington	(D)	(D)	20,735	19,453
West Virginia	1,233	1,062	(D)	(D)
Wisconsin	1,537	1,403	2,007	2,837
Other States [1]	21,173	23,267	28,166	28,668
United States				
Value excluding eggs	103,216	104,393	112,239	117,644
Value including eggs	111,990	113,099	(NA)	(NA)

- Represents zero.
(D) Withheld to avoid disclosing data for individual operations.
(NA) Not available.
[1] Other States include State estimates not listed and States suppressed due to disclosure.

2

Trout Production (February 2016)
USDA, National Agricultural Statistics Service

 pg. 41

Trout Sales by Size Category – States and United States: 2014 and 2015

Size category and state	Number of fish		Live weight				Sales			
			Total [1]		Average per fish		Total [2]		Average price per pound	
	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015
	(1,000)	(1,000)	(1,000 pounds)	(1,000 pounds)	(pounds)	(pounds)	(1,000 dollars)	(1,000 dollars)	(dollars)	(dollars)
Fish 12" or longer										
Arkansas	-	-	-	-	-	-	-	-	-	-
California	1,310	1,350	1,550	1,600	1.2	1.2	4,697	5,056	3.03	3.16
Colorado	210	310	404	405	1.9	1.3	1,495	1,770	3.70	4.37
Georgia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Idaho	36,100	32,700	42,200	39,100	1.2	1.2	52,750	48,875	1.25	1.25
Michigan	105	(D)	119	(D)	1.1	(D)	459	(D)	3.86	(D)
Missouri	790	730	688	767	0.9	1.1	1,686	1,818	2.45	2.37
New York	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
North Carolina	3,310	3,220	4,060	3,700	1.2	1.1	6,885	7,807	1.70	2.11
Oregon	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Pennsylvania	880	910	1,030	1,050	1.2	1.2	4,408	5,156	4.28	4.91
Utah	130	90	161	113	1.2	1.3	531	444	3.30	3.93
Virginia	490	590	489	567	1.0	1.0	1,213	1,435	2.48	2.53
Washington	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
West Virginia	420	550	516	464	1.2	0.8	1,166	984	2.26	2.12
Wisconsin	410	440	403	414	1.0	0.9	1,394	1,399	3.46	3.38
Other States [3]	4,160	4,460	9,121	9,767	2.2	2.2	19,059	21,693	2.09	2.22
United States	48,265	45,350	60,753	57,947	1.3	1.3	95,741	96,437	1.58	1.66
Fish 6" - 12"										
Arkansas	-	-	-	-	-	-	-	-	-	-
California	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Colorado	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Georgia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Idaho	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Michigan	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Missouri	460	(D)	177	(D)	0.4	(D)	460	(D)	2.60	(D)
New York	80	80	37	37	0.5	0.5	170	194	4.60	5.25
North Carolina	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Oregon	(D)	240	(D)	91	(D)	0.4	(D)	376	(D)	4.13
Pennsylvania	510	420	190	176	0.4	0.4	1,045	906	5.50	5.15
Utah	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Washington	1,890	1,630	470	605	0.2	0.4	1,208	1,779	2.57	2.94
West Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Wisconsin	70	(D)	36	(D)	0.5	(D)	138	(D)	3.84	(D)
Other States [3]	2,165	2,530	871	924	0.4	0.4	2,837	3,167	3.26	3.43
United States	5,165	4,900	1,781	1,833	0.3	0.4	5,858	6,422	3.29	3.50

See footnote(s) at end of table.

--continued

Trout Production (February 2016)
USDA, National Agricultural Statistics Service

3

 pg. 42

Trout Sales by Size Category – States and United States: 2014 and 2015 (continued)

Size category and state	Number of fish		Live weight				Sales			
			Total [1]		Average per 1,000 fish		Total [2]		Average price per 1,000 fish	
	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015
	(1,000)	(1,000)	(1,000 pounds)	(1,000 pounds)	(pounds)	(pounds)	(1,000 dollars)	(1,000 dollars)	(dollars)	(dollars)
Fish 1" - 6"										
Arkansas	-	-	-	-	-	-	-	-	-	-
California	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Colorado	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Georgia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Idaho	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Michigan	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Missouri	260	(D)	16	(D)	61.5	(D)	104	(D)	400	(D)
New York	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
North Carolina	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Oregon	40	(D)	2	(D)	50.0	(D)	17	(D)	421	(D)
Pennsylvania	350	145	9	6	25.7	41.4	118	60	336	416
Utah	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Washington	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
West Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Wisconsin	45	(D)	1	(D)	22.2	(D)	5	(D)	110	(D)
Other States [3]	7,656	8,325	178	218	23.3	26.2	1,373	1,474	179	177
United States	8,350	8,470	206	224	24.7	26.4	1,617	1,534	194	181

- Represents zero.
(D) Withheld to avoid disclosing data for individual operations.
[1] Due to rounding, total number of fish multiplied by the average pounds per unit may not exactly equal total live weight.
[2] Due to rounding, total number or live weight multiplied by average value per unit may not exactly equal total sales.
[3] Other States include State estimates not shown and States suppressed due to disclosure.

Trout Egg Sales – United States: 2014 and 2015

United States	Number of eggs	Average price per 1,000 eggs	Total sales [1]
	(1,000)	(dollars)	(1,000 dollars)
2014	427,126	20.50	8,774
2015	431,475	20.20	8,706

[1] Total sales may not add due to rounding.

4 Trout Production (February 2016)
USDA, National Agricultural Statistics Service

 pg. 43

Trout Sold by Point of First Sale – United States: 2014 and 2015

[Excludes distributed fish. Percentages may not add to 100 due to rounding]

Category	12" or longer		6" - 12"	
	2014	2015	2014	2015
	(percent)	(percent)	(percent)	(percent)
Live haulers and brokers	1.9	1.1	2.4	5.0
Recreational stocking	13.4	15.3	50.4	49.2
Wholesale to other producers	3.4	2.9	21.1	11.6
Government agencies	2.0	2.0	18.7	21.6
Direct to consumers	2.6	2.3	6.0	9.7
Processors	56.9	57.6	1.0	2.5
Retail outlets	19.8	18.8	0.4	1.4
Other outlets	-	-	-	-

- Represents zero.

Trout Lost, Intended for Sale, by Cause – United States: 2014 and 2015

Category	2014		2015	
	Number lost	Pounds lost	Number lost	Pounds lost
	(1,000)	(1,000)	(1,000)	(1,000)
Disease	25,469	5,172	25,425	6,186
Theft	58	14	22	13
Chemicals	115	27	36	12
Drought	50	26	267	87
Flood	57	30	203	56
Predators	1,477	552	1,914	716
Other	354	157	388	57
Total	27,580	5,978	28,255	7,127

Trout Lost, Intended for Sale – States and United States: 2014 and 2015

State	2014		2015	
	Number lost	Pounds lost	Number lost	Pounds lost
	(1,000)	(1,000)	(1,000)	(1,000)
Arkansas	-	-	-	-
California	329	46	430	65
Colorado	31	48	47	56
Georgia	2	1	-	-
Idaho	22,825	3,574	23,012	4,590
Michigan	71	17	61	16
Missouri	481	63	432	51
New York	56	15	92	18
North Carolina	794	231	1,161	434
Oregon	78	12	103	6
Pennsylvania	525	177	768	214
Utah	216	23	782	56
Virginia	384	55	307	41
Washington	548	1,348	412	1,338
West Virginia	92	20	65	33
Wisconsin	296	118	328	66
Other States [1]	841	240	266	126
United States	27,580	5,978	28,255	7,127

- Represents zero.
[1] Other States include State estimates not shown.

Trout Production (February 2016) 5
USDA, National Agricultural Statistics Service

 pg. 44

Distributed Trout – States and United States: 2014 and 2015

Size category and state	Number of fish		Live weight: Total [1]		Live weight: Average pounds per fish		Value: Total [2]		Value: Average value per pound	
	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015
	(1,000)	(1,000)	(1,000 pounds)	(1,000 pounds)	(pounds)	(pounds)	(1,000 dollars)	(1,000 dollars)	(dollars)	(dollars)
Fish 12" or longer										
Arkansas	-	(D)	-	(D)	-	(D)	-	(D)	-	(D)
California	3,670	1,580	3,050	1,510	0.8	1.0	9,138	3,805	3.00	2.52
Colorado	80	120	156	159	2.0	1.3	392	795	2.51	5.00
Georgia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Idaho	75	135	89	132	1.2	1.0	521	706	5.85	5.35
Michigan	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Missouri	710	960	567	773	0.8	0.8	1,270	1,940	2.24	2.51
New York	30	30	31	35	1.0	1.2	158	168	5.10	4.81
North Carolina	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Oregon	-	(D)	-	(D)	-	(D)	-	(D)	-	(D)
Pennsylvania	165	990	270	1,070	1.6	1.1	586	3,114	2.17	2.91
Utah	(D)	70	(D)	65	(D)	0.9	(D)	341	(D)	5.25
Virginia	370	600	290	459	0.8	0.8	740	1,069	2.55	2.33
Washington	270	210	320	281	1.2	1.3	2,000	1,798	6.25	6.40
West Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Wisconsin	25	10	37	19	1.5	1.9	142	77	3.84	4.05
Other States [3]	1,800	2,615	1,846	2,421	1.0	0.9	9,269	11,295	5.02	4.66
United States	7,195	7,320	6,656	6,924	0.9	0.9	24,216	25,096	3.64	3.62
Fish 6" - 12"										
Arkansas	1,850	2,870	920	1,130	0.5	0.4	2,972	2,488	3.23	2.20
California	3,850	3,160	1,050	1,020	0.3	0.3	3,518	3,784	3.35	3.71
Colorado	3,330	3,720	1,311	1,310	0.4	0.4	6,778	5,227	5.17	3.99
Georgia	1,080	1,060	385	408	0.4	0.4	1,024	910	2.66	2.23
Idaho	6,410	6,670	1,700	1,840	0.3	0.3	7,106	8,501	4.18	4.62
Michigan	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Missouri	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
New York	2,770	2,710	582	551	0.2	0.2	2,852	2,518	4.90	4.57
North Carolina	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Oregon	7,520	8,060	1,500	2,150	0.2	0.3	5,220	8,579	3.48	3.99
Pennsylvania	4,070	4,360	2,250	2,100	0.6	0.5	4,479	6,594	1.99	3.14
Utah	5,000	5,060	1,220	1,190	0.2	0.2	6,954	7,021	5.70	5.90
Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Washington	10,900	10,500	2,400	2,350	0.2	0.2	17,760	16,685	7.40	7.10
West Virginia	(D)	900	(D)	540	(D)	0.6	(D)	1,804	(D)	3.34
Wisconsin	2,070	2,610	334	403	0.2	0.2	1,473	2,237	4.41	5.55
Other States [3]	17,050	15,430	6,341	5,449	0.4	0.4	19,341	17,053	3.05	3.13
United States	66,000	67,030	19,993	20,441	0.3	0.3	79,476	83,399	3.98	4.08

See footnote(s) at end of table.

--continued

6

Trout Production (February 2016)
USDA, National Agricultural Statistics Service

 pg. 45

Distributed Trout – States and United States: 2014-2015 (continued)

Size category and state	Number of fish		Live weight				Value			
			Total [1]		Average per 1,000 fish		Total [2]		Average value per 1,000 fish	
	2014	2015	2014	2015	2014	2015	2014	2015	2014	2015
	(1,000)	(1,000)	(1,000 pounds)	(1,000 pounds)	(pounds)	(pounds)	(1,000 dollars)	(1,000 dollars)	(dollars)	(dollars)
Fish 1" - 6"										
Arkansas	1,470	(D)	68	(D)	46.3	(D)	160	(D)	109	(D)
California	4,250	4,230	41	77	9.6	18.2	138	172	32	41
Colorado	9,400	14,700	91	99	9.6	6.7	448	2,896	48	197
Georgia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Idaho	4,890	3,040	98	63	20.0	20.7	1,345	991	275	326
Michigan	2,290	2,230	76	66	33.2	29.6	231	199	101	89
Missouri	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
New York	3,150	2,720	78	78	24.8	28.7	139	149	44	55
North Carolina	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Oregon	3,580	(D)	65	(D)	18.2	(D)	118	(D)	33	(D)
Pennsylvania	1,200	1,160	100	36	83.3	31.0	1,060	609	883	525
Utah	(D)	4,430	(D)	58	(D)	13.1	(D)	344	(D)	78
Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Washington	6,680	7,240	140	132	21.0	18.2	975	970	146	134
West Virginia	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)	(D)
Wisconsin	2,970	1,930	87	76	29.3	39.4	392	523	132	271
Other States [3]	19,500	17,036	426	389	21.8	22.8	3,553	2,194	182	129
United States	58,380	58,715	1,258	1,074	21.6	18.3	8,547	9,047	146	154

- Represents zero.
(D) Withheld to avoid disclosing data for individual operations.
[1] Due to rounding, total number of fish multiplied by the average pounds per unit may not exactly equal total live weight.
[2] Due to rounding, total number or live weight multiplied by average value per unit may not exactly equal total value.
[3] Other States include State estimates not shown and States suppressed due to disclosure.

Trout Production (February 2016)
USDA, National Agricultural Statistics Service 7

 pg. 46

Statistical Methodology

Survey Procedures: Data for trout production are collected from all known producers in the sixteen published states and a sample of producers from the remaining states. NASS Regional Field Offices maintain a list of all known trout producers and use known sources of producers to update their lists. Operators are mailed a questionnaire as close as possible to January 1 and given adequate time to respond by mail. Those that do not respond by mail are telephoned or possibly enumerated in person during the middle of January.

Estimation Procedures: Sound statistical methodology is employed to derive the estimates from reported data. All data are analyzed for unusual values. Data from each operation are compared to their own past operating profile and to trends from similar operations. Data for missing operations were estimated based on similar operations or historical data. NASS field offices prepare these estimates by using a combination of survey indications and historic trends. Individual State estimates are reviewed by the Agricultural Statistics Board for reasonableness.

Revision policy: Estimates for the previous year are subject to revision when current estimates are made. Revisions are the result of late or corrected data.

Reliability: In the sixteen published states, trout production estimates are based on a census of all known active producers and therefore, have no sampling variability. However, since all operations in the other states category are not included in the sample, survey estimates are subject to sampling variability. Survey results are also subject to errors such as omissions, duplication, and mistakes in reporting, recording, and processing the data. While these errors cannot be measured directly, they are minimized through strict quality controls in the data collection process and a careful review of all reported data for consistency and reasonableness.

Terms and Definitions Used for Trout Production Estimates

12" or Longer Fish: Grown commercially for food, usually weighing from three-fourths to one and one-half pounds.

6" - 12" Fish: Usually stockers that weigh less than three-fourths of a pound. They may be sold as foodsize fish.

1"- 6" Fish: Usually considered fingerlings.

Chemicals: Includes losses from pesticides or herbicide poisoning.

Disease: Includes losses from both parasitic and bacterial caused sickness.

Drought: Includes losses from lack of water causing oxygen depletion.

Floods: Includes losses from too much water washing the fish away.

Predators: Includes losses from mink, otters, birds, and other animals.

Theft/Vandalism: The unauthorized removal of fish and/or the destruction of property causing a loss of fish by intentional acts by persons known or unknown.

8

Trout Production (February 2016)
USDA, National Agricultural Statistics Service

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Terms and Definitions Used to Describe Point of First Sale

Government Agencies: Sales to Federal, State, or local government agencies for the purpose of stocking public waters.

Live Hauler/Broker: Sales made to an individual or company that generally purchases live fish from a producer and transports them in an oxygenated tank truck to other outlets.

Other Outlets: Sales to outlets not meeting one of the other defined outlets.

Point of First Sale Outlet: The first point at which money changes hands.

Processors: Sales made directly to a plant for processing.

Recreational Stocking: Only includes fish sold to individuals or private entities for the sole purpose of stocking recreational waters.

Retail Outlets: Fish sold directly to entities who buy fish to re-sell to consumers. Includes grocers, restaurants, and fish markets.

Wholesale to Other Producers: Fish sold to other producers for the intention of growing out for further sale at a later time.

Information Contacts

Listed below are the commodity specialists in the Livestock Branch of the National Agricultural Statistics Service to contact for additional information. E-mail inquiries may be sent to nass@nass.usda.gov

Dan Kerestes, Chief, Livestock Branch .... (202) 720-3570

Bruce Boess, Head, Poultry and Specialty Commodities Section .... (202) 720-4447
- Aaron Cosgrove – Egg Products, Poultry Slaughter, Trout Production .... (202) 690-3237
- Alissa Cowell-Mytar – Cold Storage .... (202) 720-4751
- Heidi Gleich – Broiler Hatchery, Chicken Hatchery .... (202) 720-0585
- Tom Kruchten – Census of Aquaculture .... (202) 690-4870
- Kim Linonis – Layers, Eggs .... (202) 690-8632
- Sammy Neal – Catfish Production, Mink, Turkey Hatchery, Turkeys Raised .... (202) 720-3244
- Joshua O'Rear – Honey .... (202) 690-3676

Trout Production (February 2016)
USDA, National Agricultural Statistics Service 9

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Access to NASS Reports

For your convenience, you may access NASS reports and products the following ways:

- All reports are available electronically, at no cost, on the NASS web site: http://www.nass.usda.gov

- Both national and state specific reports are available via a free e-mail subscription. To set-up this free subscription, visit http://www.nass.usda.gov and click on "National" or "State" in upper right corner above "search" box to create an account and select the reports you would like to receive.

For more information on NASS surveys and reports, call the NASS Agricultural Statistics Hotline at (800) 727-9540, 7:30 a.m. to 4:00 p.m. ET, or e-mail: nass@nass.usda.gov.

The U.S. Department of Agriculture (USDA) prohibits discrimination against its customers, employees, and applicants for employment on the basis of race, color, national origin, age, disability, sex, gender identity, religion, reprisal, and where applicable, political beliefs, marital status, familial or parental status, sexual orientation, or all or part of an individual's income is derived from any public assistance program, or protected genetic information in employment or in any program or activity conducted or funded by the Department. (Not all prohibited bases will apply to all programs and/or employment activities.)

If you wish to file a Civil Rights program complaint of discrimination, complete the USDA Program Discrimination Complaint Form (PDF), found online at http://www.ascr.usda.gov/complaint_filing_cust.html, or at any USDA office, or call (866) 632-9992 to request the form. You may also write a letter containing all of the information requested in the form. Send your completed complaint form or letter to us by mail at U.S. Department of Agriculture, Director, Office of Adjudication, 1400 Independence Avenue, S.W., Washington, D.C. 20250-9410, by fax (202) 690-7442 or email at program.intake@usda.gov.

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WORLD REVIEW OF FISHERIES AND AQUACULTURE (FOOD AND AGRICULTURE ORGANIZATION OF THE UNITED NATIONS, “THE STATE OF WORLD FISHERIES AND AQUACULTURE”):

Global fish production has grown steadily in the last five decades, with food fish supply increasing at an average annual rate of 3.2 percent, outpacing world population growth at 1.6 percent. World per capita apparent fish consumption increased from an average of 9.9 kg in the 1960s to 19.2 kg in 2012 (preliminary estimate) (all data presented are subject to rounding). This impressive development has been driven by a combination of population growth, rising incomes and urbanization, and facilitated by the strong expansion of fish production and more efficient distribution channels.

China has been responsible for most of the growth in fish availability, owing to the dramatic expansion in its fish production, particularly from aquaculture. Its per capita apparent fish consumption also increased an average annual rate of 6.0 percent in the period 1990–2010 to about 35.1 kg in 2010. Annual per capita fish supply in the rest of the world was about 15.4 kg in 2010 (11.4 kg in the 1960s and 13.5 kg in the 1990s).

Despite the surge in annual per capita apparent fish consumption in developing regions (from 5.2 kg in 1961 to 17.8 kg in 2010) and low-income food-deficit countries (LIFDCs) (from 4.9 to 10.9 kg), developed regions still have higher levels of consumption, although the gap is narrowing. A sizeable and growing share of fish consumed in developed countries consists of imports, owing to steady demand and declining domestic fishery production. In developing countries, fish consumption tends to be based on locally and seasonally available products, with supply driving the fish chain. However, fueled by rising domestic income and wealth, consumers in emerging economies are experiencing a diversification of the types of fish available owing to an increase in fishery imports.

World capture Fisheries and aquaculture production

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World Fisheries and Aquatic Production and Utilization:

	2007	2008	2009 (Million	2010 tonnes)	2011	2012
PRODUCTION
Capture
Inland	10.1	10.3	10.5	11.3	11.1	11.6
Marine	80.7	79.9	79.6	77.8	82.6	79.7
Total capture	90.8	90.1	90.1	89.1	93.7	91.3
Aquaculture
Inland	29.9	32.4	34.3	36.8	38.7	41.9
Marine	20.0	20.5	21.4	22.3	23.3	24.7
Total aquaculture	49.9	52.9	55.7	59.0	62.0	66.6
TOTAL WORLD FISHERIES	140.7	143.1	145.8	148.1	155.7	158.0

UTILIZATION[1]
Human consumption	117.3	120.9	123.7	128.2	131.2	136.2
Non-food uses	23.4	22.2	22.1	19.9	24.5	21.7
Population (billions)	6.7	6.8	6.8	6.9	7.0	7.1
Per capita food fish supply (kg)	17.6	17.9	18.1	18.5	18.7	19.2

NOTE: Excluding Aquatic Plants. Totals may not match due to rounding.

Data in this section for 2012 are provisional estimates.

World Fish Utilization and Supply:

                         World Fish utilization and supply

A portion of 150 g of fish can provide about 50–60 percent of an adult’s daily protein requirements. In 2010, fish accounted for 16.7 percent of the global population’s intake of animal protein and 6.5 percent of all protein consumed.

 pg. 51

Moreover, fish provided more than 2.9 billion people with almost 20 percent of their intake of animal protein, and 4.3 billion people with about 15 percent of such protein. Fish proteins can represent a crucial nutritional component in some densely populated countries where total protein intake levels may be low.

Global capture fishery production of 93.7 million tonnes in 2011 was the second highest ever (93.8 million tonnes in 1996). Moreover, excluding anchoveta catches, 2012 showed a new maximum production (86.6 million tonnes). Nevertheless, such figures represent a continuation of the generally stable situation reported previously.

Global fishery production in marine waters was 82.6 million tonnes in 2011 and 79.7 million tonnes in 2012. In these years, 18 countries (11 in Asia) caught more than an average of one million tonnes per year, accounting for more than 76 percent of global marine catches. The Northwest and Western Central Pacific are the areas with highest and still-growing catches. Production in the Southeast Pacific is always strongly influenced by climatic variations. In the Northeast Pacific, the total catch in 2012 was the same as in 2003. The long-standing growth in catch in the Indian Ocean continued in 2012. After three years (2007–09) when piracy negatively affected fishing in the Western Indian Ocean, tuna catches have recovered. The Northern Atlantic areas and the Mediterranean and Black Sea again showed shrinking catches for 2011 and 2012. Catches in the Southwest and Southeast Atlantic have recently been recovering.

World Capture Fisheries Production:

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Catches of tuna and tuna-like species set a new record of more than 7 million tonnes in 2012. The annual global catch of the sharks, rays and chimaeras species group has been about 760 000 tonnes since 2005. In 2012, capture production of shrimp species registered a new maximum at 3.4 million tonnes, and the total catch of cephalopods exceeded 4 million tonnes.

Global inland waters capture production reached 11.6 million tonnes in 2012, but its share in total global capture production still does not exceed 13 percent.

Global aquaculture production attained another all-time high of 90.4 million tonnes (live weight equivalent) in 2012 (US$144.4 billion), including 66.6 million tonnes of food fish and 23.8 million tonnes of aquatic algae, with estimates for 2013 of 70.5 million and 26.1 million tonnes, respectively. China alone produced 43.5 million tonnes of food fish and 13.5 million tonnes of aquatic algae that year. Some developed countries, e.g. the United States of America, have reduced their aquaculture output in recent years, mainly owing to competition from countries with lower production costs.

World food fish aquaculture production expanded at an average annual rate of 6.2 percent in the period 2000–2012 (9.5 percent in 1990–2000) from 32.4 million to 66.6 million tonnes. In the same period, growth was relatively faster in Africa (11.7 percent) and Latin America and the Caribbean (10 percent). Excluding China, production in the rest of Asia grew by 8.2 percent per year (4.8 percent in 1990–2000). The annual growth rate in China, the largest aquaculture producer, averaged 5.5 percent in 2000–2012 (12.7 percent in 1990–2000). In 2012, production in North America was lower than in 2000.

The fifteen main producer countries accounted for 92.7 percent of all farmed food fish production in 2012. Among them, Chile and Egypt became million-tonne producers in 2012. Brazil has improved its global ranking significantly in recent years. However, Thailand’s production fell to 1.2 million tonnes in 2011 and 2012 owing to flood damage and shrimp disease. Following the 2011 tsunami, Japanese aquaculture recovered slightly in 2012.

Some 58.3 million people were engaged in the primary sector of capture fisheries and aquaculture in 2012. Of these, 37 percent were engaged full time. In 2012, 84 percent of all people employed in the fisheries and aquaculture sector were in Asia, followed by Africa (more than 10 percent). About 18.9 million were engaged in fish farming (more than 96 percent in Asia). In the period 2010–2012, at least 21 million people were capture fishers operating in inland waters (more than 84 percent in Asia).

Employment in the sector has grown faster than the world’s population. In 2012, it represented 4.4 percent of the 1.3 billion people economically active in the broad agriculture sector worldwide (2.7 percent in 1990). Overall, women accounted for more than 15 percent of all people directly engaged in the fisheries primary sector in 2012. The proportion of women exceeded 20 percent in inland water fishing and up to 90 percent in secondary activities (e.g. processing). FAO estimates that, overall, fisheries and aquaculture assure the livelihoods of 10–12 percent of the world’s population.

The total number of fishing vessels was estimated at 4.72 million in 2012. The fleet in Asia accounted for 68 percent of the global fleet, followed by Africa (16 percent). Some 3.2 million vessels were considered to operate in marine waters. Globally, 57 percent of fishing vessels were engine-powered in 2012, but the motorization ratio was much higher (70 percent) in marine-operating vessels than in the inland fleet (31 percent). The marine fleet shows large regional variations, with non-motorized vessels accounting for 64 percent in Africa.

In 2012, about 79 percent of the world’s motorized fishing vessels were less than 12 m length overall (LOA). The number of industrialized fishing vessels of 24 m and larger operating in marine waters was about 64 000. Several countries have established targets to tackle national overcapacity of fishing fleets and implemented restrictions on larger vessels or gear types. Although China may have reduced its vessel numbers, its fleet’s total combined power has increased, and its mean engine power rose from 64 to 68 kW between 2010 and 2012. Reduced by the 2011 tsunami, Japan’s marine fishing fleet showed a net increase from 2011 to 2012, with the incorporation of new and more powerful units. In the European Union (Member Organization), the downward trend in terms of numbers, tonnage and power has continued.

The proportion of assessed marine fish stocks fished within biologically sustainable levels declined from 90 percent in 1974 to 71.2 percent in 2011, when 28.8 percent of fish stocks were estimated as fished at a biologically unsustainable level and, therefore, overfished. Of the stocks assessed in 2011, fully fished stocks accounted for 61.3 percent and under fished stocks 9.9 percent.

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Stocks fished at biologically unsustainable levels have an abundance lower than the level that can produce the maximum sustainable yield (MSY) and are therefore overfished. They require strict management plans to rebuild them too full and biologically sustainable productivity. Stocks fished within biologically sustainable levels have abundance at or above the level associated with MSY. Stocks fished at the MSY level produce catches that are at or very close to their maximum sustainable production. Therefore, they have no room for further expansion in catch, and require effective management to sustain their MSY. Stocks with a biomass considerably above the MSY level (under fished stocks) may have some potential to increase their production.

The ten most productive species accounted for about 24 percent of world marine capture fisheries production in 2011. Most of their stocks are fully fished and some are over fished.

Rebuilding overfished stocks could increase production by 16.5 million tonnes and annual rent by US$32 billion. With the ever-strengthening declarations of international political will and increasing acceptance of the need to rebuild overfished stocks, the world’s marine fisheries can make good progress towards long-term sustainability.

The proportion of fisheries production used for direct human consumption increased from about 71 percent in the 1980s to more than 86 percent (136 million tonnes) in 2012, with the remainder (21.7 million tonnes) destined to non-food uses (e.g. fishmeal and fish oil).

In 2012, of the fish marketed for edible purposes, 46 percent (63 million tonnes) was in live, fresh or chilled forms. For developing countries as a whole, these forms represented 54 percent of fish destined for human consumption in 2012. Developing countries have experienced a growth in the share of fish production utilized as frozen products (24 percent in 2012). In developed countries, this proportion increased to a record high of 55 percent in 2012.

A significant, but declining, proportion of world fisheries production is processed into fishmeal (mainly for high-protein feed) and fish oil (as a feed additive in aquaculture and also for human consumption for health reasons). They can be produced from whole fish, fish remains, or other fish by-products. About 35 percent of world fishmeal production was obtained from fish residues in 2012.

About 25 million tonnes of seaweeds and other algae are harvested annually for use as food, in cosmetics and fertilizers, and are processed to extract thickening agents or used as an additive to animal feed.

Fish remains among the most traded food commodities worldwide. In 2012, about 200 countries reported exports of fish and fishery products. The fishery trade is especially important for developing nations, in some cases accounting for more than half of the total value of traded commodities. In 2012, it represented about 10 percent of total agricultural exports and 1 percent of world merchandise trade in value terms. The share of total fishery production exported in different product forms for human consumption or non-edible purposes grew from 25 percent in 1976 to 37 percent (58 million tonnes, live-weight equivalent) in 2012. Fishery exports reached a peak of US$129.8 billion in 2011, up 17 percent on 2010, but declined slightly to US$129.2 billion in 2012 following downward pressure on international prices of selected fish and fishery products. Demand was particularly uncertain in many developed countries, thus encouraging exporters to develop new markets in emerging economies. Preliminary estimates for 2013 point to an increase in fishery trade.

Fish prices are influenced by demand and supply factors, including the costs of production and transportation, but also of alternative commodities (e.g. meat and feeds). The aggregate FAO Fish Price Index increased markedly from early 2002 and, after some fluctuations, reached a record high in October 2013.

China is, by far, the largest exporter of fish and fishery products. However, since 2011, it has become the world’s third-largest importing country, after the United States of America and Japan. The European Union (Member Organization) is the largest market for imported fish and fishery products, and its dependence on imports is growing.

An important change in trade patterns is the increased share of developing countries in fishery trade. Developing economies saw their share rise to 54 percent of total fishery exports by value in 2012, and more than 60 percent by quantity (live weight). Although developed countries continue to dominate world imports of fish and fishery products, their share has decreased. Exports from developing countries have increased significantly in recent decades also thanks to the lowering of tariffs. This trend follows the expanding membership of the World Trade Organization (WTO), the entry into force of bilateral and multilateral trade agreements, and rising disposable incomes in emerging economies. However, several factors continue to constrain developing countries in accessing international markets.

Almost two decades since its adoption, the Code of Conduct for Responsible Fisheries (the Code) remains key to achieving sustainable fisheries and aquaculture. The Code provides the framework, and its implementation is steered by 4 international

 pg. 54

plans of action (IPOAs), 2 strategies and 28 technical guidelines, which have evolved to embrace the ecosystem approach. Most countries have fisheries policy and legislation that are consistent with the Code, while other countries have plans to align them. Globally, the priority for implementation is the establishment of responsible fisheries with due consideration of relevant biological, technical, economic, social, environmental and commercial aspects. Members have reported progress on various aspects of the Code including establishment of systems to control fisheries operations, developing food safety and quality assurance systems, establishment of mitigation measures for post-harvest losses, and development and implementation of national plans to combat illegal, unreported and unregulated (IUU) fishing and curtail fishing capacity. Several regional fishery bodies (RFBs) have implemented management measures to ensure sustainable fisheries and protect endangered species. The 2012 independent evaluation of FAO’s support to the implementation of the Code was positive but called for more strategic and prioritized development and support, improved outreach, closer articulation between normative and operational work, and more attention to the human dimensions.

FAO is promoting “Blue Growth” as a coherent approach for the sustainable, integrated and socio-economically sensitive management of oceans and wetlands, focusing on capture fisheries, aquaculture, ecosystem services, trade and social protection of coastal communities. The Blue Growth framework promotes responsible and sustainable fisheries and aquaculture by way of an integrated approach involving all stakeholders. Through capacity development, it will strengthen the policy environment, institutional arrangements and the collaborative processes that empower fishing and fish-farming communities, civil society organizations and public entities.

The contributions of small-scale fisheries (SSFs) to poverty alleviation and food and nutrition security are being increasingly recognized, most notably in the Rio+20 outcome document (The Future We Want), in the Voluntary Guidelines for the Responsible Governance of Tenure of Land, Fisheries and Forests in the Context of National Food Security (VG Tenure), and in the development of the Voluntary Guidelines for Securing Sustainable Small-scale Fisheries in the Context of Food Security and Poverty Eradication (SSF Guidelines). These initiatives aim to ensure that fishers and their communities have tenure security and market access while safeguarding their human rights.

Traceability in the food supply chain is increasingly becoming a requirement in major fish importing countries. It can safeguard public health and demonstrate that fish has been caught legally from a sustainably managed fishery or produced in an approved aquaculture facility. FAO technical guidelines describe best practices for certification of products and processes and for ensuring that labels on fish products are accurate and verifiable.

The RFBs are the primary organizational mechanism through which States work together to ensure the long-term sustainability of shared fishery resources. Progress has been made in extending the global coverage of RFBs, which ideally will eventually result in all marine and transboundary inland aquatic regions being covered by some form of RFB or arrangement. The RFBs recognize the need for their mandates to be sound and for their practices, procedures and advice to be best practice. Most have prioritized plans for implementing review recommendations and are effectively monitoring their progress.

Illegal, unreported and unregulated (IUU) fishing remains a major threat to marine ecosystems. Therefore, many States are striving to implement the International Plan of Action to Prevent, Deter and Eliminate Illegal, Unreported and Unregulated Fishing (IPOA–IUU), while RFBs have engaged in vigorous campaigns to combat IUU fishing. The binding 2009 FAO Agreement on Port State Measures to Prevent, Deter and Eliminate Illegal, Unreported and Unregulated Fishing (PSMA) has not yet come into force but it has the potential to be a cost-effective and efficient means of combating IUU fishing. The FAO Committee on Fisheries (COFI) is considering the “Voluntary Guidelines for Flag State Performance”. These should prove a valuable tool for strengthening compliance by flag States regarding fishing vessels.

Bycatch and discards remain a major concern. FAO has developed international guidelines on bycatch management and discard reduction and has been urged to provide support in capacity building for their implementation within the ecosystem approach. FAO and its partners are therefore developing a series of global and regional bycatch initiatives.

A recent FAO survey indicates a good overall status of governance in aquaculture. The ecosystem approach to aquaculture (EAA) and spatial planning are becoming important in supporting implementation of the Code, particularly with respect to social license and environmental integrity. Interest in the certification of aquaculture production systems, practices, processes and products is also increasing. However, the plethora of international and national certification schemes and accreditation bodies has led to some confusion and unnecessary costs. In this regard, FAO has developed technical guidelines on aquaculture certification and an evaluation framework for assessing such schemes. Overall, the major challenge for aquaculture governance is to ensure that the right measures are in place to guarantee environmental sustainability without destroying entrepreneurial initiative and social harmony.

Areas beyond national jurisdiction (ABNJ) comprise the high seas and the sea bed beyond the exclusive economic zones (EEZs). They include ecosystems that are subject to impacts from shipping, pollution, deep-sea mining, fishing, etc. FAO is coordinating the “Global sustainable fisheries management and biodiversity conservation in the Areas Beyond National Jurisdiction Program” to promote efficient and sustainable management of fisheries and biodiversity conservation.

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Capture Fisheries Production (Total Capture Fisheries Production):

According to final data, total global capture production of 93.7 million tonnes in 2011 was the second-highest ever, slightly below the 93.8 million tonnes of 1996. Moreover, 2012 showed a new maximum production (86.6 million tonnes) when the highly variable anchoveta (Engraulis ringens) catches are excluded.

However, these recent results should not raise expectations of significant catch increases. Rather, they represent a continuation of the generally stable situation reported previously.1 Variations in production by country, fishing area and species are buffered at the global level through compensatory developments in different fisheries. In 1998, extremely low anchoveta catches reduced the total catch to 85.7 million tonnes. Thereafter, the widest deviations from the annual average of 91.1 million tonnes in the best and worst years (2011 and 2003 at 93.7 and 88.3 million tonnes, respectively) have been only about 3 percent.

World Marine Capture Production

Global fishery production in marine waters was 82.6 million tonnes in 2011 and 79.7 million tonnes in 2012 (74.3 and 75.0 million tonnes excluding anchoveta). In these two years, 18 countries caught more than an average of one million tonnes per year, accounting for more than 76 percent of global marine catches. Eleven of these countries are in Asia (including also the Russian Federation, which fishes much more in the Pacific than in the Atlantic). Most of these Asian countries have shown considerable increases in marine catches in the last 10 years, with the exception of Japan and Thailand, which have registered decreases, and the Philippines and the Republic of Korea, whose catches have grown slightly. However, while some countries (i.e. the Russian Federation, India and Malaysia) have reported decreases in some years, marine catches submitted to FAO by Myanmar, Viet Nam, Indonesia and China have shown continuous growth, in some cases resulting in an astonishing decadal increase (e.g. Myanmar up 121 percent, and Viet Nam up 47 percent).

2012 Ranking	Country	Continent	2003	2011 (Tonnes)	2012	Variation 2003–2012 2011–2012 (Percentage)
1	China	Asia	12 212 188	13 536 409	13 869 604	13.6 2.4
2	Indonesia	Asia	4 275 115	5 332 862	5 420 247	27.0 1.7
3	United States of America	Americas	4 912 627	5 131 087	5 107 559	4.0 –0.5
4	Peru	Americas	6 053 120	8 211 716	4 807 923	–20.6 –41.5
5	russian Federation	Asia/ Europe	3 090 798	4 005 737	4 068 850	31.6 1.6
6	Japan	Asia	4 626 904	3 741 222	3 611 384	–21.9 –3.5
7	India	Asia	2 954 796	3 250 099	3 402 405	15.1 4.7
8	Chile	Americas	3 612 048	3 063 467	2 572 881	–28.8 –16.0
9	Viet Nam	Asia	1 647 133	2 308 200	2 418 700	46.8 4.8
10	Myanmar	Asia	1 053 720	2 169 820	2 332 790	121.4 7.5
11	Norway	Europe	2 548 353	2 281 856	2 149 802	–15.6 –5.8
12	Philippines	Asia	2 033 325	2 171 327	2 127 046	4.6 –2.0
13	republic of Korea	Asia	1 649 061	1 737 870	1 660 165	0.7 –4.5
14	thailand	Asia	2 651 223	1 610 418	1 612 073	–39.2 0.1
15	Malaysia	Asia	1 283 256	1 373 105	1 472 239	14.7 7.2
16	Mexico	Americas	1 257 699	1 452 970	1 467 790	16.7 1.0
17	Iceland	Europe	1 986 314	1 138 274	1 449 452	–27.0 27.3
18	Morocco	Africa	916 988	949 881	1 158 474	26.3 22.0
Total 18	major countries		58 764 668	63 466 320	60 709 384	3.3	–4.3
World to	tal		79 674 875	82 609 926	79 705 910	0.0	–3.5
Share 18	major countries (percentage)		73.8	76.8	76.2

 pg. 56

The drop in capture production for Japan and Thailand (–22 and –39 percent, respectively) has been due to different reasons. Japan has been progressively reducing its fishing fleet since the early 1980s. In March 2011, its northeast coast was hit by a tsunami caused by the fifth-most powerful earthquake in the world since modern record-keeping began in 1900. Following the destruction of fishing vessels and infrastructure, Japan’s total catch was forecast to fall by about one-third. However, the actual decrease in comparison to 2010 was about 7 percent, with a further decrease of 3.5 percent in 2012. Thailand’s catches have fallen markedly owing to depletion of some marine resources by overfishing and environmental degradation in the Gulf of Thailand, and cessation of fishing operations by Thai vessels in Indonesian waters since 2008.

Reflecting the extensive fishing by Asian countries, the Northwest and Western Central Pacific are the areas with highest and still-growing catches.

21	Atlantic, Northwest	2 293 460	2 002 323	1 977 710	–13.8	–1.2
27	Atlantic, Northeast	10 271 103	8 048 436	8 103 189	–21.1	0.7
31	Atlantic, Western Central	1 770 746	1 472 538	1 463 347	–17.4	–0.6
34	Atlantic, Eastern Central	3 549 945	4 303 664	4 056 529	14.3	–5.7
37	Mediterranean and Black Sea	1 478 694	1 436 743	1 282 090	–13.3	–10.8
41	Atlantic, Southwest	1 987 296	1 763 319	1 878 166	–5.5	6.5
47	Atlantic, Southeast	1 736 867	1 263 140	1 562 943	–10.0	23.7
51	Indian Ocean, Western	4 433 699	4 206 888	4 518 075	1.9	7.4
57	Indian Ocean, Eastern	5 333 553	7 128 047	7 395 588	38.7	3.8
61	Pacific, Northwest	19 875 552	21 429 083	21 461 956	8.0	0.2
67	Pacific, Northeast	2 915 275	2 950 858	2 915 594	0.0	–1.2
71	Pacific, Western Central	10 831 454	11 614 143	12 078 487	11.5	4.0
77	Pacific, Eastern Central	1 769 177	1 923 433	1 940 202	9.7	0.9
81	Pacific, Southwest	731 027	581 760	601 393	–17.7	3.4
87	Pacific, Southeast	10 554 479	12 287 713	8 291 844	–21.4	–32.5
18, 48,	Arctic and Antarctic areas	142 548	197 838	178 797	25.4	–9.6
58, 88
World total 79 674 875 82 609 926 79 705 910

Production in the Southeast Pacific is always strongly influenced by climatic variations. In the Northeast Pacific, despite annual strong fluctuations for major species (i.e. Alaska pollock and salmons), the total catch in 2012 was the same as in 2003.

The growth in total catch seems unending in the Indian Ocean, as in 2012 two new record highs were recorded for the Western (4.5 million tonnes) and Eastern (7.4 million tonnes) fishing areas. After three years (2007–09) in which total tuna catches in the Western Indian Ocean decreased by 30 percent as piracy deterred fishing operations, tuna catches have recovered since 2010.

The decline in catches in the Northern Atlantic areas and in the Mediterranean and Black Sea seemed to have ended at the beginning of the 2010s, but data for 2011 and 2012 again showed shrinking catches. Trends in the Southwest and Southeast Atlantic have been variable in the last decade but in recent years both areas have been recovering from the catch decreases of the late 2000s.

About one-third of total capture production in the Western Central Atlantic comes from United States’ catches of Gulf menhaden (Brevoortia patronus), a clupeoid species that is processed into fishmeal and fish oil. In 2010, the menhaden fishery experienced unprecedented closures of long-established fishing grounds owing to the Deepwater Horizon oil spill. High catches in 2011 contributed to a recovery in the overall total for the Western Central Atlantic to about 1.5 million tonnes, a level not achieved since 2004. In-depth analysis of catch trend in this area is hampered by the low quality of data or non-submission of fishery statistics by several Caribbean and coastal States.

Similarly, for a real picture of the trend in the Eastern Central Atlantic, where the maximum was reached in 2010 at 4.4 million tonnes, catch data are needed for all distant-water fleets fishing in the EEZs of West African countries. Some coastal countries (e.g. Guinea-Bissau and Mauritania) provide information on such catches to FAO. This information is cross-checked with data submitted by the flag States, and the catches that had not been reported to FAO are added to the FAO database. However, some

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foreign vessels operate in joint ventures with local companies, which makes correct attribution of catch nationality more complex and avoiding catch recording easier.

The FAO global capture database now includes statistics for almost 1 600 harvested marine species, but 23 major species alone represent about 40 percent of the total marine catch. Almost two-thirds of these species are small pelagics that present large fluctuations owing to environmental regimes. In several cases, they are widely used as raw material in reduction to meal and oil, and are of low commercial value.

Besides the above-mentioned drop in anchoveta catches, 2012 also saw significant decreases in catches of California pilchard and Chilean jack mackerel. Final catch data for the latter will also be at a low level in 2013 as the South Pacific Regional Fisheries Management Organisation has adopted conservation and management measures to arrest its depletion, including a reduced overall catch quota.

In 2011 and 2012, the Gadiformes group confirmed its recovery from the catch of less than 7 million tonnes recorded in 2009. The two most important species in this group (Alaska pollock and Atlantic cod) have shown continuously increasing catches in the last 3–4 years, and the levels attained in 2012 had not been reached since 1998. Blue whiting (Micromesistius poutassou), which was the third most-caught of all species in 2004, ranked about thirtieth in 2012. From the late 1990s, this species had eight strong consecutive year classes until 2005 when recruitment collapsed to former levels. Various hypotheses have been proposed for these variations but firm conclusions have yet to be drawn. However, in 2012, catches resumed growing after an extremely low level in 2010 and, on the basis of a spawning stock biomass that almost doubled from 2010 to 2013, the International Council for the Exploration of the Sea advised an increase in the total allowable catch by 64 and 48 percent for 2013 and 2014, respectively.

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2012	Scientific	FAO English name	2003	2011	2012	Variation 2003–2012 2011–2012
Ranking	name
				(Tonnes)		(Percentage)
1	Engraulis ringens	Anchoveta	6 203 751	8 319 597	4 692 855	–24.4 –43.6
(= Peruvian anchovy)
2	Theragra	Alaska pollock	2 887 962	3 207 063	3 271 426	13.3 2.0
	chalcogramma	(= walleye pollock)
3	Katsuwonus	Skipjack tuna	2 184 592	2 644 767	2 795 339	28.0 5.7
pelamis
4	Sardinella spp.[1]	Sardinellas nei	2 052 581	2 344 675	2 345 038	14.2 0.0
5	Clupea harengus	Atlantic herring	1 958 929	1 780 268	1 849 969	–5.6 3.9
6	Scomber	Chub mackerel	1 825 130	1 715 536	1 581 314	–13.4 –7.8
japonicus
7	Decapterus spp.[1]	Scads nei	1 438 905	1 384 105	1 441 759	0.2 4.2
8	Thunnus	Yellowfin tuna	1 498 652	1 239 232	1 352 204	–9.8 9.1
albacares
9	Engraulis	Japanese anchovy	1 899 570	1 325 758	1 296 383	–31.8 –2.2
japonicus
10	Trichiurus	Largehead hairtail	1 249 408	1 258 389	1 235 373	–1.1 –1.8
lepturus
11	Gadus morhua	Atlantic cod	849 015	1 051 545	1 114 382	31.3 6.0
12	Sardina	European pilchard	1 052 003	1 037 161	1 019 392	–3.1 –1.7
	pilchardus	(= sardine)
13	Mallotus villosus	Capelin	1 143 971	853 449	1 006 533	–12.0 17.9
14	Dosidicus gigas	Jumbo flying squid	402 045	906 310	950 630	136.4 4.9
15	Scomberomorus	Seerfishes nei	702 010	918 495	914 591	30.3 –0.4
spp.[1]
16	Scomber	Atlantic mackerel	689 606	945 452	910 697	32.1 –3.7
scombrus
17	Strangomera	Araucanian herring	304 048	887 272	848 466	179.1 –4.4
bentincki
18	Acetes japonicus	Akiami paste shrimp	542 974	550 297	588 761	8.4 7.0
19	Brevoortia	Gulf menhaden	522 195	623 369	578 693	10.8 –7.2
patronus
20	Nemipterus spp.[1]	threadfin breams nei	636 644	551 239	576 487	–9.4 4.6
21	Engraulis	European anchovy	620 200	607 118	489 297	–21.1 –19.4
encrasicolus
22	Trachurus	Chilean jack mackerel	1 797 415	634 126	447 060	–75.1 –29.5
murphyi
23	Sardinops	California pilchard	633 554	639 235	364 386	–42.5 –43.0
caeruleus
Total 23 major species and genera 33 095 160 35 424 458 31 671 035 –4.5 –10.7

Catches of flatfish, coastal and other demersal species groups have been stable in recent years.

Catches of tuna and tuna-like species resumed growing and set a new record of more than 7 million tonnes in 2012. Seven species and genera have consistently accounted for about 90 percent of the total tuna catch since 2000. Catches of small tunas (such as skipjack, frigate and bullet tunas), seerfishes (Scomberomorus spp.) and albacore have grown significantly (See graph above). In 2012, catches of yellowfin exceeded their 2000 level after fluctuating, while bigeye had the only decreasing trend with catches down by 5 percent.

The global catch of the sharks, rays and chimaeras species group has been stable since 2005 around an annual average of 760 000 tonnes. About 37 percent of recent catches are for shark species items, 30 percent for rays, 1 percent for chimaeras, and 32 percent are unidentified “Elasmobranchii”. However, as the great majority of catches grouped under “Elasmobranchii” belong to proper sharks, total recent shark catches can be estimated at about 520 000 tonnes. Previous issues of The State of World

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Fisheries and Aquaculture mentioned that the apparent increase in shark catches in the 1990s up to the record high of 2003 may have been influenced by the enhanced species breakdown in the catch statistics reported. As improvement in the quality of the shark catch data collected by national offices and regional fishery bodies seems to be approaching a plateau, the indication from recent data of a stable trend is now considered more reliable.

In 2012, capture production of shrimp species registered a new maximum at 3.4 million tonnes. More than half of the global shrimp catch comes from the Northwest and Western Central Pacific, with other important fisheries in the Indian Ocean and Western Atlantic (respectively, almost 20 and 17 percent of the total). After peaking in 2007 at 4.3 million tonnes, the total catch of cephalopods slowed for some years, but in 2012 it again exceeded 4 million tonnes. The jumbo flying squid (Dosidicus gigas) from the Eastern Pacific, Japanese flying squid (Todarodes pacificus) from the Northwest Pacific, and the Argentine shortfin squid (Illex argentines) from the Southwest Atlantic are the most-caught species, also by distant-water fleets. Catches of octopuses, which at the global level are more stable than those of squids, come mainly from the Northwest Pacific and Eastern Central Atlantic.

World Inland Waters Capture Production

Global inland waters capture production reached 11.6 million tonnes in 2012. Although its upward trend seems continuous, its share in total global capture production does not exceed 13 percent.

“Inland waters” remains the most difficult subsector for which to obtain reliable capture production statistics. Several countries in Asia, the continent that accounts for two-thirds of the global total, are believed to either under- or over-estimate their inland water catches. The total catch reported by India is very variable and that from Myanmar has increased 4.3 times in a decade. However, consumption surveys in Cambodia, the Lao People’s Democratic Republic, Thailand and Viet Nam reveal that capture production in the lower Mekong Basin is probably significantly greater than officially reported.

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Inland fisheries are also important in Africa, where one-third (2.7 million tonnes) of total capture fisheries production comes from inland waters. The numerous populations living near the Great Lakes (Victoria, Tanganyika and Malawi) and major rivers (Nile, Niger, Congo, etc.) depend primarily on fish for their protein intake. The “Value of African Fisheries” study highlights the importance of inland fisheries in terms of value and employment.

The total inland waters catch in the other continents is stable at about 0.58 million and 0.38 million tonnes for the Americas and Europe (including the Russian Federation), respectively, and 18 000 tonnes in Oceania.

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AQUAULTURE:

World aquaculture production continues to grow, albeit at a slowing rate. According to the latest available statistics collected globally by FAO, world aquaculture production attained another all-time high of 90.4 million tonnes (live weight equivalent) in 2012 (US$144.4 billion), including 66.6 million tonnes of food fish (US$137.7 billion) and 23.8 million tonnes of aquatic algae (mostly seaweeds, US$6.4 billion). In addition, some countries also reported collectively the production of 22 400 tonnes of non-food products (US$222.4 million), such as pearls and seashells for ornamental and decorative uses. For this analysis, the term “food fish” includes finfishes, crustaceans, molluscs, amphibians, freshwater turtles and other aquatic animals (such as sea cucumbers, sea urchins, sea squirts and edible jellyfish) produced for the intended use as food for human consumption. At the time of writing, some countries (including major producers such as China and the Philippines) had released their provisional or final official aquaculture statistics for 2013. According to the latest information, FAO estimates that world food fish aquaculture production rose by 5.8 percent to 70.5 million tonnes in 2013, with production of farmed aquatic plants (including mostly seaweeds) being estimated at 26.1 million tonnes. In 2013, China alone produced 43.5 million tonnes of food fish and 13.5 million tonnes of aquatic algae.

The total farmgate value of global aquaculture has probably been overstated owing to factors such as some countries reporting retail, product or export prices instead of prices at first sale. Nonetheless, when used at aggregated levels, the value data are useful in showing the development trend and for comparison of the relative importance of economic benefit among different types of aquaculture and different groups of farmed aquatic species.

The global trend of aquaculture development gaining importance in total fish supply has remained uninterrupted. Farmed food fish contributed a record 42.2 percent of the total 158 million tonnes of fish produced by capture fisheries (including for nonfood uses) and aquaculture in 2012. This compares with just 13.4 percent in 1990 and 25.7 percent in 2000. Asia as a whole has been producing more farmed fish than wild catch since 2008, and its aquaculture share in total production reached 54 percent in 2012, with Europe at 18 percent and other continents at less than 15 percent.

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The overall growth in aquaculture production remains relatively strong owing to the increasing demand for food fish among most producing countries. However, aquaculture output by some industrialized regional major producers, most notably the United States of America, Spain, France, Italy, Japan and the Republic of Korea, has fallen in recent years. A decline in finfish production is common to all these countries, while mollusc production has also decreased in some of them. The availability of fish imported from other countries where production costs are relatively low is seen as a major reason for such production falls. The resulting fish supply gap in the aforementioned countries has been one of the drivers encouraging production expansion in other countries with a strong focus on export-oriented species.

World food fish aquaculture production expanded at an average annual rate of 6.2 percent in the period 2000–2012, more slowly than in the periods 1980–1990 (10.8 percent) and 1990–2000 (9.5 percent). Between 1980 and 2012, world aquaculture production volume increased at an average rate of 8.6 percent per year. World food fish aquaculture production more than doubled from 32.4 million tonnes in 2000 to 66.6 million tonnes in 2012.

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By continent, annual aquaculture production growth was fastest in Africa (11.7 percent) and Latin America and the Caribbean (10 percent) in the first twelve years of the new millennium. When China is excluded, the expansion in farmed food fish production in the rest of Asia recorded an annual growth rate of 8.2 percent from 2000 to 2012, which is significantly higher than in the periods 1980–1990 (6.8 percent) and 1990–2000 (4.8 percent). The annual growth rate in China, the single largest aquaculture producer, fell to an average of 5.5 percent in the period 2000–2012, less than half that of 1980–1990 (17.3 percent) and 1990–2000 (12.7 percent). Europe and Oceania had the lowest average annual growth rates in the period 2000–2012 at 2.9 and 3.5 percent, respectively. In sharp contrast to other regions, production in North America started to shrink gradually from 2005 and, by 2012, was lower than in 2000, owing to the production fall in the United States of America.

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FAO has recorded statistics from 187 countries and territories worldwide with aquaculture production in 2012 and from 9 countries and territories with no production in 2012 but with production recorded previously. Of the 196 countries and territories with production statistics registered, 71 of them (36 percent) did not respond to FAO’s aquaculture statistics questionnaire for the year 2012. The non-reporting countries include one of the world’s major producers in Asia and five major producers in Europe. The data from the reporting countries vary greatly in terms of completeness of coverage, quality and timeliness of reporting. It remains a challenge to obtain good quality national data for a better and more detailed analysis of the status and trends in aquaculture worldwide. For example, in recent years, the number of countries from the European Union (Member Organization) intentionally blurring some statistical details in their national data reporting has increased owing to the confidentiality of the data in question.

Production Distribution:

Aquaculture development is imbalanced and its production distribution is uneven, with Asia accounting for about 88 percent of world aquaculture production by volume.

Worldwide, 15 countries produced 92.7 percent of all farmed food fish in 2012. Among them, Chile and Egypt became million-tonne producers in 2012. Brazil’s global ranking has improved significantly in recent years. In contrast, Thailand, after its record-high production of 1.4 million tonnes in 2009, saw its production fall to 1.3 million tonnes in 2010 and 1.2 million tonnes in 2011 and 2012, mainly owing to widespread flood damage in 2011 and the dive in shrimp yield as a consequence of early mortality syndrome. Cut to just over half a million tonnes by the 2011 tsunami, Japan’s aquaculture production recovered slightly to more then 0.6 million tonnes in 2012. Production peaked at more than 0.6 million tonnes in both the United States of America and the Republic of Korea in 2004 and 2007, respectively. In 2012, their respective production levels were slightly more than 0.4 million tonnes and just less than 0.5 million tonnes. Farmed food fish production has been rising steadily among the other leading producers, except in Chile, where disease outbreaks in marine cage culture of Atlantic salmon hit production in 2009–2010 before recovery and further expansion in production in 2011–12.

Among the leading producers, the major groups of species farmed and the farming systems vary greatly. India, Bangladesh, Egypt, Myanmar and Brazil rely very heavily on inland aquaculture of finfish while their potential for mariculture production of finfish remains largely untapped. Norwegian aquaculture, however, rests almost exclusively on finfish mariculture, particularly marine cage culture of Atlantic salmon, an increasingly popular species in the world market. Chilean aquaculture is similar to that of Norway but it also has a significant production of molluscs (mostly mussels) and finfish farmed in freshwater, and all farmed species are targeted at export markets. In Japan and the Republic of Korea, well over half of their respective food fish production is marine molluscs, and their farmed finfish production depends more on marine cage culture. Half of Thailand’s production is crustaceans, consisting mostly of internationally traded marine shrimp species. Indonesia has a relatively large proportion of finfish production from mariculture, which depends primarily on coastal brackish-water ponds. It also has the world’s fourth-largest marine shrimp farming subsector. In the Philippines, finfish production overshadows that of crustaceans and molluscs. The country produces more finfish from mariculture than freshwater aquaculture, and about one-fourth of the mariculture-produced finfish, mostly milkfish, are harvested from cages in marine and brackish water. In Viet Nam, more than half of the finfish from inland aquaculture are Pangasius catfish, which are traded overseas. In addition, its crustacean culture subsector, including marine shrimps and giant freshwater prawn, is smaller only than that of China and Thailand. China is very diversified in terms of aquaculture species and farming systems, and its finfish culture in freshwater forms the staple supply of food fish for its domestic market. Its finfish mariculture subsector, especially marine cage culture, is comparatively weak, with only about 38 percent (395 000 tonnes) being produced in marine cages.

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Inland Aquaculture, Mariculture and Species Groups Farmed

World aquaculture production can be categorized into inland aquaculture and mariculture. Inland aquaculture generally use freshwater, but some production operations use saline water in inland areas (such as in Egypt) and inland saline-alkali water (such as in China). Mariculture includes production operations in the sea and intertidal zones as well as those operated with land-based (onshore) production facilities and structures.

Global food fish productions from inland aquaculture and from mariculture were at the same level of 2.35 million tonnes in 1980. However, inland aquaculture growth has since outpaced mariculture growth, with average annual growth rates of 9.2 and 7.6 percent, respectively. As a result, inland aquaculture steadily increased its contribution to total farmed food fish production from 50 percent in 1980 to 63 percent in 2012.

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Of the 66.6 million tonnes of farmed food fish produced in 2012, two-thirds (44.2 million tonnes) were finfish species grown from inland aquaculture (38.6 million tonnes) and mariculture (5.6 million tonnes). Although finfish species grown from mariculture represent only 12.6 percent of the total farmed finfish production by volume, their value (US$23.5 billion) represents 26.9 percent of the total value of all farmed finfish species. This is because finfish grown from mariculture include a large proportion of carnivorous species, such as Atlantic salmon, trouts and groupers, that are higher in unit value than most freshwater-farmed finfish.

In 2012, farmed crustaceans accounted for 9.7 percent (6.4 million tonnes) of food fish aquaculture production by volume but 22.4 percent (US$30.9 billion) by value. Mollusc production (15.2 million tonnes) was more than double that of crustaceans, but its value was only half that of crustaceans. In fact, many of the molluscs produced in freshwater were by-products of freshwater pearl culture in Asia. Other aquatic species are still marginal in terms of production volume (0.9 million tonnes), and are farmed mainly in a few countries in Eastern Asia and for markets within the region. However, some species, such as Japanese sea cucumber, are of high value.

The rapid growth in inland aquaculture of finfish reflects the fact that it is a relatively easy-to-achieve type of aquaculture in developing countries when compared with mariculture. It now accounts for 57.9 percent of farmed food fish production globally. Freshwater fish farming makes the greatest direct contribution to the supply of affordable protein food, particularly for people still in poverty in developing countries in Asia, Africa and Latin America. This subsector is also expected, through continued promotion and sustainable development, to be the lead player in achieving long-term food and nutrition security and in meeting the increased demand for food fish by the growing population in many developing countries in the coming decades.

In 2012, 3.9 billion people, 55 percent of all humanity, lived inside the circle shown on the map shown below. The development of aquaculture has made a great contribution to the supply of food fish for consumption in most of the countries there, including several of the world’s most populous countries such as China, India, Indonesia, Pakistan, Bangladesh and Japan. In 2012, the countries inside the circle produced 58.3 million tonnes of food fish from aquaculture – 87.5 percent of the world’s farmed food fish production. When these countries are counted together, the contribution of aquaculture to total fish production rose from 23.9 percent in 1990, to 40.2 percent in 2000, and 54.6 percent in 2012.

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Species Produced in Aquaculture:

As at 2012, the number of species registered in FAO statistics was 567, including finfishes (354 species, with 5 hybrids), molluscs (102), crustaceans (59), amphibians and reptiles (6), aquatic invertebrates (9), and marine and freshwater algae (37). It is estimated that more than 600 aquatic species are cultured worldwide for production in a variety of farming systems and facilities of varying input intensities and technological sophistication, using freshwater, brackish water and marine water. For most farmed aquatic species, hatchery and nursery technology have been developed and established. For a few species, such as eels (Anguilla spp.), farming still relies entirely on wild seed.

In 2012, global production of non-fed species from aquaculture was 20.5 million tonnes, including 7.1 million tonnes of filter-feeding carps and 13.4 million tonnes of bivalves and other species. Continuing its established trend, the share of non-fed species in total farmed food fish production declined further from 33.5 percent in 2010 to 30.8 percent in 2012, reflecting a relatively stronger growth in the farming of fed species. The potential for non-fed aquaculture development, particularly of marine bivalves, has yet to be fully explored in Africa and in Latin America and the Caribbean. However, limited capacity in mollusc seed production is regarded as a constraint in some countries in the latter region. The feasibility of establishing regional mollusc hatcheries to serve these countries is being explored.

Many indigenous aquatic species are used in aquaculture without being registered individually in national statistics. In China alone, more than 200 species are farmed commercially according to government reports, but its total production is registered under fewer than 90 species and species groups in national statistics. Similarly, in India and Viet Nam, the number of cultured species far exceeds the number included in statistics. Analysis of aquaculture production with further details about farmed species remains an approximation.

The farming of tilapias, including Nile tilapia and some other cichlids species, is the most widespread type of aquaculture in the world. FAO has recorded farmed tilapia production statistics for 135 countries and territories on all continents. The true number of producer countries is higher because commercially farmed tilapias are yet to be reflected separately in national statistics in Canada and some European countries.

As there have been no major changes in the last two years, the 2012 edition of this report4 should be consulted for further information on the major species and species groups produced from aquaculture and the proportional relationships among them.

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Production of Farmed Aquatic Plants

Concerning the production of aquatic plants, FAO statistics include both macroalgae (seaweeds) grown in marine or brackish waters and microalgae grown in seawater, brackish water or freshwater. Some freshwater aquatic macrophytes farmed as food, such as water caltrop, water chestnut and edible lotus, are excluded. Farmed aquatic plants are usually discussed separately from food fish because much of overall aquatic plant production is used for non-food purposes. Although the microalgae of Spirulina spp. have a high protein content (more than 60 percent in dry weight), its production volume is still marginal compared with other farmed species. The culture of microalgae, including Spirulina spp. for human consumption and feed use, Haematococcus pluvialis for pharmaceutical, nutraceutical and feed use, and microalgal biofuel production are poorly reported in terms of production statistics.

According to the available data, in 2012, 33 countries and territories worldwide harvested 23.8 million tonnes (wet weight) of aquatic plants from aquaculture, while capture production was 1.1 million tonnes. A few Asian countries dominate farmed algae production, with China and Indonesia accounting for 81.4 percent of the total.

World production of farmed seaweeds more than doubled from 2000 to 2012. Expansion has been particularly impressive in Indonesia. Further rapid development there is expected as the national policy is to embrace “blue growth”, and the country has vast areas of sunlit shallow sea as suitable culture sites and possesses the relatively simple techniques required for reproduction and culture of Kappaphycus alvarezii and Eucheuma spp.

In China, farmed seaweed production almost doubled between 2000 and 2012, with the development of high-yield strains of major species playing an important role. The culture of Japanese kelp, the most-farmed coldwater seaweed species, has become well established in the relatively warmer coastal provinces in the south of the country thanks to the development of a warm water-tolerant strain of this species. More kelp is now produced in the south than the north. Seaweed farming has long been promoted in China in areas of marine cage culture for bioextraction of nutrients in the seawater.

Among Asia’s major producers, seaweed farming production has declined only in Japan. However, this fall in domestic production has been offset by imports from neighboring countries.

Beyond Asia, Zanzibar (the United Republic of Tanzania) in East Africa and Solomon Islands in the Pacific have experienced strong growth in seaweed farming (mostly Kappaphycus alvarezii) for export markets. In some countries, including India, TimorLeste, the United Republic of Tanzania, Madagascar, Fiji, Kiribati and Mozambique, seaweed farming has been recognized as offering potential for significant production volumes. Currently, these countries each produce from a few hundred to a few thousand tonnes annually, except Mozambique, where seaweed farming has ceased owing to non-technical reasons (including marketing).

FAO aquaculture statistics record all farmed aquatic algae under 37 separate species or species groups. Farmed algae can be categorized into seven groups according to their nature and intended uses. Driven by the aforementioned expansion in Indonesia and elsewhere, the most obvious change in the species composition of world farmed aquatic algae production is the rapid increase in the dominance of Eucheuma seaweeds (Kappaphycus alvarezii and Eucheuma spp.) farmed in tropical and subtropical seawater and used for carageenan extraction. Their production level surpassed that of Japanese kelp in 2010.

Seaweed species not identified and Gracilaria seaweeds are mostly produced in China, and a large proportion of their production is used as feed for abalone and sea cucumber culture. Farmed wakame and Porphyra seaweeds are almost entirely destined for direct human consumption. A small portion (less than 20 percent) of Japanese kelp produced in China is used for iodine and algin extraction. It is estimated that, in 2012, about 9 million tonnes of farmed seaweeds were used for direct human consumption, mostly in East Asia, in product forms recognizable as seaweeds by consumers. In addition, agar and carrageenan extracted from other seaweed species are also destined for human consumption in forms not easily recognized, such as thickening agents in some beverages.

Fishers and Fish Farmers

Many millions of people around the world find a source of income and livelihood in the fisheries and aquaculture sector. The most recent estimates indicate that 58.3 million people were engaged in the primary sector of capture fisheries and aquaculture in 2012. Of these, 37 percent were engaged full time, 23 percent part time, and the remainder were either occasional fishers or of unspecified status.

In 2012, 84 percent of all people employed in the fisheries and aquaculture sector were in Asia, followed by Africa (more than 10 percent), and Latin America and the Caribbean (3.9 percent). About 18.9 million (more than 32 percent of all people employed in the sector) were engaged in fish farming, concentrated primarily in Asia (more than 96 percent), followed by Africa (1.6 percent), and Latin America and the Caribbean (1.4 percent).

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In the period 2010–2012, at least 21 million people (about 36 percent of all those engaged in the overall sector) were capture fishers operating in inland waters, concentrated primarily in Asia (more than 84 percent), followed by Africa (about 13 percent). The above figures do not include people engaged in fish farming in inland waters as the employment statistics collected by FAO do not separate marine from freshwater aquaculture.

Historically (1990–2012), employment in the fisheries sector has grown faster than the world’s population and employment in the traditional agriculture sector. The 58.3 million fishers and fish farmers in 2012 represented 4.4 percent of the 1.3 billion people economically active in the broad agriculture sector worldwide, compared with 2.7 and 3.8 percent in 1990 and 2000, respectively.

However, the relative proportion of those engaged in capture fisheries within the fisheries and aquaculture sector decreased overall from 83 percent in 1990 to 68 percent in 2012, while that of those engaged in fish farming correspondingly increased from 17 to 32 percent. At the global level, the number of people engaged in fish farming has, since 1990, increased at higher annual rates than that of those engaged in capture fisheries.

In the last two decades, the trends in the number of people engaged in the fisheries primary sector have varied by region, and North America, with very low population growth and decreasing economically active populations in the agriculture sector, have experienced the largest decrease in the number of people engaged in capture fishing, and little increase or even a decrease in those engaged in fish farming. These trends relate to the trends in production from capture fishing and aquaculture. In contrast, Africa and Asia, with higher population growth and growing economically active populations in the agriculture sector, have shown sustained increases in the number of people engaged in capture fishing and even higher rates of increase in those engaged in fish farming. These trends in employment are also related to sustained increases in production from capture fisheries and even more so from aquaculture.

The Latin America and Caribbean region stands somewhere in between the tendencies already described, with a decreasing population growth, a decreasing economically active population in the agriculture sector in the last decade, moderately growing employment in the fisheries sector, decreasing capture production and rather high sustained aquaculture production. However, its vigorously growing aquaculture production may not result in an equally vigorously growing number of employed fish farmers as several of the important organisms cultivated in the region are aimed at satisfying foreign markets. Hence, efficiency, quality and lower costs rely more on technological developments than human labor.

The below table presents the employment statistics for selected countries, including China, where more than 14 million people (25 percent of the world total) are engaged as fishers (16 percent of the world total) and fish farmers (9 percent of the world total). In general, employment in fishing continues to decrease in capital-intensive economies, in particular in most European countries, North America and Japan. For example, in the period 1995–2012, the number of people employed in marine fishing decreased by 30 percent in Iceland, by 42 percent in Japan, and by 49 percent in Norway. Factors that may account for this include: the application of policies to reduce overcapacity in the fleets; and less dependence on human power owing to technological developments and associated increased efficiencies.

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In addition to differences in per capita average outputs between aquaculture and capture fisheries, there are also regional differences. The most populated regions, Africa and Asia, that together also account for the largest proportion (94 percent or more) of fishers and fish farmers, show the lowest outputs with annual averages of about 1.8 and 2.0 tonnes per person per year, respectively. Those figures contrast with annual average outputs of 24.0 and 20.1 tonnes per person in Europe and North America, respectively. Latin America and the Caribbean, with annual average outputs of 6.4–11.7 tonnes per person, lies somewhere between the aforementioned low- and high-output regions. To an extent, production per person reflects the higher degree of industrialization of fishing activities (e.g. in Europe and North America) as well as the relative importance of small-scale operators, especially in Africa and Asia.

This contrast is more evident for aquaculture production. In 2011, the annual average production of fish farmers in Norway was 195 tonnes per person, compared with 55 tonnes in Chile, 25 tonnes in Turkey, 10 tonnes in Malaysia, about 7 tonnes in China, about 4 tonnes in Thailand, and only about 1 tonne in India and Indonesia.

The information provided to FAO still lacks sufficient detail to allow full analyses by gender. However, based on the data available, it is estimated that, overall, women accounted for more than 15 percent of all people directly engaged in the fisheries primary sector in 2012. The proportion of women exceeded 20 percent in inland water fishing and is considered far more important, as high as 90 percent, in secondary activities, such as processing.

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THE STATUS OF FISHERY RESOURCES

Marine Fisheries

The world’s marine fisheries expanded continuously to a production peak of 86.4 million tonnes in 1996 but have since exhibited a general declining trend. Global recorded production was 82.6 million tonnes in 2011 and 79.7 million tonnes in 2012. Of the FAO statistical areas, the Northwest Pacific had the highest production with 21.4 million tonnes (26 percent of the global marine catch) in 2011, followed by the Southeast Pacific with 12.3 million tonnes (15 percent), the Western Central Pacific with 11.5 million tonnes (14 percent), and the Northeast Atlantic with 8.0 million tonnes (9 percent).

The fraction of assessed stocks fished within biologically sustainable levels has exhibited a decreasing trend, declining from 90 percent in 1974 to 71.2 percent in 2011. Thus, in 2011, 28.8 percent of fish stocks were estimated as fished at a biologically unsustainable level and therefore overfished. Of the total number of stocks assessed in 2011, fully fished stocks accounted for 61.3 percent and under fished stocks 9.9 percent. The under fished stocks decreased continuously from 1974 to 2011, but the fully fished stocks decreased from 1974 to 1989, and then increased to 61.3 percent in 2011. Correspondingly, the percentage of stocks fished at biologically unsustainable levels increased, especially in the late 1970s and 1980s, from 10 percent in 1974 to 26 percent in 1989. After 1990, the number of stocks fished at unsustainable levels continued to increase, albeit more slowly, and peaked at 32.5 percent in 2008 before declining slightly to 28.8 percent in 2011.

By definition, stocks fished at biologically unsustainable levels have an abundance lower than the level that can produce the MSY and are therefore being overfished. These stocks require strict management plans to rebuild stock abundance too full and biologically sustainable productivity. The stocks fished within biologically sustainable levels have abundance at or above the level associated with MSY. Stocks fished at the MSY level produce catches that are at or very close to their maximum sustainable production. Therefore, they have no room for further expansion in catch, and effective management must be in place to sustain their MSY. The stocks with a biomass considerably above the MSY level (under fished stocks) have been exposed to relatively low fishing pressure and may have some potential to increase their production. In accordance with the Code, effective and cautious management plans should be established before increasing the fishing rate of these under fished stocks in order to prevent overfishing affecting them as it has other stocks.

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In total, the ten most productive species accounted for about 24 percent of world marine capture fisheries production in 2011. Most of their stocks are fully fished and, therefore, have no potential for increases in production, while some stocks are overfished and increases in their production may be possible only if effective rebuilding plans are put in place. The two main stocks of anchoveta in the Southeast Pacific, Alaska pollock (Theragra chalcogramma) in the North Pacific, and Atlantic herring (Clupea harengus) stocks in both the Northeast and Northwest Atlantic are fully fished. Atlantic cod (Gadus morhua) is considered to be overfished in the Northwest Atlantic, but fully fished in the Northeast Atlantic. Chub mackerel (Scomber japonicus) stocks are fully fished in both the Eastern Pacific and the Northwest Pacific. Skipjack tuna (Katsuwonus pelamis) stocks are considered either fully fished or under fished.

The total catch of tuna and tuna-like species was about 6.8 million tonnes in 2011. The principal market tuna species – albacore, bigeye, bluefin (three species), skipjack and yellowfin – contributed 4.5 million tonnes, maintaining approximately the same level since 2003. About 68 percent of these catches were from the Pacific. Skipjack was the most productive principal market tuna, contributing about 58 percent to the 2011 catch of principal tunas, followed by yellowfin and bigeye (about 27 and 8 percent, respectively).

Among the seven principal tuna species, one-third of the stocks were estimated as fished at biologically unsustainable levels, while 66.7 percent were fished within biologically sustainable levels (fully fished or underfished) in 2011. The landings of skipjack tuna plateaued at 2.6 million tonnes in 2010–11, after peaking at 2.7 million tonnes in 2009. Only for very few stocks of the principal tuna species is their status unknown or very poorly known. Market demand for tuna is still high and the significant overcapacity of tuna fishing fleets remains. Effective management plans need to be implemented to prevent deterioration of tuna stocks.

World marine fisheries have undergone significant changes since the 1950s. Accordingly, their fishing levels and landings have also varied over time. The temporal pattern of landings differs from area to area depending on the level of urban and economic development and changes that countries in the surrounding area have experienced. In general, they can be divided into three groups: (i) oscillating catches around a globally stable value; (ii) overall declining trend following historical peaks; and (iii) continuously increasing catch trends since 1950.

The first group includes those FAO areas that have demonstrated oscillations in total catch, i.e. the Eastern Central Atlantic, Northeast Pacific, Eastern Central Pacific, Southwest Atlantic, Southeast Pacific, and Northwest Pacific. These areas provided about 54 percent of the world’s total marine catch in 2011. Several of them include upwelling regions characterized by high natural variability.

The second group contributed 18 percent of the global marine catch in 2011, and includes the Northeast Atlantic, Northwest Atlantic, Western Central Atlantic, Mediterranean and Black Sea, Southwest Pacific, and Southeast Atlantic. In some cases, lower catches reflect fisheries management measures that are precautionary or aim at rebuilding stocks, and this situation should, therefore, not necessarily be interpreted as negative.

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The third group comprises only three areas: Western Central Pacific, Eastern Indian Ocean and Western Indian Ocean. They contributed 28 percent of the total marine catch in 2011. However, in some regions, there is still uncertainty about the actual catches owing to the poor quality of statistical reporting systems.

The Northwest Pacific has the highest production among the FAO areas. Its total catch fluctuated between about 17 million and 24 million tonnes in the 1980s and 1990s, and was about 21.4 million tonnes in 2011. Small pelagic fish are the most abundant category in this area, with Japanese anchovy providing 1.9 million tonnes in 2003 but then declining to about 1.3 million tonnes in 2011. Other important contributors to the total catch in the area are large-head hairtail, considered overfished, and Alaska pollock and chub mackerel, both considered fully fished.

The Eastern Central Pacific has shown a typical oscillating pattern in its total catch since 1980 and produced about 2 million tonnes in 2011. The Southeast Pacific has had large interannual variations with a generally declining trend since 1993. There have been no major changes in the state of fishing of stocks in these two areas, which are characterized by a large proportion of small pelagic species and considerable fluctuations in catches. The most abundant species in the Southeast Pacific is anchoveta, whose catch increased by about 4 million tonnes in 2011, followed by araucanian herring (Strangomera bentincki) and jumbo flying squid (Dosidicus gigas). In the Eastern Central Pacific, the most abundant species are California pilchard and yellowfin tuna.

For the Eastern Central Atlantic, total catches, which have fluctuated since the 1970s, were about 4.2 million tonnes in 2011, similar to the 2001 peak. Small pelagic species constitute almost 50 percent of the landings, followed by “miscellaneous coastal fishes”. The single most important species in terms of landings is sardine (Sardina pilchardus) at 600 000–900 000 tonnes in the last ten years. The sardine stock in the area of Cape Bojador and southward to Senegal is considered underfished; otherwise, most of the pelagic stocks are considered either fully fished or overfished. The demersal fish resources are to a large extent fully fished to overfished in most of the area, and the white grouper (Epinephelus aenus) stock in Senegal and Mauritania remains in a severe condition. The status of some of the deepwater shrimp stocks seems to have improved and they are now considered fully fished, whereas the other shrimp stocks in the region range between fully fished and overfished. The commercially important stocks of octopus (Octopus vulgaris) and cuttlefish (Sepia spp.) remain overfished. Overall, the Eastern Central Atlantic has 48 percent of its assessed stocks fished at biologically unsustainable levels, and 52 percent within sustainable levels.

In the Southwest Atlantic, total catches have fluctuated between 1.7 million and 2.6 million tonnes after a period of increase that ended in the mid-1980s. Major species such as Argentina hake and Brazilian sardinella are considered overfished. The catch of Argentina shortfin squid was only one-fourth of its peak level in 2009 and considered fully fished to overfished. In this area, 55 percent of the monitored fish stocks were fished at biologically unsustainable levels, and 45 percent within biologically sustainable limits.

The Northeast Pacific produced 3 million tonnes of fish in 2011, an average level since the early 1970s. Cods, hakes and haddocks are the largest contributors to its catch. In this area, only 12 percent of fish stocks were estimated to be fished at biologically unsustainable levels and 88 percent fully or underfished.

In the Northeast Atlantic, total catch showed a decreasing trend after 1975, with a recovery in the 1990s, and was 8 million tonnes in 2011. The blue whiting stock decreased rapidly from the peak of 2.4 million tonnes in 2004 to only 103 000 tonnes in 2011. Fishing mortality has been reduced in cod, sole and plaice, with recovery plans in place for the major stocks of these species. The Arctic cod spawning stock was particularly large in 2008, having recovered from the low levels observed in the 1960s–1980s. Similarly, the Arctic saithe and haddock stocks are fully fished. The largest sand eel stock remains overfished, while capelin stocks have recovered to a fully fished state. Concern remains for redfishes and deep-water species for which data are limited and which are likely to be vulnerable to overfishing. Northern shrimp and Norway lobster stocks are generally in good condition. Recently, MSY has been adopted as the standard basis for reference points.

Although fishery resources in the Northwest Atlantic remain under stress from previous and/or current fishing, some stocks have shown signs of recovery in response to an improved management regime in the last decade (e.g. Greenland halibut, yellowtail flounder, Atlantic halibut, haddock, spiny dogfish). However, some historical fisheries such as cod, witch flounder and redfish still evidence lack of recovery, or limited recovery, which may be the result of unfavourable oceanographic conditions and the high natural morality caused by increasing numbers of seals, mackerel and herring. These factors appear to have affected fish growth, reproduction and survival. However, invertebrates remain at near-record levels of abundance.

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The Southeast Atlantic is a typical example of an area with a generally decreasing trend in catches since the early 1970s. It produced 3.3 million tonnes in the late 1970s, but only 1.2 million tonnes in 2011. The important hake resources remain fully fished to overfished although there are signs of recovery in the deepwater hake stock (Merluccius paradoxus) off South Africa and of the shallow-water Cape hake (Merluccius capensis) off Namibia, as a consequence of good recruitment years and the strict management measures introduced since 2006. A significant change concerns the Southern African pilchard, which was at a very high biomass and estimated to be fully fished in 2004, but which now, under unfavourable environmental conditions, has declined considerably in abundance and is now fully fished or overfished. In contrast, Southern African anchovy has continued to improve and its status was estimated to be fully fished in 2011. Whitehead’s round herring has not been fully fished. The condition of Cunene horse mackerel has deteriorated, particularly off Namibia and Angola, and it was considered overfished in 2011. The condition of the perlemoen abalone stock, exploited heavily by illegal fishing, remains worrying, and it is currently overfished.

The Mediterranean has maintained an overall stable catch in recent years. All hake (Merluccius merluccius) and red mullet (Mullus barbatus) stocks are considered overfished, as are probably also the main stocks of sole and most sea breams. The main stocks of small pelagic fish (sardine and anchovy) are assessed as fully fished. A newly identified threat is the increasing penetration of exotic Red Sea species, which in some cases seem to be replacing native species, especially in the Eastern Mediterranean. In the Black Sea, the situation of small pelagic fish (mainly sprat and anchovy) has recovered somewhat from the drastic decline suffered in the 1990s, probably as a consequence of unfavourable oceanographic conditions. However, they are still considered overfished, an assessment shared with turbot, while most other stocks are probably fully fished to overfished. In general, the Mediterranean and Black Sea had 52 percent of assessed stocks fished at unsustainable levels, and 48 percent fully or underfished in 2011.

Total production in the Western Central Pacific grew continuously to a maximum of 11.7 million tonnes in 2010, and was 11.5 million tonnes in 2011. This area contributes about 14 percent of global marine production. However, there are reasons for concern as regards the state of the resources, with most stocks being either fully fished or overfished, particularly in the western part of the South China Sea. The high reported catches have probably been maintained through expansion of the fisheries to new areas and possible double counting in the transshipment of catches between fishing areas, which leads to bias in estimates of production, potentially masking negative trends in stock status.

The Eastern Indian Ocean is still showing a high growth rate in catches, with a 17 percent increase from 2007 to 2011, and now totals 7.2 million tonnes. The Bay of Bengal and Andaman Sea regions have seen total catches increase steadily, and there are no signs of the catch levelling off. However, about 42 percent of the catches in this area are attributed to the category “marine fishes not identified”, which is a cause for concern as regards the need for monitoring stock status and trends. Increased catches may in fact be due to the expansion of fishing to new areas or species. Declining catches in the fisheries within Australia’s exclusive economic zone can be partly explained by a reduction in effort and catches following structural adjustment to reduce overcapacity and a ministerial direction in 2005 aimed at ceasing overfishing and allowing overfished stocks to rebuild. The economics of fishing in this area are expected to improve in the medium and long term, and higher profits can also be expected for individual fishers in the short term as fewer vessels are operating.

In the Western Indian Ocean, total landings reached a peak of 4.5 million tonnes in 2006, but then declined slightly, with 4.2 million tonnes reported in 2011. A recent assessment has shown that narrow-barred Spanish mackerel (Scomberomorus commerson), a migratory species found in the Red Sea, Arabian Sea, Gulf of Oman, Persian Gulf, and off the coast along Pakistan and India, is fully fished to overfished. Catch data in this area are often not detailed enough for stock assessment purposes. However, the Southwest Indian Ocean Fisheries Commission conducted stock assessments for 140 species in its mandatory area in 2010 based on best available data and information. Overall, 75 percent of fish stocks were estimated to be fully fished or underfished, and 25 percent fished at unsustainable levels.

The declining trend in global marine catch has been seen since 1996, although with large fluctuations. Overall, the number of stocks fished at unsustainable levels was estimated at 29 percent in 2011, slightly improved from the peak of 33 percent in 2008. These results are based on single-species assessments and it is ecologically impossible to harvest all species at the MSY level simultaneously. Therefore, some stocks may need to have their abundance maintained above the MSY level to avoid ecosystem overfishing.

Overfishing not only causes negative ecological consequences, it also reduces fish production, which further leads too negative social and economic consequences. It is estimated that rebuilding overfished stocks could increase fishery production by 16.5 million tonnes and annual rent by US$32 billion, which would certainly increase the contribution of marine fisheries to the food security, economies and well-being of the coastal communities. The situation seems more critical for some highly migratory, straddling and other fishery resources that are fished solely or partially in the high seas. The United Nations Fish Stocks Agreement that entered into force in 2001 should be used as the legal basis for management measures of the high seas fisheries.

In spite of the worrisome global situation of marine capture fisheries, good progress is being made in reducing fishing rates and restoring overfished stocks and marine ecosystems through effective management actions in some areas. In the United States of

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America, the Magnuson–Stevens Act and subsequent amendments have created a mandate to put overfished stocks into restoration. By 2012, 79 percent of United States fish stocks were at or above a level able to provide MSY. In New Zealand, the percentage of fish stocks having abundance above the overfishing threshold declined from 25 percent in 2009 to 18 percent in 2013. Similarly, Australia reports only 11 percent of its assessed stocks overfished in 2011. In the European Union (Member Organization), up to 70 percent of assessed stocks had either decreasing fishing rates or increasing stock abundance.9 Similar examples of success also exist in many other fisheries around the world. For example, Namibia has rebuilt its hake fishery and Mexico has succeeded in restoring its abalone stock. With the ever-strengthening declarations of political will in the international arena and increasing acceptance of the need for restoration of overfished stocks to ensure resource sustainability, food security and human well-being, the world’s marine fisheries can make good progress towards long-term sustainability.

Inland Fisheries

The State of World Fisheries and Aquaculture 2012 described the particular difficulties associated with assessing the status of inland fishery resources. It also proposed a new assessment strategy that would rate the status of inland fishery resources on the extent to which management goals for the fishery or waterbody were being met by considering environmental as well as social and economic components. This approach is entirely consistent with the ecosystem approach to fisheries (EAF). FAO and its partners are working on refining and testing the methodology with the aim of enabling more systematic and comparable assessments in the future.

FISH UTILIZATION AND PROCESSING

Fishery production can be processed into a wide array of products in many forms. Great technological development in food processing and packaging is ongoing in many countries, with increases in efficient, effective and lucrative utilization of raw materials, and innovation in product differentiation for human consumption as well as for production of fishmeal and fish oil. The expansion in demand for fish products in recent decades has been accompanied by growing interest in food quality and safety, nutritional aspects, and wastage reduction. In the interests of food safety and consumer protection, increasingly stringent hygiene measures have been adopted at national and international trade levels. Fish is highly perishable and, unless correctly treated after harvesting, can soon become unfit to eat and possibly dangerous to health through microbial growth, chemical change and breakdown by endogenous enzymes. Proper handling, processing, preservation, packaging and storage measures are essential to improve its shelf-life, ensure its safety, maintain its quality and nutritional attributes and avoid waste and losses.

Fish production can be utilized for food and other non-food uses. Since the early 1990s, the proportion of fisheries production used for direct human consumption has been increasing. In the 1980s, about 71 percent of the fish produced was destined for human consumption, this share grew to 73 percent in the 1990s, and to 81 percent in the 2000s. In 2012, more than 86 percent (136 million tonnes) of world fish production was utilized for direct human consumption. The remaining 14 percent (21.7 million tonnes) was destined to non-food uses, of which 75 percent (16.3 million tonnes) was reduced to fishmeal and fish oil. The residual 5.4 million tonnes was largely utilized as fish for ornamental purposes, for culture (fingerlings, fry, etc.), bait, pharmaceutical uses and as raw material for direct feeding in aquaculture, for livestock and for fur animals.

In 2012, of the fish marketed for edible purposes, 46 percent (63 million tonnes) was in live, fresh or chilled forms, which in some markets are often the most preferred and highly priced product forms. In addition, 12 percent (16 million tonnes) was utilized in dried, salted, smoked or other cured forms, 13 percent (17 million tonnes) in prepared and preserved forms, and 29 percent (40 million tonnes) in frozen form. Freezing is the main processing method for fish for human consumption, accounting for 54 percent of total processed fish for human consumption and 25 percent of total fish production in 2012.

Utilization and processing methods show marked continental, regional and national differences. In Africa, and more notably Asia, the share of fish marketed in live or fresh forms is particularly relevant. For developing countries as a whole, live, fresh or chilled fish represented 54 percent of fish destined for human consumption in 2012. Live fish is especially appreciated in Southeast Asia and the Far East and in niche markets in other countries, mainly among immigrant Asian communities. However, from available statistics, it is not possible to determine the exact amount of fish marketed in live form. Handling of live fish for trade and use has been practised in China and other countries for more than 3 000 years. Thanks to technological improvements, keeping fish alive for later consumption is a common fish-handling practice worldwide. The means of transportation of live fish range from simple artisanal systems of transporting fish in plastic bags with an atmosphere supersaturated with oxygen, to specially designed or modified tanks and containers, and on to very sophisticated systems installed on trucks and other vehicles that regulate temperature, filter and recycle water, and add oxygen. Nevertheless, marketing and transportation of live fish can be challenging as they are often subject to stringent health regulations and quality standards. In parts of Southeast Asia, their

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commercialization and trade are not formally regulated but based on tradition. However, in markets such as the European Union (Member Organization), live fish have to comply with requirements, inter alia, concerning animal welfare during transportation.

In recent decades, major innovations in refrigeration, ice-making, packaging and transportation to ensure product integrity have also allowed an expansion of fish distributed in fresh, chilled and frozen forms. Developing countries have experienced a growth in the share of fish production utilized as frozen products (24 percent of fish for human consumption in 2012, up from 20 percent in 2002 and 13 percent in 1992). However, many countries, especially less-developed economies, still lack adequate infrastructure and services including hygienic landing centers, electricity, potable water, roads, ice, ice plants, cold rooms and refrigerated transport. These factors, associated with tropical temperatures, result in high post-harvest losses and quality deterioration, with subsequent risks for consumers’ health. In addition, fish marketing is also more difficult owing to often limited and congested market infrastructure and facilities. Due to these deficiencies, together with well-established consumer habits, fish in developing countries is commercialized mainly live or fresh soon after landing or harvesting, or it is processed using traditional preservation methods, e.g. salting, drying and smoking. These methods remain prevalent in many countries, in particular in Africa and Asia, which show higher proportions of cured fish compared with other continents.

In many developing countries, processing uses less-sophisticated methods of transformation, such as filleting, salting, canning, drying and fermentation. These traditional labor-intensive methods provide livelihood support to large numbers of people in coastal areas in many developing countries, and they will probably remain important components in rural economies structured to promote rural development and poverty alleviation. However, in the last decade, fish processing has evolved also in many developing countries. This may range from simple gutting, heading or slicing to more advanced value addition, such as breading, cooking and individual quick-freezing, depending on the commodity and market value. Some of these developments are driven by demand in the domestic retail industry, by shifts in cultured species, by outsourcing of processing and by producers in developing countries being increasingly linked with, and coordinated by, firms located abroad. In 2012, the proportion of their fish production being processed into prepared or preserved forms represented 10 percent of total fish for human consumption.

In developed countries, the bulk of fish production is processed. The proportion of frozen fish has increased in the last four decades, up from 38 percent of their total production for human consumption in 1972 to a record high of 55 percent in 2012. The share of prepared and preserved forms has remained rather stable, and it was 27 percent in 2012. In developed countries, innovation in value addition is converging on convenience foods and a wider range of high-value-added products. These are mainly in fresh, frozen, breaded, smoked or canned forms and marketed as ready and/or portion-controlled, uniform-quality meals. In addition, 14 percent of their fish production used for human consumption is in dried, salted, smoked or other cured forms.

A significant, but declining, proportion of world fisheries production is still processed into fishmeal and fish oil. Fishmeal is mainly used for high-protein feed. Fish oil is used in the aquaculture industry, but increasingly for human consumption mainly to replace mineral oil or to treat diabetes, hypertension and other conditions and diseases. Technologies such as microencapsulation and nanoencapsulation are facilitating incorporation of important nutrients such as fish oils into various other foods. These technologies enable the extension of shelf-life, and provide a taste profile barrier, eliminating fish-oil taste and odor while improving nutritional availability. In the period 2008–2012, fish for reduction represented about 9–12 percent of total fisheries production and 16–20 percent of total capture fisheries production. Fishmeal and fish oil can be produced from whole fish, fish remains or other fish by-products such as heads, tails, bones and other offals. Although many different species are used for fishmeal and fish-oil production, oily fish such as small pelagics, in particular anchoveta, are the main groups of species utilized. In recent decades, catches of anchoveta have experienced a series of peaks and drastic falls as a direct consequence of the El Niño phenomenon. In addition, stricter management measures have reduced catches of anchoveta and other species usually used for reduction. Hence, the volumes of fishmeal and fish oil produced have fluctuated with variations in the catches of these species. Fishmeal production peaked in 1994 at 30.2 million tonnes (live weight equivalent). In 2010, it dropped to 14.8 million tonnes owing to reduced catches of anchoveta, increased in 2011 to 19.4 million tonnes and then declined to 16.3 million tonnes in 2012. Owing to the growing demand for fishmeal and fish oil and rising prices, more fishmeal is being produced from fish by-products, which previously were often discarded. This can affect the composition and quality of the fishmeal with, in general, more ash (minerals), an increased level of small amino acids (such as glycine, proline, hydroxyproline) and less protein, which may affect its share in feeds used in aquaculture and livestock farming. According to recent estimates, about 35 percent of world fishmeal production was obtained from fish residues in 2012.

Given the above, efforts to replace fishmeal and fish oil are ongoing and further improvements are expected. In recent years, the percentage of fishmeal and fish oil in compound feeds for aquaculture has shown a clear downward trend while their international prices have increased. At present, and in the near future, fishmeal and fish oil are and will be widely used as strategic ingredients at lower levels and for specific stages of production, e.g. fry. However, depending on the alternatives used, their substitution by other ingredients may affect the health properties of farmed fish. Almost completely absent in the higher plants, highly unsaturated fatty acids (HUFAs) determine the dietary value of fish in human nutrition. However, there are differences in the ability of different aquatic animals to synthesize HUFAs, such as eicosapentaenoic acid and docosahexaenoic acid – which fishmeal and fish oil are particularly rich in. Such differences appear to depend on species and life stage. Alternative sources of HUFAs are being explored, including large marine zooplankton stocks, such as Antarctic krill (Euphausia superba)

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and the copepod Calanus finmarchicus. To offset their rising prices, as feed tonnages increase, feed companies will continue to stretch available quantities of fishmeal and fish oil further by substituting them with other ingredients. Growing value addition in fishery products for human consumption is leading to more residual by-products. These by-products are usually not put on the market owing to low acceptance by consumers or because sanitary regulations restrict their use for reasons of food safety and quality. Such regulations might also govern the collection, transport, storage, handling, processing and use or disposal of these byproducts. In the past, fish by-products, including waste, were considered to be of low value, or as something to be disposed of in the most convenient way or discarded. In the last two decades, there has been a global trend of growing awareness about the economic, social and environmental aspects of optimal use of fishery resources, and of the importance of reducing discards and losses in post-harvest phases (storage, processing and distribution). Utilization of fish by-products is gaining attention also because they can represent a significant source of minerals, proteins and fat for use in a variety of products. Their utilization has become an important industry in various countries, with a growing focus on handling by-products in a controlled, safe and hygienic way. Improved processing technologies are also enabling their more efficient utilization. In addition to the fishmeal industry, fisheries by-products are also utilized for a wide range of other purposes. Heads, frames, and fillet cut-offs can be turned into products for human consumption such as fish sausages, cakes, gelatin and sauces. Small fish bones, with a minimum amount of meat, are also consumed as snacks in some Asian countries. Other by-products are used in the production of feed, biodiesel/biogas, dietetic products (chitosan), pharmaceuticals (including oils), natural pigments (after extraction), cosmetics (collagen), other industrial processes, as direct feeding for aquaculture and livestock, incorporation into pet feed or feed for animals kept for fur production, silage, fertilizer and landfill.

Some fishery by-products, in particular the viscera, are highly perishable and should therefore be processed while still fresh. Fish viscera and frames are used as a potential source of protein hydrolysate, which is receiving growing interest because it is a potential source of bioactive peptides. Fish protein hydrolysates and fish silage obtained from fish viscera are finding applications in the pet-feed and fishfeed industries. Shark cartilage is utilized in many pharmaceutical preparations and reduced to powder, creams and capsules, as are other parts of sharks, e.g. ovaries, brain, skin and stomach. Fish collagens are of interest for cosmetics, but also to the food processing industry as gelatin is extracted from the collagen. Chitosan, produced from shrimp and crab shell, has shown a wide range of applications such as in water treatments, cosmetics and toiletries, food and beverages, agrochemicals and pharmaceuticals. From crustacean wastes, pigments (carotenoids and astaxanthin) can be extracted for use in the pharmaceutical industry, and collagen can be extracted from fish skin, fins and other processing by-products. Mussel shells can provide calcium carbonate for industrial use. In some countries, oyster shells are a raw material in building construction and the production of quicklime (calcium oxide). Research on marine sponges, bryozoans and cnidarians has discovered a number of anticancer agents. However, following their discovery, for conservation reasons, these agents are not extracted from marine organisms directly but chemically synthesized. Another approach being researched is the culture of some sponge species to be used for this purpose. Fishbone is used to manufacture bonemeal, mainly for feed additives. Fish internal organs yield protease, a digestive enzyme that can be widely used in the manufacture of cleaners to remove plaques and dirt, and in food processing and biological research. Fish skin, in particular of larger fish, provides gelatin as well as leather to be used in clothing, shoes, handbags, wallets, belts and other items. Species commonly used for leather include shark, salmon, ling, cod, hagfish, tilapia, Nile perch, carp and seabass. In addition, shark teeth are utilized in handicrafts; similarly, scallop and mussel shells can be used in handicrafts and jewellery, and for making buttons. Shells can also be processed into pearl powder and shell powder. Pearl powder is employed for medicine and cosmetics manufacturing, and shell powder (a rich source of calcium) is used as a diet supplement in feeding livestock and poultry. Fish scale is used for processing fish silver, a raw material in medicines, biochemical drugs and paint manufacturing. Procedures for the industrial preparation of biofuel from fish waste and seaweeds are being developed.

About 25 million tonnes of seaweeds and other algae are harvested annually for further processing. They are used as food (traditionally in Japan, the Republic of Korea and China), but also in cosmetics and fertilizers. They are industrially processed to extract thickening agents such as alginate, agar and carrageenan or used, generally in dried powder form, as an additive to animal feed.

In recent decades, the complex patterns of globalization have transformed the fish processing sector, making it more heterogeneous and dynamic. The fish food sector is becoming increasingly globalized, with supermarket chains and large retailers emerging as important players in setting requirements for the products they buy and influencing the growth of international distribution channels. Processing is becoming more intensive, geographically concentrated, vertically integrated and linked with global supply chains. Processors are becoming more integrated with producers to enhance the product mix, obtain better yields and respond to evolving quality and safety requirements in importing countries. The outsourcing of processing activities at the regional and world levels is significant, with a growing number of countries participating, although its extent depends on species, product form, costs of labour and transportation. For example, in Europe, smoked and marinated products, for which shelf-life and transportation time are important, are processed in Central and Eastern Europe, in particular in Poland and in the Baltic States. Whole frozen fish from European and North American markets are sent to Asia (to China in particular, but also other countries such as India, Indonesia and Viet Nam) for filleting and packaging, and then re-imported. Further outsourcing of production to developing countries might be constrained by sanitary and hygiene requirements that are difficult to meet and also by growing labour costs in some countries, in particular in Asia. Outsourcing to some countries might be also

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affected by rising oil prices and, hence, transportation costs. All these factors might lead to changes in distribution and processing facilities and increases in fish prices.

FISH TRADE AND COMMODITIES

Fish is among the most traded food commodities worldwide. Fishery trade has expanded considerably in recent decades, as the fisheries sector operates in an increasingly globalized environment. The way fishery products are prepared, marketed and delivered to consumers has changed significantly, and commodities may well cross national boundaries several times before final consumption. Fish can be produced in one country, processed in a second and consumed in a third. Among the driving forces behind this globalized fisheries and aquaculture value chain are: dramatic decreases in transport and communication costs; outsourcing of processing to countries where comparatively low wages and production costs provide a competitive advantage; increasing consumption of fishery commodities; favorable trade liberalization policies; more efficient distribution and marketing; and continuing technological innovations, including improvements in processing, packaging and transportation. Geopolitics has also played a decisive role in advancing and reinforcing these structural trends. The intermingling of these drivers of change has been multidirectional and complex, and the pace of transformation rapid. All these factors have facilitated and increased the movement of production from local consumption to international markets. This change is manifested most clearly in wider geographical participation in trade. In 2012, about 200 countries reported exports of fish and fishery products.

The role of fishery trade varies among countries and is important for many economies, especially for developing nations. For many countries and for numerous insular, coastal, riverine and inland regions, fishery exports are essential to the economy. For example, in 2012, they accounted for more than half of the total value of traded commodities in Faroe Islands, Greenland, Seychelles and Vanuatu. In the same year, fishery trade represented about 10 percent of total agricultural exports (excluding forest products) and 1 percent of world merchandise trade in value terms.

A significant share of total fishery production is exported in the form of different product forms for human consumption or non-edible purposes. This share grew from 25 percent in 1976 to 37 percent (58 million tonnes, live-weight equivalent) in 2012, reflecting the sector’s degree of openness to, and integration in, international trade. In the period 1976–2012, world trade of fish and fishery products increased by about 8.3 percent per year in nominal terms and by 4.1 percent in real terms. Fishery exports reached a peak of US$129.8 billion in 2011, up 17 percent on 2010. In 2012, they declined slightly to US$129.2 billion. This sluggishness was mainly the result of the downward pressure experienced by international prices of selected fish and fishery products for human consumption, in particular of farmed species. In addition, there was also reduced demand in many key markets as a consequence of the economic contraction still affecting consumer confidence. Demand was particularly uncertain in many developed countries, the main importers of fish for human consumption. Therefore, exporters were encouraged to develop new markets in a number of emerging economies still presenting healthy demand.

Fishery trade is closely tied to the overall economic situation. Since 2009, the world economy has entered a difficult phase characterized by significant downside risks and fragility, with great uncertainty on how markets will evolve in the medium term. World trade has been hit by a series of economic, financial and food crises. At present, the global economy appears to be transitioning towards more stable but slower growth. Economic conditions are rebounding in both developed and developing economies, but the resurgence in both trade and output remains slower in developed countries. According to the World Bank, five years after the global financial crisis, the world economy is showing signs of bouncing back in 2014, pulled along by a recovery in high-income economies. Developing-country growth is also firming, thanks in part to the recovery in high-income economies as well as moderating, but still strong, growth in China.

Also thanks to these overall signs of growth, preliminary estimates for 2013 point to a new increase in trade of fish and fishery products. Exports reached a new record of more than US$136 billion, up more than 5 percent on the previous year. For major developed countries, still suffering from economic slowdown or only slowly recovering, this increase in trade value is mainly a reflection of inadequate supply pushing prices upwards. Despite the instability experienced in 2012 and part of 2013, the long-term trend for fish trade remains positive. Thanks to their slow but continuing economic recovery, major developed economies are expected to revitalize consumer interest in seafood. Demand is also increasing steadily in emerging economies for high-value species such as salmon, tuna, bivalves and shrimp. However, with capture production stable and various factors restricting aquaculture supply of shrimp and salmon – two of the world’s major traded species – the upward pressure exerted on prices by continued global demand growth may be significant.

Fish prices are influenced by demand and supply factors, including the costs of production and transportation, but also of alternative commodities, including meat and feeds. At the same time, the heterogeneous nature of the fishery sector, with hundreds of species and thousands of products entering international trade, makes it challenging to estimate price developments for the sector as a whole. Since 2009, FAO has been working on the construction and enhancement of the FAO Fish Price Index to illustrate both relative and absolute price movements. The index is being developed in cooperation with the University of

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Stavanger and with data support from the Norwegian Seafood Council. With a base of the 2002–04 average set to 100, the aggregate FAO Fish Price Index increased markedly from 90 in early 2002 to peak at 157 in March 2011, although with strong within-year oscillations. The index then declined slightly, but overall remained high at above 140 in 2012–13. In the rest of 2013, the upward trend in prices started to become evident in the FAO Fish Price Index, which climbed steeply to a record high of 160 in October. A rise in prices for farmed species, particularly shrimp, is the major component of this rapid increase, although positive developments in prices for some wild species such as cod and certain pelagic species is another important driver.

In addition to the aggregate index, FAO has developed separate indices for the most important commodities, and for wild and farmed categories of species. One interesting aspect highlighted by the FAO Fish Price Index is the divergence in price trends for capture and aquaculture products. The main causes for this appear to be on the supply side and in the respective cost structures – higher energy prices on fishing vessel operations than on farmed ones, and supply lower than demand for certain species. Aquaculture has benefited to a greater degree from cost reductions through productivity gains and economies of scale, but it has recently been experiencing higher costs, in particular for feeds, which has affected production of carnivorous species in particular. Aquaculture production also responds to price changes with a time lag, given the stocking and production cycle for most species. In recent decades, the growth in aquaculture production has contributed significantly to increased consumption and commercialization of species that were once primarily wild caught, with a consequent price decrease. This was particularly evident in the 1990s and early 2000s, with average unit values of aquaculture production and trade in real terms (2005 value) regularly declining. Subsequently, owing to increased costs and continuous high demand, prices have started to rise again. In the next decade, with aquaculture accounting for a much larger share of total fish supply, the price swings of aquaculture products could have a significant impact on price formation in the sector overall, possibly leading to more volatility. Until late 2012, the FAO Fish Price Index for species from capture fisheries increased more than those

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for farmed species, reaching 164 versus 123 in December 2012, because of the larger impact from higher energy prices on fishing vessel operations than on farmed species. However, in 2013, the gap narrowed to 160 versus 156 in October 2013.

Trade in fish and fishery products is characterized by a wide range of product types and participants. The table below shows the top ten exporters and importers in 2002 and 2012. Since 2002, China has been, by far, the largest exporter, but its imports are also growing. Since 2011, it has become the world’s third-largest importing country, after the United States of America and Japan. The increase in its imports is partly a result of outsourcing. China’s processors import raw material from all major regions, including South and North America and Europe, for re-processing and re-export. However, this growth also reflects China’s surging domestic consumption of species not available from local sources. In 2013, China’s trade of fish and fishery products reached a new record, with exports valued at US$19.6 billion and imports at US$8.0 billion.

Norway, the second major exporter, has a diverse product mix, ranging from farmed salmonids to small pelagic species and traditional whitefish products. The recovery in Arctic cod has also allowed the country to expand its markets for fresh cod products. In 2013, Norway further increased its fishery exports to US$10.4 billion, up 16.4 percent on 2012. Thailand and Viet Nam are the third- and fourth-largest exporters. In 2013, Thailand experienced a decline in its exports (to US$7.0 billion, down more than 13 percent on 2012), as disease problems reduced farmed shrimp production. In both countries, the processing industry contributes significantly to the domestic economy through job creation and trade. Thailand is a processing center of excellence largely dependent on imported raw material. In contrast, Viet Nam has a growing domestic resource base and imports only limited, albeit growing, volumes of raw material. Its rising exports are linked to its flourishing aquaculture industry, in particular to the production of Pangasius and of both marine and freshwater shrimps and prawns.

The European Union (Member Organization) is, by far, the largest single market for imported fish and fishery products. In 2012, its imports were valued at US$47.0 billion, down 6 percent on 2011, and representing 36 percent of total world imports. However, official statistics also include trade among its partners. If intraregional trade is excluded, its fishery imports were worth US$24.9 billion in 2012 – still making it the largest market, with about 23 percent of world imports. Preliminary data for 2013

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show its imports growing 8 percent relative to 2012, to more than US$50 billion (US$26 billion excluding trade within the region). Its dependence on imports for fish consumption is growing. This is a result of the positive underlying trend in consumption, but also evidence of internal constraints on further expansion of supply.

The United States of America and Japan are the largest single importers of fish and fishery products and also highly dependent on imports for fish consumption (at about 60 and 54 percent, respectively, of their total fish supply). Japan, traditionally the largest single importer of fish, was overtaken by the United States of America in 2011, but again became the main importer in 2012 at US$18.0 billion. In 2013, its imports declined by about 15 percent, to US$15.3 billion, as the combined dampening effect of high prices and a weak yen compounded a long-term decline in underlying demand. In 2013, the fishery imports of the United States of America reached US$19.0 billion, up 8 percent on 2012.

A number of emerging countries have become of growing importance to the world’s exporters. Prominent among these markets are Brazil, Mexico, the Russian Federation, and Egypt.

Next to the faster rate of trade growth, perhaps the most important change in trade patterns in recent years has been the increased share of developing countries in fisheries trade, and the corresponding decline in the share of developed economies. Developing economies, whose exports represented just 34 percent of world trade in 1982, saw their share rise to 54 percent of total fishery export value by 2012. In the same year, their exports represented more than 60 percent of the quantity (live weight) of total fishery exports. For many developing nations, fish trade represents a significant source of foreign currency earnings, in addition to the sector’s important role in income generation, employment, food security and nutrition. Their fishery net-export revenues (exports minus imports) reached US$35.3 billion in 2012, higher than other major agricultural commodities. In 2012, LIFDCs accounted for 9 percent of world fishery exports in value terms, with their net exports reaching US$6.2 billion.

Developed countries continue to dominate world imports of fish and fishery products, although their share has decreased in recent years. Their share of world imports was 85 percent in 1992 and 73 percent in 2012. In quantity (live weight), their share is significantly less at 55 percent, reflecting the higher unit value of the products they import. Owing to stagnating domestic fishery production, developed countries have to rely on imports and/or on domestic aquaculture to cover their increasing consumption of fish and fishery products. This may be one of the reasons for low import tariffs on fish in developed countries, albeit with a few exceptions (i.e. some value-added products). As a consequence, in recent decades, developing countries have increasingly been able to supply fishery products to markets in developed countries without facing prohibitive customs duties. In 2012, 49 percent of the import value of developed countries originated from developing countries. In addition, in recent few years, developing countries have increased fishery imports to supply their processing sectors and to meet rising domestic consumption.

In the past ten years, international trade patterns have been changing in favor of trade between developed and developing countries. Developed countries still trade mainly among themselves and, in 2012, in value terms, 80 percent of fishery exports from developed countries were destined to other developed countries. However, in the last three decades, the share of their exports going to developing countries has increased, also owing to their outsourcing the processing of their fisheries production. At the same time, while developed countries remain their main export markets, developing countries have increased trade among themselves, even if fishery trade between developing countries represented only 33 percent of the value of their exports of fish and fishery products in 2012. In Asia, Africa and South and Central America, regional flows remain important, although this trade is often not adequately reflected in official statistics. Improved domestic distribution systems for fish and fishery products as well as growing aquaculture production have played a role in increasing regional trade. Domestic markets, in particular in Asia, but also in Central and South America, remained strong in the 2011–13 period, providing welcome outlets for domestic and regional producers. Eastern and Central Europe have also seen growing imports in response to increasing purchasing power among consumers. The overall picture presented is not exhaustive as trade data are not fully available for all countries, in particular for several African countries. However, the quantity of data available is sufficient to establish general trends, with no major changes taking in place compared with recent years. The Latin America and the Caribbean region continues to maintain a solid positive net fishery exporter role, as is the case for the Oceania region and the developing countries of Asia. By value, Africa was a net exporter for the period 1985–2010, but a net importer since 2011. However, Africa has long been a net importer in quantity terms, reflecting the lower unit value of imports (mainly for small pelagics). Europe and North America are characterized by a fishery trade deficit.

Exports from developing countries have increased significantly in recent decades also thanks to the lowering of tariffs, in particular for non-value added products. This trend follows the expanding membership of the WTO, the entry into force of a number of bilateral and multilateral trade agreements, and rising disposable incomes in emerging economies. However, several factors continue to affect the performance of developing countries in accessing international markets.

These issues include problems linked to the internal structures in some countries. Despite technical advances and innovations, many countries, especially those with less developed economies, still lack adequate infrastructure and services, which can affect the quality of fishery products, contributing to their loss or difficulty in marketing. Some developing countries might have inadequate regulatory frameworks and institutional capacity for sustainable governance of the fishery sector.

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In exporting, developing countries can face more tariff and non-tariff barriers to trade than do developed countries. The impact of non-tariff barriers on trade and economic welfare is difficult to evaluate. They may affect trade through the application of required product standards, control on sanitary and phytosanitary measures, procedures for import licensing and rules of origin, conformity assessments and others. Trade in developing countries can also be influenced by the specific ways in which customs classifications, valuation and clearance procedures are handled, including lengthy or duplicative certification procedures. High customs fees may also negatively affect trade. Other impacts on trade in developing countries might be linked to technical barriers to trade, which refer to technical regulations and standards that set out specific characteristics of a product. The WTO Agreement on Technical Barriers to Trade contains rules expressly aimed at preventing these measures from becoming unnecessary barriers, but they still exist and create difficulties for traders.

Some major issues in the past biennium that continue to affect international trade in fishery products are:

•

the volatility of commodity prices in general and its influence on producers and consumers;

•

the distribution of margins and benefits throughout the fisheries value chain;

•

the globalization of supply chains, with growing outsourcing of production;

•

climate change, carbon emissions and their impacts on the fisheries sector;

•

the role of the small-scale sector in fish production and trade;

•

the growing concern of the general public and the retail sector about overfishing of certain fish stocks;

•

the relationship between fisheries management requirements, allocation of fishing rights and the economic sustainability of the sector;

•

the need to ensure that internationally traded fishery products from capture fisheries have been produced legally;

•

the increase in farmed products in international trade and the impact on the domestic fisheries sector from a surge in imports of farmed products;

•

the economic crises and the risk of increased import barriers and tariffs;

•

the multilateral trade negotiations within the WTO, including the focus on fisheries subsidies;

•

the need for competitiveness of fish and fishery products versus other food products;

•

the introduction of private standards, including for environmental and social purposes, their endorsement by major retailers, and their possible effect on market access for developing countries;

•

the more stringent rules for quality and safety of food products, including for imported products, in several countries;

•

the perceived and real risks and benefits of fish consumption.

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COMMODITIES:

The fishery market is very dynamic and changing rapidly. It is becoming much more complex and stratified, with greater diversification among species and product forms. High-value species such as shrimp, prawns, salmon, tuna, groundfish, flatfish, seabass and seabream are highly traded, in particular towards more-prosperous markets. Lowvalue species such as small pelagics are also traded in large quantities, mainly being exported to low-income consumers in developing countries. However, in recent years, emerging economies in developing countries have increasingly been importing species of higher value for their domestic consumption.

In the last two decades, in line with the impressive growth in aquaculture production, there has been a substantial increase in trade in many aquaculture products based on both low- and high-value species, with new markets opening up in developed, transition and developing countries. Aquaculture is contributing to a growing share of international trade in fishery commodities, with high-value species such as salmon, seabass, seabream, shrimp and prawns, bivalves and other molluscs, but also relatively low-value species such as tilapia, catfish (including Pangasius) and carps. These low-value species are also traded in large quantities, not only nationally and within major producing regions (such as Asia and South America) but also at the interregional level. Aquaculture is expanding in all continents in terms of new areas and species, as well as intensifying and diversifying the product range in species and product forms to respond to consumer needs. Many species registering the highest export growth rates in recent years are produced by aquaculture. However, it is difficult to determine the extent of this trade because the classification used internationally to record trade statistics for fish does not distinguish between products of wild and farmed origin. Hence, the exact breakdown between products of capture fisheries and aquaculture in international trade is open to interpretation.

Consumers’ tastes and preferences for fish and fishery products vary, with markets catering to demand for items ranging from live aquatic animals to a variety of processed products. In 2012, 76 percent of the quantity of fish and fishery products exported was destined for human consumption. Notwithstanding their perishability, trade in live, fresh and chilled fish represented 10 percent of world fish trade in 2012, up from 5 percent in 1976, reflecting improved logistics and increased demand for unprocessed fish. Trade in live fish also includes ornamental fish and fish for culture, which are high in value terms but almost negligible in terms of quantity traded. In 2012, 90 percent of trade in fish and fishery products in quantity terms (live weight equivalent) consisted of processed products (i.e. excluding live and fresh whole fish). Fish are increasingly traded as frozen food (46 percent of the total quantity in 2012, compared with 23 percent in 1976). In the last four decades, prepared and preserved fish have nearly doubled their share in total quantity, up from 9 percent in 1976 to 17 percent in 2012.

The US$129 billion of exports of fish and fishery products in 2012 do not include an additional US$1.6 billion represented by aquatic plants (64 percent), inedible fish by-products (24 percent) and sponges and corals (12 percent). Trade in aquatic plants has increased from US$0.1 billion in 1982 to US$0.5 billion in 2002 and to US$1.0 billion in 2012, with China as the major exporter and Japan the leading importer. Owing to the increasing production of fishmeal and other products deriving from fishery residues from processing, trade in inedible fish by-products has also surged, up from just US$35 million in 1982 to US$0.2 billion in 2002 and US$0.4 billion in 2012.

Shrimp

Shrimp continues to be the largest single commodity in value terms, accounting for about 15 percent of the total value of internationally traded fishery products in 2012. It is mainly produced in developing countries, and much of this production finds its way into international trade. However, as economic conditions improve in these countries, growing demand is leading to increased domestic consumption and hence lower exports. World farmed shrimp production volumes decreased in 2012 and particularly in 2013, mainly as a result of disease-related problems, such as early mortality syndrome, in some countries in Asia and Latin America. This reduced supply boosted shrimp prices worldwide and affected consumption in the traditional developed markets such as the European Union (Member Organization), the United States of America and Japan. The Japanese market, wholly dependent on imported supplies, also suffered because of a weaker yen and increased landing costs. Export processing industries in East and Southeast Asian met the raw material shortfalls through imports, particularly from Ecuador and India, with frozen shrimp imports noted at record high levels in Viet Nam. China’s imports for domestic consumption also increased.

Salmon

Salmon’s share in world fishery trade has increased strongly in recent decades to 14 percent thanks to expansion of salmon and trout aquaculture production in northern Europe and in North and South America. Overall, demand has grown steadily in most markets and it is expanding geographically, in particular for farmed Atlantic salmon, also through new varieties of processed products. However, in recent years, supply has been more variable, mostly as a result of disease-related problems in Chile. Wild Pacific salmon also plays an important part in world markets, representing about 30 percent of the total market for salmonids. Prices of farmed salmon fell drastically in the second half of 2011 and took several months to stabilize. The recovery began in

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late 2012, and the salmon market witnessed a positive price trajectory, lifting export revenues to record levels, particularly for Norwegian producers supplying markets in the European Union (Member Organization). In the third quarter of 2013, this price trend was reversed as a result of some evidence of weakening demand, as higher costs of raw material filtered down the value chain. However, it appears that the market balance should be sufficiently tight to halt the decline in 2014. Norway remains the dominant producer and exporter of Atlantic salmon. In Chile, the second major producer and exporter, the industry is undergoing an important transformation process in response to the current financial crisis and in order to address higher production costs resulting from stricter production regulations. Chilean farms continue to suffer from disease problems and high feed costs that compound an overall production efficiency disadvantage.

Groundfish

Groundfish species, such as cod, hake, saithe and pollock, represented about 10 percent of total fish exports by value in 2012. The market for groundfish products seems widely diversified and in recent years has been behaving quite differently from the norms of the past. Overall supply was higher in 2012 and the first half of 2013 thanks to both recovery in a number of stocks and good management practices. However, there were differences according to species, with, for example, abundant supply of Arctic cod and a shortage of saithe and haddock. In general, prices firmed in 2011–13, also owing to strong competition from farmed species such as Pangasius and tilapia on the market. Cod remained the most expensive groundfish species, experiencing increasing prices even in a situation of good supply, but with lower prices for the more traditional products, such as frozen fillets and blocks, and klipfish and stockfish.

In the past, traditional species dominated world whitefish markets, but with the advent of aquaculture this has changed remarkably. Farmed whitefish species, in particular less expensive alternatives such as tilapia and Pangasius, have made inroads into traditional groundfish markets and are permitting the sector to expand substantially and reach new consumer groups. Pangasius is a freshwater fish, and it is a relatively recent arrival in terms of international trade. However, with production of about 1.3 million tonnes, mainly in Viet Nam and all going to international markets, this species is an important source of low-priced traded fish. The European Union (Member Organization) and the United States of America are the main importers of Pangasius, but other growing markets are Japan, the Russian Federation, and Egypt; and at the regional level, the Near East, South America and Africa. New markets are emerging in Asia and Eastern Europe. However, Pangasius supply in 2013 was lower than 2012 because of reduced output in Viet Nam. Steady demand from across the globe is expected to drive production development of Pangasius in other producing countries, particularly in Asia, for exports, but also for domestic consumption.

Despite the overall decline in per capita apparent fish consumption in the United States of America, tilapia remains popular, with its main suppliers being Asian and Central American countries (of fish in frozen form and fresh, respectively). According to the National Fisheries Institute, consumption of whitefish (cod, pollock, tilapia and Pangasius) in the United States of America surpassed that of shrimp and rose by 6.2 percent in 2012. Together with Pangasius, tilapia has the main driving force behind the growth in whitefish consumption in the country in recent years. In contrast, demand in Europe for this species remains limited. Tilapia production is expanding in Asia, South America and Africa, with new supply targeting domestic and regional consumers rather than international markets. African producers are also now seeing tilapia’s potential for domestic consumption as well as for export.

Tuna

The share of tuna in total fish export value in 2012 was about 8 percent. In the last three years, tuna markets have been unstable owing to large fluctuations in catch level, growing restrictions on longline and purse-seine fishing in the pursuit of more sustainable resource management, other moves towards sustainability and the introduction of ecolabels. These factors have had an impact on the tuna market for sashimi and as raw material for canning, with consequent fluctuations in prices. Japan remains the largest market for sashimi-grade tuna. It was less active, with lower imports, in the first three quarters of 2013, but recovered in late 2013 and early 2014. Demand for fresh/chilled sashimi remained high in the United States of America, which is now the second-largest market for non-canned tuna products. The United States of America’s market for canned tuna remained stagnant in 2013, while across Europe, the market posted positive growth reflected by increasing imports. Canned tuna demand has also improved in non-conventional markets, especially in Asia.

Cephalopods

The share of cephalopods (squid, cuttlefish and octopus) in world fish trade was about 3 percent by value in 2012. Spain, Italy and Japan are the largest consumers and importers of these species. Thailand is the largest exporter of squid and cuttlefish, followed by Spain, China and Argentina, while Morocco and Mauritania are the principal octopus exporters. Viet Nam is expanding its markets for cephalopods, including squid, in Southeast Asia. Other Asian countries such as China, the Republic of Korea, India, and Thailand are other important suppliers. In South America, there has been growing interest in jumbo flying

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squid (Dosidicus gigas), with exports from Peru to more than 50 countries and increased efforts going into developing new products. In 2013, main markets, in particular Japan and the European Union (Member Organization), remained strong, in spite of difficult economic situations and the high prices of these species. Octopus, which showed signs of improved supplies, has been experiencing increasing demand in many markets. Its prices were stable in 2013, at least on the European market. Squid supplies were a bit tighter in some areas, but demand remained good. Squid prices, which had been on a relatively steady upward trend from early 2010, fell sharply in the second half of 2012, but started climbing again in 2013. For cuttlefish, the market was quieter and international trade diminished.

Fishmeal

Notwithstanding annual fluctuations owing to anchoveta catches, overall, the production of fishmeal from whole fish has declined gradually since 2005. This decrease has been only partly offset by a growing share of fishmeal production obtained from fishery by-products. In contrast, overall demand continued to grow, pushing prices to historic highs until January 2013, with an increase of 206 percent between January 2005 and January 2013 to US$1 919/tonne. Between January 2013 and January 2014, prices declined by 20 percent. As soybean meal prices remained relatively stable during the same period, the growing price differential provided incentives for terrestrial farmers to substitute fishmeal with less expensive feed alternatives. China remains the main market, importing more than 30 percent of fishmeal in terms of quantity, while Peru and Chile are the major exporters.

Fish Oil

Fish oil production is also declining, mainly as a result of lower production in Latin America, and more stringent quotas on raw materials, contributing to price pressure and increased volatility. Fish oil prices rose steadily to new highs in April 2013 before dropping significantly (down 31 percent from April 2013 to January 2014). As fish oil is an important ingredient in feeds for selected carnivorous fish species, growing demand for fed-aquaculture products is increasing the demand for fish oil and, hence, its price. Demand for fish oil as a human nutritional supplement also continues to grow.

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FISH CONSUMPTION

Fish and fishery products play a critical role in global food security and nutritional needs of people in developing and developed countries. Global food fish supply has grown steadily in the last five decades, at an average annual rate of 3.2 percent, outpacing world population growth (1.6 percent). Hence, average per capita availability has risen. World per capita apparent fish consumption increased from an average of 9.9 kg in the 1960s to 17.0 kg in the 2000s and 18.9 kg in 2010, with preliminary estimates for 2012 pointing towards further growth to 19.2 kg. The driving force behind this impressive surge has been a combination of population growth, rising incomes, and urbanization interlinked to the strong expansion of fish production and modern distribution channels.

Despite the overall increase in the availability of fish to most consumers, growth patterns of per capita apparent fish consumption have been uneven. For example, it has remained static or decreased in some countries in sub-Saharan Africa (e.g. the Congo, Gabon, Liberia, Malawi and South Africa) and, albeit from a high level, in Japan in the last two decades, while growing most substantially in East Asia (from 10.7 kg in 1961 to 35.4 kg in 2010), Southeast Asia (from 12.8 to 33.4 kg) and North Africa (from 2.8 to 12.2 kg). China has been responsible for most of the growth in world per capita fish availability, owing to the dramatic expansion in its fish production, in particular from aquaculture. Per capita apparent fish consumption in China has also increased steadily, reaching about 35.1 kg in 2010, with an average annual growth rate of 4.5 percent in the period 1961–2010 and of 6.0 percent in the period 1990–2010. If China is excluded, annual per capita fish supply in the rest of the world was about 15.4 kg in 2010, higher than the average values of the 1960s (11.4 kg), 1970s (13.4 kg), 1980s (14.1 kg) and 1990s (13.5 kg). In the 1990s, world per capita fish supply, excluding China, was relatively stable at 13.1–13.6 kg and lower than in the 1980s, as population grew more rapidly than food fish supply (at annual rates of 1.6 and 0.9 percent, respectively). However, since the early 2000s, food fish supply growth has outpaced population growth (at annual rates of 2.5 and 1.4 percent, respectively).

The below table summarizes per capita fish supply by continent and major economic group. Of the 130.1 million tonnes available for human consumption in 2010, fish supply was lowest in Africa, while Asia accounted for two-thirds of the total, with 89.8 million tonnes (21.6 kg per capita), of which 45.4 million tonnes outside China (16.1 kg per capita). Marked differences exist between and within countries and regions in terms of quantity and variety consumed per capita and the subsequent contribution to the nutritional intake. These dissimilarities in consumption depend on the availability and cost of fish and other alternative foods, disposable income and the interaction of several socio-economic and cultural factors. These factors include food traditions, tastes, demand, income levels, seasons, prices, health infrastructure and communication facilities. Annual per capita apparent fish consumption can vary from less than 1 kg in one country to more than 100 kg in another. Within countries, consumption is usually higher in coastal, riverine and inland water areas.

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Disparities in fish consumption also exist between the more developed and the less developed countries. Despite an impressive surge in annual per capita apparent fish consumption in developing regions (from 5.2 kg in 1961 to 17.8 kg in 2010) and in LIFDCs (from 4.9 to 10.9 kg), developed regions still have higher levels of consumption, although the gap is narrowing. However, effective consumption in developing countries may be higher in view of the under-recorded contribution of subsistence fisheries and some small-scale fisheries in official statistics. In 2010, per capita apparent fish consumption in industrialized countries was 27.4 kg, while for all developed countries it was estimated at 23.3 kg. A sizeable and growing share of fish consumed in developed countries consists of imports, owing to steady demand and declining domestic fishery production (down 22 percent in the period 1992–2012). In developing countries, fish consumption tends to be based on locally and seasonally available products, and the fish chain is driven by supply rather than demand. However, fueled by rising domestic income and wealth, consumers in emerging economies are experiencing a diversification of the types of fish available owing to an increase in fishery imports.

Fish as a commodity is very heterogeneous, and differences may be originated by species, production areas, methods of fishing or farming, handling practices and hygiene. Innovations and improvements in processing, transportation, distribution, marketing and food science and technology have facilitated the trade and consumption of an expanded variety of species and product forms. Changes in species consumed are also due to the dramatic growth in aquaculture production, which is also linked to increased demand for fish and fishery products. Aquaculture has pushed the demand for, and consumption of, species that have shifted from being primarily wild-caught to being primarily aquaculture-produced, with a decrease in their prices and a strong increase in their commercialization, such as for shrimps, salmon, bivalves, tilapia, catfish and Pangasius.

Aquaculture also plays a role in food security through the significant production of some low-value freshwater species, which are mainly destined for domestic production, also through integrated farming. In 2012, aquaculture contributed about 49 percent of the fishery output for human consumption – impressive growth compared with its 5 percent in 1962 and 37 percent in 2002, with an average annual growth rate of 6.2 percent in the period 1992–2012. The surging contribution of aquaculture can also be noted by observing fish consumption by major groups. Owing to the rising production of shrimps, prawns and molluscs from aquaculture and the relative decline in their price, annual per capita availability of crustaceans grew substantially from 0.4 kg in 1961 to 1.7 kg in 2010, and that of molluscs (including cephalopods) rose from 0.8 to 2.9 kg in the same period. The increasing production of salmon, trouts and selected freshwater species has led to a significant growth in annual per capita consumption of freshwater and diadromous species, up from 1.5 kg in 1961 to 6.5 kg in 2010. In recent years, no major changes have been experienced by the other broader groups, with many species originating from capture fisheries production. Annual per capita consumption of demersal and pelagic fish species has stabilized at about 2.9 and 3.4 kg, respectively. Demersal fish continue to be among the main species favoured by consumers in Northern Europe and in North America (annual per capita consumption of 8.1 and 5.1 kg, respectively, in 2010), whereas cephalopods are mainly preferred by Mediterranean and East Asian countries. Of the 18.9 kg of fish per capita available for consumption in 2010, about 74 percent came from finfish. Shellfish supplied 24 percent (or about 4.6 kg per capita, subdivided into 1.7 kg of crustaceans, 0.5 kg of cephalopods and 2.4 kg of other molluscs).

In addition, aquaculture provides about 95 percent of all seaweed and aquatic plant production, of which an important portion is directed to human consumption. At present, these species are not included in the food balance sheets for fish and fishery products calculated by FAO owing to the lack of separated data by destination in trade data. However, thanks to the collaboration between FAO and the World Customs Organization (WCO), the 2012 version of the Harmonized Commodity Description and Coding System, commonly referred to as HS, contains two separate codes for seaweeds for edible purposes and other uses. This separation might soon allow the contribution of seaweeds in human consumption to be monitored. The HS is used as a basis for

 pg. 93

the collection of customs duties and international trade statistics by more than 200 countries. The HS 2012 version reflects the FAO joint proposal to the WCO, and for fish and fishery products the modifications have attempted to improve the quality of fish trade coverage through an improved specification for species and product forms. A better coverage of fishery trade is essential for improved monitoring of the sector and to evaluate the contribution of fish in diets more correctly.

On average, the daily dietary contribution of fish is rather low in terms of calories, at about 33 calories per capita. However, it can exceed 150 calories per capita in countries where there is a lack of alternative protein food and where a preference for fish has been developed and maintained (e.g. Iceland, Japan and several small island States). Fish and fishery products represent a valuable source of animal protein, as a portion of 150 g of fish provides about 50–60 percent of the daily protein requirements for an adult. In 2010, fish accounted for 16.7 percent of the global population’s intake of animal protein and 6.5 percent of all protein consumed. Moreover, fish provided more than 2.9 billion people with almost 20 percent of their average per capita intake of animal protein, and 4.3 billion people with about 15 percent of such protein. Fish proteins can represent a crucial nutritional component in some densely populated countries where total protein intake levels may be low. In fact, many populations depend on fish as part of their daily diet, and this dependence is usually higher in developing countries than developed ones. The dietary pattern in many of these countries can reveal heavy dependence on staple food, with fish consumption becoming particularly important in helping to correct an imbalanced calorie/protein ratio. In addition, for these populations, fish often represents an affordable source of animal protein that may not only be cheaper than other animal protein sources, but preferred and part of local and traditional recipes. For example, fish contributes, or exceeds, 50 percent of total animal protein intake in some small island developing States, as well as in Bangladesh, Cambodia, the Gambia, Ghana, Indonesia, Sierra Leone and Sri Lanka.

Disparities among developed and developing countries also exist in terms of the contribution of fish to animal protein intake. Despite their relatively lower levels of fish consumption, developing countries and LIFDCs have a higher share compared with developed countries and the overall world average. In 2010, fish accounted for about 19.6 percent of animal protein intake in developing countries and 24.7 percent in LIFDCs. However, this contribution has declined slightly in recent years owing to the growing consumption of other animal proteins. In developed countries, the share of fish in animal protein intake, after consistent growth up to 1989, weakened from 13.9 percent in 1989 to 11.8 percent in 2010, while consumption of other animal proteins continued to increase. In recent decades, average per capita apparent food consumption has also been growing, and global dietary patterns have become more homogeneous and globalized. Such changes have been the result of several factors, including rising living standards, population growth, rapid urbanization and opportunities for trade and transformations in food distribution. These patterns of change have fueled growing demand for proteic food products, in particular meat, fish, milk, eggs as well as vegetables, with a reduction in the share of staples such as roots and tubers in the diet. Protein availability has risen overall, but this increase has not been equally distributed. The supply of animal protein continues to remain significantly higher in industrialized and other developed countries than in developing countries. However, having attained a high level of consumption of animal protein, more developed economies have been increasingly reaching saturation levels and are less reactive than low-income countries to income growth and other changes. Taking meat as an example, according to FAOSTAT, in developed countries, per capita meat consumption increased from 62.8 kg in 1969 to 81.4 kg in 1989, but then declined to 77.6 kg in 1999 before reaching 81.8 kg in 2009. On the other hand, average annual per capita meat consumption in developing countries almost tripled from 11.0 kg in 1969 to 30.7 kg in 2009. Overall, annual global per capita meat consumption grew from 26.3 kg in 1969 to 32.6 kg in 1989 and 40.9 kg in 2009.

In the last two decades, food supplies in developing countries have grown faster than population, leading to rising food availability per person. Dietary energy supplies have also risen faster than average dietary energy requirements, resulting in higher levels of energy adequacy in most developing regions. Despite the improvement in per capita availability of food and the positive long-term trends in nutritional standards, undernutrition (including inadequate levels of consumption of protein-rich food of animal origin) remains a huge and persistent problem. Malnutrition is a major problem worldwide, with one in seven people undernourished and more than one-third of infant mortality attributable to undernutrition. This is especially the case in many developing countries, with the bulk of undernourished people living in rural areas. According to a recent report, in 2011–13, 842 million people, or about one in eight people in the world, were estimated to be suffering from chronic hunger, regularly not consuming enough food to conduct an active life. This figure is lower than the 868 million reported with reference to 2010–12. The total number of undernourished has fallen by 17 percent since 1990–92. While the estimated number of undernourished people has continued to decrease, the rate of progress appears insufficient to reach international goals for hunger reduction in developing regions – the 1996 World Food Summit target of halving the number of hungry people by 2015, and the 2001 Millennium Development Goal of halving the proportion of hungry people in the total population by 2015. While at the global level, the number of undernourished declined between 1990–1992 and 2011–2013, different rates of progress across regions have led to changes in the distribution of undernourished people in the world. Most of the world’s undernourished people are still to be found in Southern Asia, closely followed by sub-Saharan Africa and Eastern Asia. At the same time, many people in countries around the world, including developing countries, suffer from obesity and diet-related diseases. This problem is caused by excessive consumption of high-fat and processed products, as well as by inappropriate dietary and lifestyle choices.

According to a United Nations report, the current world population of about 7.3 billion is projected to reach 8.1 billion in 2025 and 9.6 billion in 2050, with most of the population growth occurring in developing regions. Ensuring adequate food and nutrition security to this growing population is a daunting challenge. Food security exists when “all people, at all times, have

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physical, social and economic access to sufficient, safe and nutritious food which meets their dietary needs and food preferences for an active and healthy life.”The fisheries and aquaculture sector plays, and can continue to play, a prominent role in world food security, making a valuable and nutritious contribution to diversified and healthy diets. With a few exceptions for selected species, fish is usually low in saturated fats, carbohydrates and cholesterol. While average per capita apparent fish consumption may be low, even small quantities of fish can have a significant positive nutritional impact, it being a concentrated source of protein and of a range of other essential fatty acids and micronutrients.

Consumer habits have changed significantly in recent decades, and food issues such as indulgence, convenience, health, ethics, variety, value for money, and safety are becoming more important. Health and well-being are increasingly influencing consumption decisions, and fish has a particular prominence in this respect, as mounting evidence confirms the health benefits of eating fish.

The food sector in general is facing structural changes as a result of growing incomes, new lifestyles, globalization, trade liberalization and the emergence of new markets. World food markets have become more flexible, with new products entering the markets, including value-added products that are easier for consumers to prepare. Retail chains, transnational companies and supermarkets are also increasingly driving consumption patterns, particularly in developing countries, offering consumers a wider choice, reduced seasonal fluctuation in availability and, often, safer food. Several developing countries, especially in Asia and Latin America, have experienced a rapid expansion in the number of supermarkets, which are increasingly targeting lower- and middle-income consumers as well as the higher-income groups.

In addition, growing urbanization is a major driving force influencing food consumption patterns, with an impact also on the demand for fishery products. City dwellers tend to devote a higher proportion of their income to food purchased than do rural populations on lower incomes. In addition, they generally eat out of the home more frequently, and purchase larger quantities of fast and convenience foods. Moreover, increasing urbanization stimulates improvements in infrastructure, including cold chains, which permit trade in perishable goods. According to the United Nations, in 2011, 52.1 percent (3.6 billion people) of the world’s population lived in urban areas. Disparities in urbanization levels persist among countries and regions of the world, with more-developed countries having an urban share of up to 78 percent, while others remain mostly rural, in particular, least-developed countries (about 29 percent urban) and Africa (40 percent) and Asia (45 percent). However, also in these latter areas, a vast movement of people towards cities is taking place. An additional 294 million and 657 million people are expected to become urbanized by 2015 and 2020, respectively, with the bulk of the increase in urban areas expected in Asia and Africa. By 2050, the shares of urban population will be 58 percent in Africa and 64 percent in Asia, although this will still be significantly less than in most other continents. The rural population is expected to decline in every major area except in Africa.

 pg. 95

 pg. 96

 pg. 97

B.

The Offering

The Company is offering a maximum of 120,000 7% Convertible Preferred Stock Shares at a price of $100.00 per Share, with all Shares having a value of $100.00.

C.

Risk Factors

See “RISK FACTORS” section of this Registration for certain factors that could adversely affect an investment in the Securities Offered.  Those factors include, but are not limited to unanticipated obstacles to execution of the Business Plan, General Economic Factors, the Management’s Inability to Foresee Exuberant Market Downturns and other unforeseen events.

D.

Use of Proceeds

Proceeds from the sale of Securities will be used to invest in the development and growth of the Company’s Fish Farm products and services.  See “USE OF PROCEEDS” section.

E.

Minimum Offering Proceeds - Escrow of Subscription Proceeds

The Company has set a minimum offering proceeds figure (the “minimum offering proceeds”) for this Offering of TWELVE THOUSAND 7% CONVERTIBLE PREFERRED STOCK SHARES before the Company shall have access to the investment proceeds. The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

F.

Preferred & Common Stock Shares

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Preferred Stock Shares of the Company’s Preferred stock will be held as follows:

o

Company Founders

& Current Shareholders

0%

o

New Shareholders

100%

Upon the sale of the maximum number of 7% Convertible Preferred Stock Shares from this Offering, the number of issued and outstanding Common Stock Shares of the Company’s Common Stock will be held as follows:

o

Company Founders

& Current Shareholders

100%

o

New Shareholders

0%

G.

Company Dividend Policy

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of the Company. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future to Common Stock Holders.

H.

Company Share Purchase Warrants

The Company has no outstanding warrants for the purchase of shares of the Company’s Common Stock.

I.

Company Stock Options

The Company has not issued any stock options to current and/or past employees or consultants.

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J.

Company Convertible Securities

The Company, at the completion of this Offering will have 120,000 7% Convertible Preferred Stock Shares Issued.

•

Terms of Conversion or Repurchase by the Company:

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

 pg. 99

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis, when and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% of the state value of $100.00

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Company has not issued any additional Convertible Securities other than those listed and detailed above.

K.

Stock Option Plan

The Board has not adopted a stock option plan. If a plan is adopted in the future, the plan will be administered by the Board of Directors or a committee appointed by the board (the “committee”). The committee will have the authority to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted.

L.

Reporting

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

M.

Stock Transfer Agent

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Phone: (212) 828-8436

Email: Info@VStockTransfer.com

http://www.VStockTransfer.com

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N.

Subscription Period

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 120,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is TWELVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

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Q.

TERMS AND CONDITIONS

The following is a summary of the certain principal terms of Stock Ownership in NorthWest Trout Farms, Inc.

The Company	NorthWest Trout Farms, Inc. is an Oregon Stock Corporation.
Company Managers	Biographies of all Managers can be found starting on Page 106 of this Offering.

Minimum Capital Commitment	Each investor will be required to make an investment of a minimum of one 7% Convertible Preferred Stock Shares.
The Offering Term of the Offering

The Company is seeking capital commitments of $12,000,000 from Investors.  The securities being offered hereby consists of up to 120,000 7% Convertible Preferred Stock Shares of the Company, priced at $100.00 per Share subject to the Company’s discretion to increase the size of the offering.  The purchase price for the stock interests is to be paid in cash as called by the Company.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 12,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is TWELVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

Conversion Option / Mandatory Conversion

All 7% Convertible Preferred Stock Shares must be converted to Company Common Stock, either in the third, fourth or fifth year under the following terms and conditions at the Shareholder’s Option:

•

Year 3: (Shareholder Conversion Option)

Shareholder Option: At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 4: (Shareholder Conversion Option)

Shareholder Option: At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Year 5: (Optional & Mandatory Conversion Option)

Shareholder Option: At anytime during the fifth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock closing price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

Mandatory Conversion: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing.

NOTE: The Company has the Right to convert the 7% Convertible Preferred Stock Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares, less the appropriate percentage discount in the year that the acquisition or merger occurs.

Voting Rights	Preferred Stock Holders have No Voting Rights
Reports to Investors

For tax and accounting purposes, the Company’s fiscal year will end on December 31st of each year, and all financial information will be prepared in accordance with the accrual method of accounting. The books and records of account will be kept at the Company’s Address. The Company will furnish each Shareholder, within 120 days after the end of each fiscal year, the Company’s Audited Financial Statements in an Annual Report on SEC Form 1-K, which is filed with the United States Securities and Exchange Commission, and within 30 days after the 30th of June of each fiscal year, the Company’s shall provide its unaudited financial statements in a semi-Annual Report on SEC Form 1-S, which is also filed with the Securities and Exchange Commission. The reports will be filed electronically. You may read copies of any materials the Company files with the SEC at www.sec.gov, or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Site that will contain copies of the reports that the Company files electronically. The address for the Internet site is www.sec.gov.

 pg. 104

ITEM 8.  DESCRIPTION OF PROPERTY.

The Company does not own any real estate, but intends to purchase real estate with the proceeds of this Offering. The Company’s address is 1801 SW Tamarack Street, McMinnville, Oregon 97128. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

ITEM 9. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF

OPERATION

The following discussion and analysis of the Company’s Financial Condition and results of operations should be read in conjunction with the Company’s consolidated financial statements. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing may differ from those anticipated in these forward-looking statements and planning as a result of many factors, including those discussed under “Risk Factors” and elsewhere in the prospectus.

The Company is a Developmental Stage Company with limited operating history:

NorthWest Trout Farms, Inc. commenced operations in July of 2015 as an Oregon Stock Corporation.  Accordingly, the Company has only a limited history upon which an evaluation of its prospects and future performance can be made.  The Company’s proposed operations are subject to all business risks associated with new enterprises.  The likelihood of the Company’s success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the expansion of a business, operation in a competitive industry, and the continued development of advertising, promotions and a corresponding customer base.  There is a possibility that the Company could sustain losses in the future.  There can be no assurances that NorthWest Trout Farms, Inc. will operate profitably.

Overview:

The Company provides consumers with a 100% organic produce; a true Native Heirloom Trout. Using only organic farming techniques, where chemicals are not used and the feed source is a natural component of the diet of the species; contributing to improving the environment, holding the Company to the highest industry standards while providing a safe work environment with respect, rewards, and motivations to its employees.

Liquidity and Capital Reserves

As of January 1st, 2017, the Company had $1,000 USD in cash and total liabilities of $75,000. As of January 1st, 2017, the Company has incurred total expenses of $75,000 in association with this Offering. In Management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next twelve months. The Company is attempting to raise capital to proceed with its plan of operation as detailed in the Description of Business Section of this Offering. The Company hopes to raise a minimum of $1,200,000, and a maximum of $12,000,000 through this Offering. The Company believes that such funds will be sufficient to fund the Company’s expenses over the next twelve months.

The Company is highly dependent upon the success of this Offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other sources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because the Company is a development stage company with no operations to date, the Company would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

 pg. 105

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

(a)  Directors and Executive Officers.

A. Directors and Executive Officers.  The current officer and director will serve for one year or until his respective successor(s) are elected and qualified.

Name

Position

Mr. Dennis Fletcher  (Age: 49 )

Founder & Chief Executive Officer

Dennis Fletcher is a general contractor in Oregon with over twenty years’ experience in the construction industry. As Owner of Highland Construction Inc. he has taken pride in completing projects that include small residential repeat clients and referrals, to large public works projects that involved various state agency clients. Such as several large Public Improvement projects i.e. For Oregon Dept. of Transportation: US hwy. 101 sidewalk restoration and ODOT substation remodel, Oregon Dept. of Fish and Wildlife Big Creek Hatchery pond restoration and Jewel Meadows Wildlife Refuge managers residence Remodel, Oregon Dept. Admin Services “Capitol Mall sidewalk restoration “, this project included several sites such as Veterans Building, Supreme Court, Oregon Dept. Revenue, and a DAS memorial for fallen DAS employees. Each of these projects required him to work closely with architect and structural engineers and consistently met strict time constraints. Completed sets of working plans and integrated specs from engineer updated revisions in a timely manner and managed copies of updates effectively. Prepared plans per State and County requirements, submitted paperwork required for permits. Created detailed take-off lists and sent plans to vendors for bids, produced site, landscape, foundation, floor, framing, roof, elevations, electrical, detail or S sheets as detailed cross sections using AutoCAD 2006.Dennis has a broad range of skills and keeps a competitive edge by continuing education such as ongoing Tero Certifications, Fema Homeland Security Disaster relief courses ICS100,ICS200,ICS700,ICS800, MGT 347

He takes his four key principles very seriously Safety, Integrity, Accountability, Perseverance. He strives hard, never forgetting that the secret to success is client satisfaction and a job well done. And this takes hard work! But at the end of the week a guy’s got to get him some me time.

Even as a small child he always felt the most at home amongst the trees and waterways. He often speaks of his first visit to a Hatchery in Washington State with his grandfather Leslie.As an avid hiker, angler and sportsman Bow hunter Dennis loves being outdoors and understands the value of preserving wildlife habitat.

 He has volunteered thousands of hours helping restore fish and wildlife habitat, also serving on the board of directors for the Salem chapter of the Northwest Steelheaders Association for a short time giving them consulting and architectural support on various projects free of charge.He has also volunteered countless hour’s fin clipping, tagging, egg sorting, observing fish biopsies, pond maintenance and Hatchery support. As well donating original wildlife artwork to be auctioned off at various functions and participating in the annual Salmon carcass pitch for the Oregon Salmon and Trout Restoration Program.

Working with agencies such as ODFW he has seen and felt firsthand the struggles we all face regarding our eco-system. He had often wondered what the fish before we got involved and screwed it all up. Why does it cost so much? How can we fix this mess? Can we even fix this mess? How can I leave the world a better place for the grandchildren I will never meet?

On a late summer afternoon, Dennis during one of his hiking trips along young's River he came across an interesting site. Where the Salmon where spawning pooled up at the edge, there were some of the Salmon carcasses that where literally being moved around by what he thought was maggots! After closer inspection because after all he is a male, and notices there not maggots but rather a grub or pupae that he had used as bait for fishing in the past. He had never seen them in such numbers! Dennis filled up a butter container with the thought; I now have bait for my next fishing trip.

 But when he gets home he keeps thinking about what he saw, and decides to look up what kind of grubs these were. Turns out they were Black soldier fly larvae. Dennis found an article which spoke of a Dr. Frank Davis an Entomologist from Mississippi State who was studying them as a protein food source. A huge light bulb came on! Before we came along fish ate insects and other fish not pellets. There was a phone number at the bottom of the article.

That was the beginning of a relationship and learning about true sustainability. Dennis began to successfully rear BSF on a small scale while learning proper procedures for rearing on a large scale as well as processing insect based feed for trout from a small support group of scientists across the United States, who act as advisors. On the path to true sustainability they forge together.

 pg. 106

Mr. Kjell Boman  (Age: 70 )

Vice President & Board of Directors Member

Kjell Boman was born in Dalarna, Sweden, on March 29 1946. He always had a deep passion for anything mechanical in the environment as well as a fascination for the sea.  These two main interests made a degree as a marine engineer natural. He graduated in 1969 and immediately was employed by one of Sweden’s larger shipping companies, Brostroms, as third engineer aboard one of their larger ships, Svaneholm.

Kjell worked on many ships and when he resigned his position with the company in 1980 he was the chief engineer. A preventive maintenance company, Idhammars, then employed him as a senior maintenance consultant. In this position he was required to travel around the world for up to 250 days per year. Kjell spent most of his travel in Europe, but also in the Far East and Africa. In Europe he spent many months working in a whiskey distillery in Scotland, Chivas Brothers, and again in several of England’s paper industries. He worked with metal industries in Finland and Norway as well as on oil platforms in the North Sea. In brief, his work took him to many different industries in many different places around the world.

Kjell resigned the maintenance company in 1986 when he was offered a position as the President of a Saudi Arabian maintenance company, Conrep, a company with about 150 employees. Kjell brought his wife, three sons and moved to Jeddah Saudi Arabia. It was a very educational environment to work in and raise a family. It is a place where the culture and ways to operate business and industry is so very different than our Western ways and often has very unique challenges.

In 1993 Kjell was employed by Alfa Laval Middle East, a Swedish Industrial Company’s Middle Eastern group. There he started their Saudi Arabian facilities and also had Alfa Laval’s Egyptian, Pakistani, and several other countries in the region included in his part of the operation. He set up 3 workshops and offices in different parts of Saudi Arabia and had a total of over 200 employees when he retired in 2013

Kjell has always had a great enthusiasm for industrial engineering in all the different fields he has encountered. Throughout his career he has been working with many uncommon and strange challenges, in many situations where his calm and friendly manners have made him successful despite all odds. He has attended many seminaries in many places around the world and in many specific fields and he is a firm believer in education. He has also been the speaker at many seminaries around the world in as many different fields.

Ms. Amanda Marshall  (Age: 47 )

Board of Directors Member

Amanda Marshall is admitted to practice in Oregon and United States District Court.  She has been an active member of the Oregon State Bar Association since 1995.  She is a member of the National Association of Former United States Attorneys, US District Court Historical Society, and Oregon Women Lawyers.  She currently serves on the board of the McMinnville Montessori School, and previously served on the Board of the Coos County Women’s Crisis Service.

Education:

Amanda received her B.A. in Rhetoric & Communications from the University of Oregon where she successfully competed for the nationally ranked debate team.  During undergraduate school, she attended a semester abroad in Villard De Lans, France.  Amanda went on to attend the Willamette University College of Law where she earned both her J.D. and Certificate in Alternative Dispute Resolution. While in Law School, she attended a summer study program in International Law at the East China University of Politics and Law in Shanghai, China.

Employment:

Amanda began her legal career in 1994 as the Tribal court clerk for the Confederated Tribes of Grand Ronde Oregon.  She served as a Deputy District Attorney in Coos County from 1996-2001 where she created and oversaw the Domestic Violence Prosecution Unit and tried more than 100 cases.  From 2001-2011 Amanda served as an Assistant Attorney General and Attorney in Charge of the Child Advocacy Section of the Oregon Department of Justice.  As such, she litigated numerous matters representing the Department of Human Services and appeared in Circuit Courts in 21 of Oregon’s 36 counties.  In 2006, she was presented the DOJ Outstanding Service Award.  As the Attorney in Charge, Amanda oversaw the largest legal section at the Department, comprised of approximately 50 attorneys, 100 staff, in offices located in Medford, Eugene, Salem and Portland and was the chief attorney for advice, litigation, and policy on child welfare matters in Oregon.  She also served on the Continuing Legal Education Committee and taught numerous continuing legal education classes for Assistant Attorneys General.

In 2009 Senator Ron Wyden recommended Amanda to be Oregon’s United States Attorney.  She was nominated by President Barak Obama in 2010 and Confirmed by the United States Senate in 2011.  As U.S. Attorney, Amanda served on behalf of the Attorney General’s Advisory Committee as:

•

Co-Chair of the Native American Issues Subcommittee

•

Member of the National Security and Terrorism Subcommittee

 pg. 107

•

Member of the Marijuana Issues Working Group

•

Member of the Child Exploitation Working Group.

She also co-chaired the Federal Working Group on Native American/Alaska Native Youth Exposed to Violence and published an article in the U.S. Attorney’s Bulletin entitled: Native Children Exposed to Violence: Defending Childhood in Indian Country and Alaska Native Communities.  Additionally, Amanda served on the Department’s Task Force to implement the 2013 amendments to the Violence Against Women Act.

Some of the highlights of Amanda’s four years heading the U.S. Attorney’s Office include: Bringing the Portland Police bureau back to the FBI’s Joint Terrorism Task Force after ten years of being the only city in the United States without active participation, tripling the number of prosecutions for child sex trafficking, pursuing and settling a first-of-its kind civil rights law suit against the Portland Police  for engaging in a pattern or practice of excessive use of force against people experiencing a mental health crisis, pursuing and settling cases against the State of Oregon for failing to adequately serve people with mental illness and developmental disabilities in their communities and in the work place, and convicting would-be-Christmas Tree Bomber Mohamed Mohamud.

In 2016 Amanda gave up her long commute downtown Portland and opened her own law office in McMinnville, Oregon.  She continues to represent clients in both civil and criminal cases in state and federal court.  Her practice is primarily focused on Criminal Defense, Juvenile, Civil Rights, Employment, Government Misconduct, Indian Law, Domestic Violence, Child Abuse and Crime Victim’s Rights.

Personal:

Amanda lives in McMinnville with her family in McMinnville Oregon.  She is committed to finding balance in all areas of her life by making time to be in nature where she enjoys running, biking, hiking, diving, skiing, and spending time with her three sons.

Ms. Chandra Brown  (Age: 47 )

Board of Directors Member

Chandra Brown is the President of Green Endeavor, Inc., a group that helps industries replace harmful products with the most effective, economical, and environmentally focused alternatives. Previously, she served as the Deputy Assistant Secretary of Manufacturing in the U.S. Department of Commerce, where she promoted U.S. businesses worldwide. Chandra oversaw a broad portfolio of programs aimed at increasing the international competitiveness of U.S. manufacturers. At Commerce, Chandra lead over 70 international trade specialists, was responsible for boosting U.S. exports, and helped create and support living-wage jobs for American workers.

Prior to joining the Obama administration, Chandra worked for Oregon Iron Works as Vice President and Chief Executive Officer of its subsidiary, United Streetcar. United Streetcar was the first U.S. manufacturer to create a modern streetcar in more than 60 years. She was appointed to the U.S. Manufacturing Council by former Secretary of Commerce Gary Locke in 2010 and served as its vice-chair. Ms. Brown has received numerous awards, including White House Champion of Change in 2011 and the Right Stuff Award from the Apollo Alliance in 2010. She was named one of the 50 most influential Portlanders in 2012.

Chandra obtained both her BS and MBA in Marketing from Miami University.  Chandra loves international travel, wine, and food.  She lives in a beautiful, historic Portland, Oregon home where she relishes hosting dinner parties for beloved friends and family, as much as curling up with a cat and a book.

Ms. Elaine Boman  (Age: 66)

Executive Assistant

Elaine Boman is a retired elementary and middle schoolteacher. She first taught school children in Sweden, her country of origin, but after moving to Saudi Arabia in the mid 1980s she was hired to teach at the American School in Jeddah, Saudi Arabia. After her retirement 2000 she has focused on working with search and rescue with the posse in Flagler County in Florida as well as training dogs for obedience and scent detection.

Elaine was born in Sweden on February 14 1950 and attained her teacher’s certificate in the Swedish school system in the mid 1970s. She worked at an elementary school, first in Sorunda, and Tumba, and then part time in Tullinge after her third son was born in 1983.

When her husband’s work brought them to Saudi Arabia in 1986 she was offered a position as a Physical Education teacher at the American School in Jeddah and after a few years the school decided that they would utilize her knowledge better as an ESL

 pg. 108

(English as a Second Language) teacher and later as a classroom teacher in the middle school. During her years as an ESL and middle school teacher Elaine obtained a masters in Education from Lesley University in Cambridge, Massachusetts.

In 2000 Elaine resigned her position at the School in Saudi Arabia and came to Florida, USA, with her youngest son so he could finish his high school degree at a private School in St. Augustine FL.

She then joined the posse in Flagler County and worked with search and rescue as well as with other duties as a volunteer with the Sheriff’s team. During this time Elaine was invited to take classes in search and rescue, mostly on a horse, but also on foot. Some of her duties were also to control traffic and make sure that event visitors adhered to all safety rules as well as patrol fairgrounds and other events on horseback.

Elaine moved to South Carolina in 2006 where her great interest for dogs and dog training took hold. She found the joy in training dogs in a positive way to both have manners in the house and eventually to enjoy performing the almost dance like routines of competitive obedience. Elaine has achieved some of the highest obedience titles both in the US and in Sweden on her own dogs, as well as seen her students’ accomplishments with their dogs.

Elaine’s passion for creating a positive and well-balanced teamwork between dog and handler has grown to including tracking (to teach the dog to follow human foot steps) and general scent detection. Elaine acquired a certification as a scent detection trainer from Ramsey’s Nosework in 2015 and has since added that to the training repertoire

Elaine moved to Oregon in 2015 and now enjoys the fantastic Oregon nature with long walks with her private dogs in the woods, between wine stocks, and on beaches that are easily reached, from her home in McMinnville.

B. Significant Employees.   All Members of NorthWest Trout Farms, Inc. as listed above are each considered "Significant Employees", and are each "Executive Officers" of the Company. The Company would be materially adversely affected if it were to lose the services of any member of NorthWest Trout Farms, Inc. listed above as each he has provided significant leadership and direction to the Company.

C. Family Relationships. None.

D. Involvement in Certain Legal Proceedings. There have been no events under any bankruptcy act, any criminal proceedings and any judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

E. Legal proceedings.  There are not presently any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

 pg. 109

ITEM 11.   EXECUTIVE COMPENSATION.

In January of 2017, the Company adopted a compensation program for Company Management. Accordingly, Management of NorthWest Trout Farms, Inc. will be entitled to receive an annual salary of:

Mr. Dennis Fletcher

Founder & CEO

$120,000

Ms. Amandaa Marshall

Board of Directors / Advisor

$96,000

Ms. Elaine Boman

Executive Assistant

$36,000

NOTE: No compensation has been accrued nor will any compensation be accrued or paid until the Company has satisfactorily raised the minimum capital within the terms of this Regulation A Offering. The Company’s Executive Management and extended team have elected to have all salaries deferred and not-accrued to this Offering. Therefore, the Company does not intend to distribute any funds related to past performance.

Officer Compensation

The Company does not currently pay any cash fees to any Officer of the Company beyond those listed above.

Directors and Advisors Compensation

The Company does not currently pay any cash fees to any Director or Advisor of the Company or any employee of the Company beyond those listed above.

Significant Employees

The Company has no significant employees other than the Company Managers named in this prospectus.

 pg. 110

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Preferred Stock and Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.  Also included are the shares held by all executive officers and directors as a group.

The Company has not had any stock sales within the last year. The Company currently has 1,000,000 Shares of Common Stock issued to a total of ONE Shareholder

Name & Address	Amount Owned Prior to Offering	Amount Owned After Offering
Mr. Dennis Fletcher NorthWest Trout Farms, Inc 1801 SW Tamarack Street McMinnville, Oregon 97128	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares	Common Stock: 1,000,000 Shares (100%) Preferred Stock: No Shares

 pg. 111

ITEM 13. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS.

Related Party Transactions

Our majority stockholder is Mr. Dennis Fletcher, the Company’s Founder and Chief Executive Officer. This sole shareholder currently owns the majority of the issued and outstanding controlling Common Stock Shares of NorthWest Trout Farms, Inc. Consequently, this sole shareholder control the operations of the Company and will have the ability to control all matters submitted to Stockholders for approval, including:

•

Election of the board of directors;

•

Removal of any directors;

•

Amendment of the Company’s certificate of incorporation or bylaws; and

•

Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Mr. Fletcher will have complete control over the Company’s management and affairs.  Accordingly, this ownership may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock. This registration statement contains forward-looking statements and information relating to the Company, the industry and to other businesses.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 11 of Form 1-A, Model B.

 pg. 112

ITEM 14. SECURITIES BEING OFFERED.

7% Convertible Preferred Stock Shares

A maximum of ONE HUNDRED TWENTY THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Share.

o

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

 pg. 113

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

The Offering will commence promptly after the date of this Offering Circular and will close (terminate) upon the earlier of (1) the sale of 120,000 7% Convertible Preferred Stock Shares, (2) One Year from the date of Qualification of this Offering by the United States Securities and Exchange Commission, or (3) a date prior to the one year anniversary date of the Qualification of this Offering by the United States Securities and Exchange Commission that is so determined by the Company’s Management (the “Offering Period”).

The 7% Convertible Preferred Stock Shares are being offered by the Company on a “Best Efforts” basis without the benefit of a Placement Agent. The minimum number of Shares of Preferred Stock to be sold prior to the Company having access to the Investor Funds is TWELVE THOUSAND SHARES OF PREFERRED STOCK. The Company can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, the Company’s business plans and prospects for the current fiscal year could be adversely affected.

The Company has not made any arrangements to place funds raised in this Offering in an escrow, trust or similar account. Any investor who purchases securities in this Offering will have no assurance that other purchasers will invest in this Offering. Accordingly, if the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, Investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws. The Company has the right to terminate this offering of Securities at any time, regardless of the number of Securities that have sold. If the Offering terminates before the offering minimum is achieved, or if any prospective Investor’s subscription is rejected, all funds received from such Investors will be returned without interest or deduction within five business days.

The Securities to be offered with this proposed offering shall be initially offered by Company’s founder and Chief Executive Officer, Mr. Dennis Fletcher. The Company anticipates engaging members of the Financial Regulatory Authority (“FINRA”) to sell the Securities for the Company, though the Company has not yet engaged the Services of any FINRA Broker Dealers. The Company intends to engage a FINRA Broke Dealer to offer the Securities to prospective investors on a “best efforts” basis, and the Company’s Broker Dealers will have the right to engage such other FINRA Broker Dealer member firms as it determines to assist in the Offering. The Company will update this Registration Statement via an amendment to this Registration Statement upon any engagement of a FINRA Broker Dealer to offer the securities.

 pg. 114

The Company anticipates that any FINRA Broker Dealer Manager will receive selling commissions of FIVE TO TEN PERCENT of the Offering Proceeds, which it may re-allow and pay to participating FINRA Broker Dealers who sell the Company’s Securities. The Company’s FINRA Broker Dealer Manager may also sell the Securities as part of a selling group, thereby becoming entitled to retain a greater portion of the selling commissions. Any portion of the selling commissions retained by the FINRA Broker Dealer Manager would be included within the amount of selling commissions payable by the Company and not in addition to.

The Company anticipates that that its FINRA Broker Dealer Manager may enter into an agreement with the Company to purchase “Underwriter Warrants”. Should the Company enter into an Underwriter Warrants Agreement with its FINRA Broker Dealer Manager, a copy of the agreement will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part.

The Company anticipates that the Company and any FINRA Broker Dealer will each enter into a Broker Dealer Manager Agreement, which will be filed with the United States Securities and Exchange Commission as an Exhibit to an amended Registration Statement of which this Offering is part, for the sale of the Company’s Securities. FINRA Broker Dealers desiring to become members of a Selling Group will be required to execute a Participating Broker Dealer Agreement with the Company’s FINRA Broker Dealer, either before or after the date of this Registration Statement.

In order to subscribe to purchase the Securities, a prospective Investor must complete, sign and deliver the executed Subscription Agreement, Investor Questionnaire and Form W-9 to NorthWest Trout Farms, Inc. and either mail or wire funds for its subscription amount in accordance with the instructions included in the Subscription Package.

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Oregon for agreements made in and to be performed in the state of Oregon. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 1-A. No Common Stock is being offered in the Offering Circular.

(a) Description of Company Common Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 80,000,000 shares of Common stock, no par value per share (the "Common Stock"). As of January 1st, 2017 – 1,000,000 shares of Common Stock were issued and outstanding.

All outstanding shares of Common Stock are of the same class and have equal rights and attributes.  The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities.  The stockholders do not have cumulative or preemptive rights except for the voting rights for the election of Directors.

 pg. 115

(b) Background Information on the Preferred Stock.

The Company is authorized by its Amended and Restated Articles of Incorporation to issue an aggregate of 20,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of January 1st, 2017 – NO Preferred Stock Shares were issued and outstanding. Upon the completion of this Offering, ONE HUNDRED TWENTY THOUSAND shares of Preferred Stock will be issued and outstanding.

(c) Other Debt Securities.     None.

(d) Other Securities to Be Registered.     None.

Security Holders

As of January 1st, 2017, there were 1,000,000 shares of our Common Stock outstanding, which were held of record by approximately 1 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

As of January 1st, 2017, there were NO shares of our Preferred Stock outstanding, which were held of record by approximately 0 stockholders, not including persons or entities that hold the stock in nominee or “street” name through various brokerage firms.

Indemnification of Directors and Officers:

The Company is incorporated under the laws of Oregon. Oregon General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts  paid in  settlement  in  connection  with  various  actions,  suits  or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.  The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, and a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Oregon’s General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

Oregon’s General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•

any breach of the director’s duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•

payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•

any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.  Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

 pg. 116

ITEM 15. ADDITIONAL INFORMATION REGARDING MANDATORY SHAREHOLDER ARBITRATION

Except as expressly provided in this Offering, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Offering, or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Oregon for agreements made in and to be performed in the state of Oregon. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing a Subscription Agreement for this Offering, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE REGARDING AGREEMENT TO ARBITRATE

THIS OFFERING MEMORANDUM REQUIRES THAT ALL INVESTORS ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF OREGON, IN THE COUNTY OF YAHHILL. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE.

Enforceability of Mandatory Shareholder Arbitration:

A recent U.S. Supreme Court decision in AT&T Mobility, LLC vs. Concepcion, the Supreme Court upheld the enforcement of contractual arbitration clauses that waive a consumer’s right to bring a class action. While the effect of the Court’s ruling was more a landmark decision on consumer class actions, its importance was also on the more current state of “shareholder class action”, or essentially can corporations also prevent future securities class actions by adding arbitration and class-action waiver clauses in the Company’s Charter, By-laws and Securities Offering?

This issue has been debated in the past, and most recently when the Committee on Capital Markets Regulation recommended that shareholders have the Right “TO ADOPT ALTERNATIVES TO TRADITIONAL LITIGATION BY INSTITUTING ALTERNATIVES SUCH AS ARBITRATION (WITH OR WITHOUT CLASS ACTIONS).”

Conception’s pro-arbitration holding makes it clear that arbitration and class-action waiver clauses can be enforced, even in adhesion contracts that are not negotiated between the parties.

The basis for the Company’s Arbitration clause is based on Concepcion, and based on the grounds that Corporation’s, through a public offering of securities, have a “Contract with their Shareholders”

it is the Opinion of the Company that the permissibility of arbitration clauses in shareholder-corporation dispute resolution is enforceable. The Federal Arbitration Act and the Supreme Court cases upholding its effect suggest an expansive use of arbitration clauses is possible.

WHEN A CORPORATION MAKES A PUBLIC OFFERING OF SECURITIES, THEY ENGAGED IN ‘INTERSTATE COMMERCE’, THUS MAKING IT POSSIBLE FOR THE COMPANY TO USE THE FEDERAL ARBITRATION ACT.

 pg. 117

NOTE: Mandatory Shareholder Arbitration Clauses in Initial Public Offerings of Securities, like this Offering, have not been challenged in the State or Federal Courts, and the enforceability of Mandatory Shareholder Arbitration Clauses (like those contained in this Offering) have not been validated or invalidated by any court, and any future rulings by any State or Federal Court may affect the Mandatory Shareholder Arbitration Agreement associated with this Offering.

Pros & Cons of Mandatory Shareholder Arbitration:

COSTS

PRO: Unlike court litigation, it is not necessary to hire a lawyer to pursue a claim against the Company in arbitration. Also, arbitration does not ordinarily involve time-consuming and expensive “discovery”, a period during which attorneys for each party subpoena each other’s documents and interrogate each other’s witnesses.

CON: Even though it is not mandatory, most parties elect to be represented by an attorney. Consequently, the cost savings of not using an attorney often is not realized by either party. And unlike court filing fees, which are relatively nominal, arbitration ordinarily entails substantial filing and arbitrator’s fees. For example, the American Arbitration Association (AAA) charges an Administrative Fee based on the amount of the claim or counterclaim that ranges from $975 for claims less than $10,000, to $8,700 for claims between $500,000 and $1 Million. Additionally, the parties must compensate the arbitrator or arbitrators for their time. A single arbitrator’s fees can exceed $1,500 per day.

TIME

PRO: The arbitrator sets the date, time and place for the hearing after consulting with the parties. It is common for an arbitration to take three to six months from the initial demand to the issuance of an award. Under the AAA rules, special fast-track procedures apply if neither party’s claim or counterclaim exceeds $75,000. In this case, the arbitrator is required to set a date for the hearing within 30 days of confirmation of the arbitrator’s appointment.

CON: A lawsuit in the State of California ordinarily takes nine to 12 months, but can take years due to a variety of factors (court schedules, attorney schedules, case investigation times, discovery times, preliminary conference times, deposition times, etc.) to get from the initial filing to the trial. However, unlike in an arbitration, a lawsuit opens up the opportunity to have the court make legal rulings in advance of the trial that narrow the issuers or dismiss all or part of the claims.

THE DECISION-MAKER

PRO: In an arbitration, the parties can choose an arbitrator who has experience with the industry. Additionally, unlike a judge in a court proceeding whose docket is often dominated by criminal, divorce and personal injury cases, an arbitrator ordinarily has the time to evaluate and decide the dispute.

Con: Unlike an arbitration, a judge or jury ordinarily does not have a background as an owner of a business, an active investor, both, or even neither. Consequently, arbitrators may have a bias that favors one side or the other in an arbitration. For these reasons, one party may object to an arbitrator, and vice versa.

 pg. 118

EVIDENCE

PRO: Because the rules of evidence do not apply in an arbitration proceeding, it is less time-consuming and less expensive to present a case in an arbitration proceeding than in a court trial.

CON: A party in an arbitration proceeding can be confronted with correspondence and affidavits from third-party witnesses who are not available for cross-examination. Likewise, a party in an arbitration proceeding can be confronted with testimony from witnesses who have no first-hand knowledge of the subject of the testimony. In a court proceeding, damages must be proven with reasonable certainty; in an arbitration proceeding, proof of damages can be based on speculation and conjecture.

DISCOVERY

PRO: In an arbitration proceeding, the parties only have limited rights to discover damaging information from the opposing party. Among other things, this means that a party probably will not incur the significant costs of subpoenaing and reviewing the opposing party’s documents and taking depositions of the opposing witnesses. Under the AAA’s fast-track rules for claims under $75,000, there is no discovery (absent exceptional circumstances) except for an exchange of exhibits and lists of witnesses five days before the hearing. In other cases, the AAA rules state the arbitrator has the discretion to direct the parties to exchange documents and other information and identify witnesses, but there is no other discovery (absent exceptional circumstances) except for an exchange of exhibits seven days before the hearing.

CON: Court rules allow each party to use a variety of methods to discover information known only by the opposing party, or a third party, including depositions, interrogatories (written questions) the opposing party must answer under oath and subpoenas for the production of documents. These procedures greatly increase the chances that each party will discover the weakness and strengths of their respective cases before trial.

PRIVACY

PRO: Arbitration proceedings are not open to the public and the parties can agree to keep the proceeding confidential.

CON: In a court proceeding, confidential or embarrassing matters cannot be concealed from the public.

JOINING THIRD PARTIES

PRO: Third parties who ultimately may be responsible may not be brought into the arbitration without their consent. Thus, most arbitration proceedings involve only the two parties to the contract.

CON: Court rules allow a party who has been sued for something for which a third party is ultimately responsible to bring the third party into the lawsuit by filing a cross-claim or third-party claim. In this manner, all parties involved in the dispute are before the court at the same time in the same lawsuit, and the party who is ultimately responsible bears the ultimate liability.

 pg. 119

APPEAL RIGHTS

PRO: Ordinarily an appeal from an arbitration award is permitted only on one of five narrow grounds:

•

The award was procured by corruption, fraud or other undue means;

•

There was evident partiality, corruption or misconduct by the arbitrator;

•

The arbitrator exceeded his or her powers;

•

The arbitrator refused to postpone the hearing or hear evidence, or improperly conducted the hearing; or

•

There was no arbitration agreement.

Consequently, an award in an arbitration proceeding is rarely overturned, even if the evidence does not support the result.

CON: The losing party in a court case has a right to appeal to a higher court. The basis for the appeal can include alleged errors made by the trial judge as well as alleged mistakes made by the jury, including that the result is not supported by the evidence.

ENFORCEMENT OF THE AWARD

PRO: In an arbitration, the prevailing party can file an application with the local court to confirm the arbitration award and enter judgment in conformity with the award. Once a court enters judgment, the award can be enforced just as any other court judgment, including garnishment or bank accounts and execution and seizures of assets.

CON: Unlike a court judgment, which usually allows the party to enforce the judgment within 30 days, an arbitration award cannot be enforced until a lawsuit is filed and a court formally confirms the arbitration award, and enters a court judgment in conformity with the award. This process usually takes at least 90 days.

LEGAL ERRORS

PRO: An arbitrator generally is not bound by legal principals, nor does he or she have to explain or justify the decision. Additionally, the decision is not reviewed for legal errors. An arbitrator is generally entitled to make a decision based on what he or she deems to be just and equitable within the scope of the contract between the parties.

CON: The court is required to enforce the terms of the contract between the parties in accordance with the contract’s plain terms.

 pg. 120

FINANCIAL STATEMENTS SECTION:

 pg. 121

Northwest Trout Farms, Inc.

(A Development Stage Company)

UN-AUDITED BALANCE SHEET

January 1st, 2017

ASSETS
Current Assets
• Cash		$1,000
• Accounts Receivable (Capitalization Commitment)		$0.00
• Inventory		$0.00
• Prepaid Expenses		$0.00
• Short-term Investments		$0.00
	Total Current Assets	$1,000
Fixed (Long-Term)Assets
• Long-Term Investments		$0.00
• Property & Equipment		$0.00
(Less Accumulated Depreciation)		$0.00
• Intangible Assets
	Total Fixed Assets	$0.00
Other Assets
• Deferred Income Tax		$0.00
• Other		$0.00
	Total Fixed Assets	$0.00
TOTAL ASSETS		$1,000

LIABILITIES & OWNER’S EQUITY
Current Liabilities		$0.00
• Accounts Payable		$0.00
• Short-term Loans		$0.00
• Income Taxes Payable		$0.00
• Accrued Salaries & Wages		$0.00
• Unearned Revenue		$0.00
• Current Portion of Long-term Debt		$0.00
	Total Current Liabilities	$0.00
Long-Term Liabilities
• Long-Term Debt		$0.00
• Deferred Taxes		$0.00
• Other		$0.00
	Total Long-term Liabilities	$0.00
Owner’s Equity
• Owner’s Investment		$1,000
• Accounts Receivable		$0.00
	Total Owner’s Equity	$0.00
TOTAL LIABILITIES & OWNER’S EQUITY		$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 122

Northwest Trout Farms, Inc.

(A Development Stage Company)

UN-AUDITED STATEMENTS OF REVENUE AND EXPENSES

July 1st, 2015 (inception) to January 1st, 2017

REVENUE	January 1st, 2017
• Total Revenues	$0.00
TOTAL REVENUES	$0.00

EXPENSES
• Accounting	$0.00
• Legal	$0.00
• Taxes, other	$0.00
• Organization Costs	$0.00
TOTAL EXPENSES	$0.00

NET LOSS	($0.00)

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 123

Northwest Trout Farms, Inc.

 (A Development Stage Company)

UN-AUDITED STATEMENT OF SHAREHOLDERS’ EQUITY

For the period for

July 1st, 2015 (inception) to January 1st, 2017

	Founding Shareholder	Total
Founding Contribution	$1,000	$1,000
All Costs	$0.00	$0.00
Net Loss	($0.00)	($0.00)

BALANCE, January 1st, 2017	$1,000	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 124

Northwest Trout Farms, Inc.

(A Development Stage Company)

UN-AUDITED STATEMENT OF CASH FLOWS

For the period for

July 1st, 2015 (inception) to November 1st, 2016

CASH FLOWS FROM OPERATING ACTIVITIES	July 1st, 2015 (Inception) to January 1st, 2017
• Net Loss	($0.00)
• Other	$0.00

CASH FLOWS FROM INVESTING ACTIVITIES	July 1st, 2015 (Inception) to January 1st, 2017
• All Investing Activities	$0.00

CASH FLOWS FROM FINANCING ACTIVITIES	July 1st, 2015 (Inception) to January 1st, 2017
• All Financing Activities	$0.00

NET INCREASE IN CASH	$0.00

Cash, Beginning of year	$1,000
Cash, End of Year	$1,000

SEE NOTES TO FINANCIAL STATEMENTS

 pg. 125

Northwest Trout Farms, Inc.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION

The Company was formed as an Oregon Stock Corporation in July of 2015.

Upon its formation, the Company issued ONE MILLION SHARES of Common Stock to Mr. Dennis Fletcher, the Company’s Founder and Chief Executive Officer (100% of the Company’s Issued and Outstanding Shares of Common Stock) under Section 4(a)(2) of the Securities Act of 1933, as amended. The Shares were issued to Mr. Fletcher at a price of $0.001 per Share.

NOTE 2. BASIS OF ACCOUNTING:

The Financial Statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

 pg. 126

SIGNATURES

Pursuant to the Requirements of the Securities Act of 1933, the Registrant has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 25th, 2017.

Northwest Trout Farms, Inc.

By: Mr. Dennis Fletcher

By: /s/ Dennis Fletcher____________

Name: Mr. Dennis Fletcher

Title: Chief Executive Officer

          Senior Shareholder (100% of issued and outstanding Common Shares)

 pg. 127

NorthWest Trout Farms, Inc.

1801 SW Tamarack Street

McMinniville, Oregon 97128

Company Direct: (971) 267-4684

SUBSCRIPTION AGREEMENT

7% Convertible Preferred Stock Shares 1 to 120,000

Subject to the terms and conditions of the shares of 7% Preferred Convertible Preferred Stock Shares (the "Convertible Preferred Stock”) described in the NorthWest Trout Farms, Inc. Offering Circular dated January 25th, 2017 (the "Offering"), I hereby subscribe to purchase the number of shares of 7% Convertible Preferred Stock set forth below for a purchase price of $100.00 per share. Enclosed with this subscription agreement is my check (Online “E-Check” or Traditional Papery Check) or money order made payable to "NorthWest Trout Farms, Inc." evidencing $100.00 for each share of Convertible Preferred Stock Subscribed, subject to a minimum of ONE 7% Preferred Convertible Preferred Stock Share ($100.00).

I understand that my subscription is conditioned upon acceptance by NorthWest Trout Farms, Inc. Company Managers and subject to additional conditions described in the Offering Circular. I further understand that NorthWest Trout Farms, Inc. Company Managers, in their sole discretion, may reject my subscription in whole or in part and may, without notice, allot to me a fewer number of shares of 7% Convertible Preferred Stock that I have subscribed for. In the event the Offering is terminated, all subscription proceeds will be returned with such interest as may have been earned thereon.

I understand that when this subscription agreement is executed and delivered, it is irrevocable and binding to me. I further understand and agree that my right to purchase shares of 7% Convertible Preferred Stock offered by the Company may be assigned or transferred to any third party without the express written consent of the Company.

I further certify, under penalties of perjury, that: (1) the taxpayer identification number shown on the signature page of this Offering Circular is my correct identification number; (2) I am not subject to backup withholding under the Internal Revenue Code because (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. citizen or other U.S. person (as defined in the instructions to Form W-9).

 pg. 128

SUBSCRIPTION AGREEMENT (the “Agreement”) with the undersigned Purchaser for ____________________________ 7% Convertible Preferred Stock Shares of NorthWest Trout Farms, Inc, with no par value per share, at a purchase price of $100.00 (ONE HUNDRED DOLLARS AND ZERO CENTS) per share, (aggregate purchase price: $____________________).

Made ____________________, by and between NorthWest Trout Farms, Inc., an Oregon Stock Corporation (the “Company”), and the Purchaser whose signature appears below on the signature line of this Agreement (the “Purchaser”).

W I T N E S E T H:

WHEREAS, the Company is offering for sale up to ONE HUNDRED TWENTY THOUSAND 7% Convertible Preferred Stock Shares (the “Shares”) (such offering being referred to as the “Offering”).

NOW, THEREFORE, the Company and the Purchaser, in consideration of the mutual covenants contained herein and intending to be legally bound, do hereby agree as follows:

Purchase and Sale.   Subject to the terms and conditions hereof, the Company shall sell, and the Purchaser shall purchase, the number of Shares indicated above at the price so indicated.

2.

Method of Subscription. The Purchaser is requested to complete and execute this agreement online or to print, execute and deliver two copies of this Agreement to the Company, at NorthWest Trout Farms, Inc., 1801 SW Tamarack Street, McMinnville, Oregon 97128 along with a check payable to the order of NorthWest Trout Farms, Inc. in the amount of the aggregate purchase price of the Shares subscribed (the “Funds”).  The Company reserves the right in its sole discretion, to accept or reject, in whole or in part, any and all subscriptions for Shares.

Subscription and Purchase. The Offering will begin on the effective date of the Offering Statement and continue until the Company has sold all of the Shares offered hereby or on such earlier date as the Company may close or terminate the Offering.

Any subscription for Shares received will be accepted or rejected by the Company within 30 days of receipt thereof or the termination date of this Offering, if earlier.  If any such subscription is accepted, in whole or part, the Company will promptly deliver or mail to the Purchaser (i) a fully executed counterpart of this Agreement, (ii) a certificate or certificates for the Shares being purchased, registered in the name of the Purchaser, and (iii) if the subscription has been accepted only in part, a refund of the Funds submitted for Shares not purchased.  Simultaneously with the delivery or mailing of the foregoing, the Funds deposited in payment for the Shares purchased will be released to the Company. If any such subscription is rejected by the Company, the Company will promptly return, without interest, the Funds submitted with such subscription to the subscriber.

Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents, warrants and agrees as follows:

(a)

Prior to making the decision to enter into this Agreement and invest in the Shares subscribed, the Purchaser has received the Offering Statement. On the basis of the foregoing, the Purchaser acknowledges that the Purchaser processes sufficient information to understand the merits and risks associated with the investment in the Shares subscribed.  The Purchaser acknowledges that the Purchaser has not been given any information or representations concerning the Company or the Offering, other than as set forth in the Offering Statement, and if given or made, such information or representations have not been relied upon by the Purchaser in deciding to invest in the Shares subscribed.

(b)

   The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment in the Shares subscribed and the Purchaser believes that the Purchaser’s prior investment experience and knowledge of investments in low-

 pg. 129

priced securities (“penny stocks”) enables the Purchaser to make an informal decision with respect to an investment in the Shares subscribed.

(c)

   The Shares subscribed are being acquired for the Purchaser’s own account and for the purposes of investment and not with a view to, or for the sale in connection with, the distribution thereof, nor with any present intention of distributing or selling any such Shares.

(d)

  The Purchaser’s overall commitment to investments is not disproportionate to his/her net worth, and his/her investment in the Shares subscribed will not cause such overall commitment to become excessive.

(e)

  The Purchaser has adequate means of providing for his/her current needs and personal contingencies, and has no need for current income or liquidity in his/her investment in the Shares subscribed.

(f)

  With respects to the tax aspects of the investment, the Purchaser will rely upon the advice of the Purchaser’s own tax advisors.

(g)

  The Purchaser can withstand the loss of the Purchaser’s entire investment without suffering serious financial difficulties.

(h)

  The Purchaser is aware that this investment involves a high degree of risk and that it is possible that his/her entire investment will be lost.

(i)

  The Purchaser is a resident of the State set forth below the signature of the Purchaser on the last age of this Agreement.

Company Convertible Securities: All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

7% Convertible Preferred Stock Shares

A maximum of ONE HUNDRED TWENTY THOUSAND 7% Convertible Preferred Stock Shares are being offered to the public at $100.00 per 7% Convertible Preferred Stock Share.

All 7% Convertible Preferred Stock Shares must be Converted to Company Common Stock either in the 3rd, 4th or 5th year under the following terms and conditions at the Shareholders’ Option:

▪

YEAR 3: (Shareholder Conversion Option)

•

At anytime during the third year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 5% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an

 pg. 130

authorized committee of the Board of Directors, at an annual rate of 6.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 4: (Optional Conversion Option)

•

At anytime during the fourth year of the investment, the Shareholder may choose on the First Business Day of Each Month to convert each Share of the Company’s 7% Convertible Preferred Stock for Common Stock of the Company at market price minus 10%  of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

▪

YEAR 5: (Optional & Mandatory Conversion Options)

•

Optional: At anytime during the fifth year of the investment, the Shareholder may choose on the First Day of Each Month to convert each Share of the Company’s Convertible 7% Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

The Shareholder can sell the 7% Convertible Preferred Stock Shares back to the Company at any time after two years for the full face value of the Shares plus any accrued interest, though the Company has no obligation to purchase the Shares.

•

Dividends on this 7% Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by the Board of Directors, or an authorized committee of the Board of Directors, at an annual rate of 7.00% on the stated value of $100.00 per share.

•

Mandatory: On the last business day of the 5th year of the investment, the Shareholder MUST convert each Share of the Company’s 7% Convertible

 pg. 131

Preferred Stock for Common Stock of the Company at market price minus 15% of the Company’s Common Stock at time of conversion / closing. The closing price will be the weighted average price of the Common Stock Closing Price over the previous 60 days. Fractional interests will be paid to the shareholder by the Company in cash.

•

Should the Company not be listed on any Regulated Stock Exchange or OTC Market (“Over-the-Counter inter-dealer quotation system”), the shares shall convert to Common Stock in the Company at the “per share value” (minus any discounts) of the Company’s Common Stock as determined by an Independent Third Party Valuations Firm that is chosen by the Company’s Board of Directors.

The Company has the Right to convert the 7% Convertible Preferred Stock Shares to Common Shares of the Company should the Company be acquired or merged with another company (where the Company has less than 50% controlling interest). The Company has the Right to “Call In” all 7% Convertible Preferred Stock Shares at the value of the Common Stock Shares, less the appropriate percentage discount in the Year that the acquisition or merger occurs.

Notices.  All notices, request, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class, postage prepaid, registered or certified mail, return receipt requested:

(a)

    If to any holder of any of the Shares, addressed to such holder at the holder’s last address appearing on the books of the Company, or

(b)     If to the Company, addressed to the NorthWest Trout Farms, Inc., 1801 SW Tamarack Street, McMinnville, Oregon 97128, or such other address as the Company may specify by written notice to the Purchaser, and such notices or other communications shall for all purposes of this Agreement be treated as being effective on delivery, if delivered personally, or, if sent by mail, on the earlier of actual receipt or the third postal business day after the same has been deposited in a regularly maintained receptacle for the deposit of United States’ mail, addressed and postage prepaid as aforesaid.

6.

Severability.   If any provision of this Subscription Agreement is determined to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict with such applicable law and shall be deemed modified to conform with such law.  Any provision of this Agreement that may be invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision of this Agreement, and to this extent the provisions of this Agreement shall be severable.

7.

Parties in Interest.   This Agreement shall be binding upon and inure to the benefits of and be enforceable against the parties hereto and their respective successors or assigns, provided, however, that the Purchaser may not assign this Agreement or any rights or benefits hereunder.

8.

Choice of Law.  This Agreement is made under the laws of the State of Oregon and for all purposes shall be governed by and construed in accordance with the laws of that State, including, without limitation, the validity of this Agreement, the construction of its terms, and the interpretation of the rights and obligations of the parties hereto.

Headings.  Sections and paragraph heading used in this Agreement have been inserted for convenience of reference only, do not constitute a part of this Agreement and shall not affect the construction of this Agreement.

 pg. 132

10.

Execution in Counterparts.   This Agreement may be executed an any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

11.

Survival of Representations and Warranties.  The representations and warranties of the Purchaser in and with respect to this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of any Purchaser, and the sale and purchase of the Shares and payment therefore.

12.

Arbitration: Except as expressly provided in this Subscription Agreement, any dispute, claim or controversy between or among any of the Investors or between any Investor or his/her/its Affiliates and the Company arising out of or relating to this Agreement or any subscription by any Investor to purchase Securities, or any termination, alleged breach, enforcement, interpretation or validity of any of those agreements (including the determination of the scope or applicability of this agreement to arbitrate), or otherwise involving the Company, will be submitted to arbitration in the county and state in which the Company maintains its principal office at the time the request for arbitration is made, before a sole arbitrator, in accordance with the laws of the state of Oregon for agreements made in and to be performed in the state of Oregon. Such arbitration will be administered by the Judicial Arbitration and Mediation Services (“JAMS”) and conducted under the provisions of its Comprehensive Arbitration Rules and Procedures.  Arbitration must be commenced by service upon the other party of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction thereof.  No party to any such controversy will be entitled to any punitive damages.  Notwithstanding the rules of JAMS, no arbitration proceeding will be consolidated with any other arbitration proceeding without all parties’ consent.  The arbitrator shall, in the award, allocate all of the costs of the arbitration, including the fees of the arbitrator and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.

NOTICE:  By executing this Subscription Agreement, Subscriber is agreeing to have all disputes, claims, or controversies arising out of or relating to this Agreement decided by neutral binding arbitration, and Subscriber is giving up any rights he, she or it may possess to have those matters litigated in a court or jury trial.  By executing this Subscription Agreement, Subscriber is giving up his, her or its judicial rights to discovery and appeal except to the extent that they are specifically provided for in this Subscription Agreement.  If Subscriber refuses to submit to arbitration after agreeing to this provision, Subscriber may be compelled to arbitrate under federal or state law.  Subscriber confirms that his, her or its agreement to this arbitration provision is voluntary.

NOTICE: SUBSCRIBERS TO THIS OFFERING UNDERSTAND THAT THEY HAVE NOT WAIVED ANY RIGHT THAT THEY MAY HAVE UNDER ANY APPLICABLE FEDERAL SECURITIES LAWS.

13.

THE PARTIES HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATON BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

14.

In Connection with any litigation, mediation, arbitration, special proceeding or other proceeding arising out of this Agreement, the prevailing party shall be entitled to recover its litigation-related costs and reasonable attorneys’ fees through and including any appeals and post-judgment proceedings.

15.

In no event shall any party be liable for any incidental, consequential, punitive or special damages by reason of its breach of this Agreement. The liability, if any, of the Company and its Managers, Directors, Officers, Employees, Agents, Representatives, and Employees to the undersigned under this Agreement for

 pg. 133

claims, costs, damages, and expenses of any nature for which they are or may be legally liable, whether arising in negligence or other tort, contract, or otherwise, shall not exceed, in the aggregate the undersigned’s investment amount.

12.    Additional Information.    The Purchaser realizes that the Shares are offered hereby pursuant to exemptions from registration provided by Regulation A and the Securities Act of 1933. The Shares are being offered ONLY TO RESIDENTS OF THE STATE OF:

•

NEW YORK

IN WITNESSES WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

NorthWest Trout Farms, Inc.

By: ______________________________________________

       Mr. Dennis Fletcher, Chief Executive Officer

PURCHASER:

_____________________________________________

Signature of Purchaser

_________________________________________________

                           Name of Purchaser

 pg. 134

INVESTOR CONTACT INFORMATION:

Name: _____________________________________________________________

Spouse Name (if applicable): ___________________________________________

Address: ___________________________________________________________

Address Line 2 (if applicable): ___________________________________________

City: _______________________________________________________________

State or Province: ____________________________________________________

Postal Code / Zip Code: ________________________________________________

Country: _____________________________________________________________

Best Phone Number: __________________________________________________

Alternate Phone Number (not required): ____________________________________

Email Address: ________________________________________________________

 pg. 135

PART TWO: INVESTOR QUALIFICATION

(__)  I made $200,000 or more in the last two years and expect to make at least $200,000 this year.

(__) My household income was $300,000 or more in the last two years and it is expected to be at least $300,000 this year.

(__)  I have a net worth either on my own or jointly with my spouse of $1,000,000 or more excluding my home.

(__) None of the above.

Investor Suitability Questionnaire: Choose One Answer for each of the next FIFTEEN Questions:

1.

Income Tax Bracket:

(__) 15% or less

(__) 15-27%

(__) 28% or more

2.

When do you expect to need the funds from your Investments:

(__) Less than one year

(__) 1-3 years

(__) 3-5 years

(__) 6-10 years

(__) 11+ years

 pg. 136

3.

Net Worth (excluding your home):

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,000 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5M

4.

Annual Income:

(__) Less than $15,000

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,000 to $199,000

(__) $200,000 to $300,000

(__) More than $300,000

 pg. 137

5.

Household Income:

(__) Less than $15K

(__) $15,001 to $25,000

(__) $25,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $150,000

(__) $150,001 to $199,999

(__) $200,000 to $300,000

(__) More than $300,000

6.

Past Private Equity or Private Debt Investments:

(__) None

(__) One Investment

(__) 2-5 Investments

(__) Six or Move Investments

7.

Employment Status:

(__) Student

(__) Self-Employed

(__) Employed in Same Field Less than Five Years

(__) Employed in Same Field Five Years or More

(__) Retired

(__) Unemployed

 pg. 138

8.

Education:

(__) None

(__) GED

(__) High School

(__) College 2 Year

(__) College 4 Year

(__) Masters/PHD

9.

Annual Expenses:

(__) $50,000 or Less

(__) $50,001 to $100,000

(__) $100,001 to $250,000

(__) $250,001 to $500,000

(__) Over $500,000

10.

Liquid Net Worth:

(__) $1 to $5,000

(__) $5,001 to $10,000

(__) $10,001 to $50,000

(__) $50,001 to $100,000

(__) $100,001 to $500,000

(__) $500,001 to $999,999

(__) $1,000,000 to $5,000,000

(__) Greater than $5,000,000

 pg. 139

11.

Marital Status:

(__) Single

(__) Married

(__) Domestic Partner

(__) Divorced

(__) Widowed

12.

Number of Dependents:

(__) One

(__) Two to Three

(__) Four to Five

(__) Greater than Five

13.

Are you or any of your immediate family employed by or associated with the Securities Industry?

(__) YES

(__) NO

14.

Are you an officer, director or 10% (or more) shareholder in a publicly-owned company?

(__) YES

(__) NO

 pg. 140